UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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ORTHOFIX INTERNATIONAL N.V.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Orthofix International N.V.

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

AND

PROXY STATEMENT

Meeting Date:

June 18, 2015

at 11:00 a.m. (local time)

Meeting Place:

Orthofix International N.V.

7 Abraham de Veerstraat

Curaçao

Dear Shareholders:

We will hold the 2015 Annual General Meeting of Shareholders (the “Annual General Meeting”) on June 18, 2015, at 11:00 a.m. (local time) at Orthofix’s offices, located at 7 Abraham de Veerstraat, Curaçao.

This booklet includes the notice of Annual General Meeting and the proxy statement. The proxy statement describes the business that we will conduct at the meeting.

Your vote is important. Please refer to the proxy card or other voting instructions included with these proxy materials for information on how to vote by proxy or in person.

Sincerely,

Ronald A. Matricaria

Chairman of the Board

April 30, 2015

NOTICE AND PROXY STATEMENT

for Shareholders of

ORTHOFIX INTERNATIONAL N.V.

7 Abraham de Veerstraat

Curaçao

for

2015 ANNUAL GENERAL MEETING OF SHAREHOLDERS

to be held on June 18, 2015

This notice and the accompanying proxy statement are being furnished to the shareholders of Orthofix International N.V., a Curaçao company (“Orthofix” or the “Company”), in connection with the upcoming 2015 Annual General Meeting of Shareholders (the “Annual General Meeting”) and the related solicitation of proxies by the Board of Directors of Orthofix (the “Board of Directors” or “Board”) from holders of outstanding shares of common stock, par value $0.10 per share, of Orthofix for use at the Annual General Meeting and at any adjournment thereof. In this notice and the accompanying proxy statement, all references to “we,” “our” and “us” refer to the Company, except as otherwise provided.

Time, Date and Place of Annual General Meeting

Notice is hereby given that the Annual General Meeting will be held on June 18, 2015, at 11:00 a.m., local time, at Orthofix’s offices, located at 7 Abraham de Veerstraat, Curaçao.

Purpose of the Annual General Meeting

1. Election of Board of Directors. Shareholders will be asked to consider, and, if thought fit, approve a resolution to elect the following persons to the Board of Directors: Luke Faulstick, James F. Hinrichs, Guy J. Jordan, PhD, Anthony F. Martin, PhD, Bradley R. Mason, Ronald A. Matricaria and Maria Sainz. The Board of Directors recommends that shareholders vote FOR each of the foregoing nominees for director.

2. Approval of Financial Statements for the Fiscal Year Ended December 31, 2014. Shareholders will be asked to consider, and, if thought fit, approve the consolidated balance sheet and consolidated statement of operations at and for the fiscal year ended December 31, 2014. The Board of Directors recommends that shareholders vote FOR the proposal to approve the consolidated balance sheet and consolidated statement of operations at and for the fiscal year ended December 31, 2014.

3. Approval of an Amendment to the 2012 Long-Term Incentive Plan to, among other things, Increase the Number of Authorized Shares and Approve the Material Terms for Payment of Performance-Based Compensation. Shareholders will be asked to consider, and, if thought fit, approve an amendment to the 2012 Long-Term Incentive Plan to, among other things, replenish the shares available for awards under the plan by 1,600,000 shares and approve the material terms for payment of performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code.

4. Advisory and Non-Binding Resolution on Executive Compensation. Shareholders will be asked to consider, and, if thought fit, approve an advisory and non-binding resolution on executive compensation. The Board of Directors recommends that shareholders vote FOR the proposal to approve the advisory and non-binding resolution on executive compensation.

5. Miscellaneous. Shareholders will be asked to transact such other business as may come before the Annual General Meeting or any adjournment thereof.

Please read a detailed description of proposals 1 through 4 stated above beginning on page 41 of the proxy statement.

Shareholders Entitled to Vote

All record holders of shares of Orthofix common stock at the close of business on April 28, 2015 are being sent this notice and will be entitled to vote at the Annual General Meeting. Each record holder on such date is entitled to cast one vote per share of common stock.

Documents Available for Inspection

A copy of the consolidated financial statements for the fiscal year ended December 31, 2014 have been filed at the offices of Orthofix at 7 Abraham de Veerstraat, Curaçao and are available for inspection by shareholders until the conclusion of the Annual General Meeting.

By Order of the Board of Directors

Jeffrey M. Schumm

Chief Administrative Officer, General Counsel

and Corporate Secretary

April 30, 2015

PROXY STATEMENT FOR THE ORTHOFIX INTERNATIONAL N.V.

2015 ANNUAL GENERAL MEETING OF SHAREHOLDERS

THIS PROXY STATEMENT AND THE ENCLOSED PROXY ARE BEING MAILED TO SHAREHOLDERS ON OR ABOUT MAY 5, 2015.

ABOUT VOTING

Who can vote?

All record holders of shares of Orthofix common stock at the close of business on April 28, 2015 (the “Record Date”) are being sent this notice and will be entitled to vote at the Annual General Meeting. Each record holder on such date is entitled to cast one vote per share of common stock. There are currently 18,766,158 shares of Orthofix common stock outstanding.

Quorum, vote required

The presence, in person or by proxy, of the holders of fifty percent (50%) of the shares of Orthofix common stock outstanding on the Record Date is required to constitute a quorum at the Annual General Meeting. An absolute majority of the votes cast will be required in order to approve the proposals before the Annual General Meeting, except that the directors shall be elected by a plurality of the votes cast. Abstentions and “broker non-votes” are counted as shares that are present and entitled to vote on the proposals for purposes of determining the presence of a quorum, but they are not counted as votes cast and therefore will not have any effect on the outcome of voting on the proposals. A broker “non-vote” occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

Proxies

This proxy statement is being furnished to holders of shares of Orthofix common stock in connection with the solicitation of proxies by and on behalf of the Board of Directors for use at the Annual General Meeting.

All shares of Orthofix common stock that are represented at the Annual General Meeting by properly executed proxies received prior to or at the Annual General Meeting and which are not validly revoked, will be voted at the Annual General Meeting in accordance with the instructions indicated on such proxies. If no instructions are indicated on a properly executed proxy, such proxy will be voted in favor of each of the proposals. The Board of Directors does not know of any other matters that are to be presented for consideration at the Annual General Meeting.

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (1) filing with Orthofix, at or before the taking of the vote at the Annual General Meeting, a written notice of revocation bearing a later date than the proxy, or (2) duly executing a subsequent proxy relating to the same shares of Orthofix common stock and delivering it to Orthofix before the Annual General Meeting. Attending the Annual General Meeting will not in and of itself constitute the revocation of a proxy. Any written notice of revocation or subsequent proxy should be sent so as to be delivered to: Orthofix International N.V., 7 Abraham de Veerstraat, Curaçao, at or before the taking of the vote at the Annual General Meeting.

Voting is confidential

We maintain a policy of keeping all proxies and ballots confidential.

The costs of soliciting these proxies and who will pay them

We will pay all the costs of soliciting these proxies. Although we are mailing these proxy materials, our directors and employees may also solicit proxies by telephone, fax or other electronic means of communication, or in person. We will reimburse banks, brokers, nominees and other fiduciaries for the expenses they incur in forwarding the proxy materials to you. Morrow & Co., LLC is assisting us with the solicitation of proxies for a fee of $40,000 plus out-of-pocket expenses.

Obtaining an Annual Report on Form 10-K

We have filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 (the “2014 Form 10-K”) with the U.S. Securities and Exchange Commission (the “SEC”). A copy of the 2014 Form 10-K is contained in the materials that we are sending you with this proxy statement. The 2014 Form 10-K is also available on our website at www.orthofix.com. If you would like to receive an additional copy of the 2014 Form 10-K, we will send you one without charge. Please write to:

Orthofix International N.V.

3451 Plano Parkway

Lewisville, TX 75056

Attention: Mr. Mark Quick, Investor Relations

You may also contact Mr. Quick at (214) 937-2924 or at MarkQuick@orthofix.com.

The voting results

We will publish the voting results from the Annual General Meeting in a Current Report on Form 8-K, which we will file with the SEC after the conclusion of the meeting. You will also be able to find the Form 8-K on our website at www.orthofix.com.

Whom to call if you have any questions

If you have any questions about the Annual General Meeting, voting or your ownership of Orthofix common stock, please contact Mr. Quick at (214) 937-2924 or at MarkQuick@orthofix.com. For directions to the meeting please consult the Company’s website at http://ir.orthofix.com/financials.cfm.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on June 18, 2015

•	The 2015 Proxy Statement and the 2014 Annual Report to Shareholders are available at http://ir.orthofix.com/financials.cfm

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDERS

Who are the principal owners of Orthofix common stock?

The following table shows each person, or group of affiliated persons, who beneficially owned, directly or indirectly, at least 5% of Orthofix common stock. Our information is based on reports filed with the SEC by each of the firms or individuals listed in the table below. You may obtain these reports from the SEC.

The Percent of Class figures for the common stock are based on 18,766,158 shares of our common stock outstanding as of the date hereof. Except as otherwise indicated, each shareholder has sole voting and dispositive power with respect to the shares indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
North Tide Capital	1,800,000	(1)	9.6%
40 East 52nd Street New York, NY 10022

Consonance Capital Management LP	1,436,495	(2)	7.7%
1370 Avenue of the Americas New York, NY 10019

BlackRock, Inc.	1,362,490	(3)	7.3%
40 East 52nd Street New York, NY 10022

Camber Capital Management LLC	1,250,000	(4)	6.7%
101 Huntington Avenue Boston, MA 02199

The Vanguard Group, Inc.	1,193,072	(5)	6.4%
100 Vanguard Blvd. Malvern, PA 19355

(1)	Information obtained from a Schedule 13G/A filed with the SEC jointly by North Tide Capital Master, LP (the “Master LP”), North Tide Capital, LLC and Conan Laughlin on February 13, 2015. The Schedule 13G/A discloses that North Tide Capital, LLC and Mr. Laughlin have shared power to vote and dispose of all of the reported shares, and that 1,625,000 of such shares are beneficially owned for the Master LP, which has shared power to vote and dispose of these 1,625,000 shares.
(2)	Information obtained from a Schedule 13G filed with the SEC jointly by Consonance Capital Management LP (“Consonance LP”), Consonance Capman GP LLC (“Consonance Capman”) and Mitchell Blutt on February 17, 2015. The Schedule 13G discloses that Consonance LP, Consonance Capman, and Mr. Blutt all have shared power to vote and dispose all of the reported shares.
(3)	Information obtained from a Schedule 13G/A filed with the SEC by BlackRock, Inc. (“BlackRock”) on January 26, 2015. The Schedule 13G/A discloses that BlackRock has sole voting power over 1,296,299 shares and sole dispositive power over 1,362,490 shares.
(4)	Information obtained from a Schedule 13G/A filed with the SEC jointly by Camber Capital Management LLC (“Camber”) and Stephen DuBois on February 13, 2015. The Schedule 13G/A discloses that Camber and Mr. DuBois have shared power to vote and dispose all of the reported shares.
(5)	Information obtained from a Schedule 13G/A filed with the SEC by The Vanguard Group, Inc. (“Vanguard”) on February 12, 2015. The Schedule 13G/A discloses that Vanguard has sole power to vote or direct the vote of 28,828 shares, sole power to dispose of or to direct the disposition of 1,168,344 shares, and shared power to dispose or to direct the disposition of 24,728 shares.

Common stock owned by Orthofix’s directors and executive officers

The following table sets forth the beneficial ownership of our common stock, including stock options currently exercisable and exercisable within 60 days of the Record Date, by each director, each director nominee, each current and former executive officer listed in the Summary Compensation Table, and all current directors, director nominees and executive officers as a group. The percent of class figure is based on 18,766,158 shares of our common stock outstanding as of the date hereof. All directors, director nominees and current executive officers as a group beneficially owned 718,900 shares of Orthofix common stock as of such date. Unless otherwise indicated, the beneficial owners exercise sole voting and/or investment power over their shares.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Michael M. Finegan	260,417	(1)	1.4%
Jeffrey M. Schumm	176,351	(2)	*
Bradley R. Mason	105,174	(3)	*
Davey S. Scoon	35,793	(4)	*
Dr. Guy J. Jordan	32,933	(5)	*
Emily Buxton**	27,729	(3)	*
Davide Bianchi	27,503	(6)	*
Ronald A. Matricaria	26,000	(7)	*
Doug Rice	18,250	(3)	*
Maria Sainz	18,229	(3)	*
James F. Hinrichs	14,000	(8)	*
Anthony F. Martin	14,000	(8)	*
Mark A. Heggestad**	13,696	(3)	*
Luke Faulstick	—		*
David E. Ziegler**	—		*
All current directors, director nominees and current executive officers as a group (12 persons)	718,900		3.8%

*	Represents less than one percent.
**	This named executive officer is no longer employed by the Company, but served as an executive officer during part of the 2014 fiscal year.
(1)	Reflects 60,242 shares owned directly and 200,175 shares issuable pursuant to stock options that are currently exercisable or exercisable within 60 days of the Record Date.
(2)	Reflects 74,692 shares owned directly and 101,659 shares issuable pursuant to stock options that are currently exercisable or exercisable within 60 days of the Record Date.
(3)	All of such shares are owned directly.
(4)	Reflects 17,793 shares owned directly and 18,000 shares issuable pursuant to stock options that are currently exercisable or exercisable within 60 days of the Record Date.
(5)	Reflects 16,933 shares owned directly and 16,000 shares issuable pursuant to stock options that are currently exercisable or exercisable within 60 days of the Record Date.
(6)	Reflects 23,440 shares owned directly and 4,063 shares issuable pursuant to stock options that are currently exercisable or exercisable within 60 days of the Record Date.
(7)	Reflects 16,000 shares owned directly and 10,000 shares issuable pursuant to stock options that are currently exercisable or exercisable within 60 days of the Record Date.
(8)	Reflects 6,500 shares owned directly and 7,500 shares issuable pursuant to stock options that are currently exercisable or exercisable within 60 days of the Record Date.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors, and holders of more than 10% of our common stock (collectively, the “Reporting Persons”) to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. Such persons are required by regulations of the SEC to furnish us with copies of all such filings. Based on our review of these reports from the Reporting Persons, we believe that during the fiscal year ended December 31, 2014, all Section 16(a) filing requirements applicable to the Reporting Persons were met except that a restricted stock and stock option grant to Mr. Matricaria, and a stock option grant to Mr. Faulstick, in each case in connection with his respective appointment to the Board, was reported late on Form 4 because the Company’s finance department did not obtain EDGAR codes by the applicable Form 4 due date. In the case of the grant to Mr. Matricaria, the underlying grants were reported on Form 8-K before the Form 4 deadline. In the case of the grant to Mr. Faulstick, the Form 4 was filed one day late.

INFORMATION ABOUT DIRECTORS

The Board of Directors and Committees of the Board

Our Board of Directors is currently comprised of eight seats, though the Board has resolved to set the size of the Board at seven seats effective at the Annual General Meeting (as Mr. Scoon will not be standing for re-election to the Board at the Annual General Meeting). The directors are elected at each Annual General Meeting by a plurality of the votes cast, in person or by proxy by the shareholders. Directors are elected for one-year terms. During the year, we may expand the size of the Board and appoint one or more additional independent directors. Because we are required by Curaçao law to hold the Annual General Meeting in Curaçao, we do not have a policy regarding director attendance at the Annual General Meeting of Shareholders. No directors were present at our 2014 Annual General Meeting of Shareholders. Our Articles of Association currently provide that the Board shall consist of not less than six and no more than fifteen directors, the exact number to be determined by resolution of the Board.

Our Board usually meets at least four times per year in person at regularly scheduled two-day meetings, but will meet more often in person if necessary. In addition, the Board typically holds several additional meetings each year by telephone conference as events require. The Board met ten times during 2014, four of which were in-person meetings and six of which were telephonic meetings. The Board also acted by unanimous written consent on two occasions during the year. The Board has four standing committees: the Audit and Finance Committee, the Compensation Committee, the Compliance Committee and the Nominating and Governance Committee. During 2014 each director attended more than 75% of the aggregate of all meetings by the Board of Directors and the Committees on which he or she served held during the period for which he or she was a director or Committee member, as applicable.

Of the seven persons the Board has nominated for election as a director at the Annual General Meeting, the Board has determined that each of Mr. Faulstick, Mr. Hinrichs, Dr. Jordan, Dr. Martin, Mr. Matricaria and Ms. Sainz are independent under the current listing standards of the Nasdaq Global Select Market. A list of our director nominees and background information for each of them is presented in the section “Proposal 1: Election of Directors,” beginning on page 41.

Board Leadership Structure

Mr. Matricaria, who is an independent director, serves as the Chairman of the Board. Mr. Mason, who is also a director, serves as the Company’s President and Chief Executive Officer. The Board believes that the separation of these two critical roles best serves the Company’s shareholders at this time because it allows our President and Chief Executive Officer to focus on providing leadership over our day-to-day operations while our independent Chairman focuses on leadership of the Board.

The Audit and Finance Committee

Our Audit and Finance Committee is a separately-designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The committee oversees the Company’s financial reporting process on behalf of the Board. The committee is responsible for the selection, compensation, and oversight of the Company’s independent registered public accounting firm. The committee reviews matters relating to the Company’s internal controls, as well as other matters warranting committee attention. The committee also meets privately, outside the presence of Orthofix management, with our independent registered public accounting firm. The Audit and Finance Committee’s report for 2014 is printed below at page 57.

The Board has adopted a written charter for the Audit and Finance Committee, a copy of which is available for review on our website at www.orthofix.com.

The Audit and Finance Committee met 25 times during 2014 (three of which meetings were in-person meetings and 22 of which were telephonic meetings). The committee also acted by unanimous written consent on one occasion during the year.

Mr. Faulstick, Mr. Hinrichs and Mr. Scoon currently serve as members of the Audit and Finance Committee, with Mr. Hinrichs serving as Chair. (The Board will be appointing another independent member of the Board to replace Mr. Scoon on the committee upon Mr. Scoon’s departure from the Board as of the Annual General Meeting.) Under the current rules of the Nasdaq Global Select Market and pursuant to Rule 10A-3 of Schedule 14A under the Securities Exchange Act of 1934, as amended, all of the committee members, both those serving before and after the above-described changes, are independent. Our Board of Directors has determined that Mr. Hinrichs is an “audit committee financial expert” as that term is defined in Item 407(d) of Regulation S-K.

The Compensation Committee

The Compensation Committee is responsible for establishing compensation policies and determining, approving and overseeing the total compensation packages for our executive officers and other key employees, including all elements of compensation. The committee administers our 2012 Long-Term Incentive Plan (the “2012 LTIP”), the primary equity incentive plan under which we make equity-related awards. In addition, the committee administers our Amended and Restated Stock Purchase Plan (the “SPP”), an equity plan under which most of our employees and directors are eligible to purchase common stock of the Company. The committee also administers prior plans that continue to have outstanding awards, but under which we no longer grant awards. See “Compensation Discussion and Analysis – Elements of Executive Compensation – Long-Term Equity-Based Incentives” for information on these plans.

The Compensation Committee met eight times during 2014 (four of which were in-person meetings and four of which were telephonic meetings). The committee also acted by unanimous written consent on five occasions during the year.

The Board has adopted a written charter for the Compensation Committee, a copy of which is available for review on our website at www.orthofix.com.

Dr. Jordan, Ms. Sainz and Mr. Scoon currently serve as members of the Compensation Committee, with Dr. Jordan serving as Chair. (The Board will be appointing another independent member of the Board to replace Mr. Scoon on the committee upon Mr. Scoon’s departure from the Board as of the Annual General Meeting.) All of the committee members, both those serving before and after the above-described changes, (i) are non-employee, non-affiliated, outside directors who have been determined by the Board to be independent under the current rules of the Nasdaq Global Select Market and (ii) satisfy the qualification standards of Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), and Section 16 of the Exchange Act.

No interlocking relationship, as defined in the Exchange Act, currently exists, nor existed during 2014, between our Board or Compensation Committee and the board of directors or compensation committee of any other entity.

The Compliance Committee

The Compliance Committee assists the Board in overseeing the Company’s Corporate Compliance and Ethics Program and the Company’s global compliance with various international and domestic laws and regulations, including those related to the U.S. Food and Drug Administration and requirements of the U.S. Foreign Corrupt Practices Act and other applicable global anti-corruption laws. The Committee also assists the Board in overseeing the Company’s compliance with the Company’s own Code of Conduct, policies and procedures.

The Compliance Committee met seven times in 2014 (four of which were in-person meetings and three of which were telephonic meetings).

The Board has adopted a written charter for the Compliance Committee, a copy of which is available for review on our website at www.orthofix.com.

Dr. Jordan, Dr. Martin and Ms. Sainz serve as members of the Compliance Committee, with Ms. Sainz serving as Chair. All of these members have been determined by the Board to be independent under the current rules of the Nasdaq Global Select Market and the SEC.

The Nominating and Governance Committee

The Nominating and Governance Committee assists the Board in identifying qualified individuals to become Board members, recommends to the Board nominees for election at each Annual General Meeting of Shareholders, develops and recommends to the Board the Company’s corporate governance principles and guidelines, and evaluates potential candidates for executive positions as appropriate. In connection with this role, the committee periodically reviews the composition of the Board in light of the characteristics of independence, skills, experience and availability of service, with an emphasis on the particular areas of skill and experience needed by the Board at any given time. The committee also periodically reviews with the Chairman of the Board and the President and Chief Executive Officer succession planning, and makes recommendations to the Board in connection with succession planning.

The Nominating and Governance Committee met five times in 2014 (three of which were in-person meetings and two of which were telephonic meetings). The committee also acted by unanimous written consent on one occasion during the year.

The Board has adopted a written charter for the Nominating and Governance Committee, a copy of which is available for review on our website at www.orthofix.com.

Mr. Matricaria, Mr. Hinrichs and Dr. Martin currently serve as members of the Nominating and Governance Committee, with Mr. Matricaria serving as Chair. All of the committee members have been determined by the Board to be independent under the current rules of the Nasdaq Global Select Market and the SEC.

Code of Conduct and Ethics

All Orthofix employees, directors and executive officers are required to comply with the Code of Conduct and Ethics that we have adopted. The goals of our Code of Conduct and Ethics, as well as our corporate compliance program (which we have branded the Integrity Advantage™ Program), are to deter wrongdoing and to promote (i) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, (ii) the full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in other public communications made by us, (iii) compliance with applicable governmental laws, rules and regulations, (iv) the prompt internal reporting of violations of the Code of Conduct and Ethics, and (v) accountability for adherence to the Code of Conduct and Ethics. Our Code of Conduct and Ethics applies to all areas of professional conduct, including customer relationships, conflicts of interest, financial reporting, use of company assets, insider trading, intellectual property, confidential information and workplace conduct. Under the Code of Conduct and Ethics, employees, directors and executive officers are responsible for promptly reporting potential violations of any law, regulation or the Code of Conduct and Ethics to appropriate personnel or a hotline we have established.

Our Code of Conduct and Ethics is available for review on our website at www.orthofix.com under the Corporate Governance caption in the Investors section.

Board’s Role in Risk Oversight

One of the important roles of our Board of Directors is to oversee various risks that we may face from time to time. While the full Board has primary responsibility for risk oversight, it utilizes its committees, as appropriate, to monitor and address the risks that may be within the scope of a particular committee’s expertise or charter. For example, the Audit and Finance Committee oversees our financial statements and the Compliance Committee assists in the Board’s oversight of compliance with certain legal and regulatory requirements. The Board believes that the composition of its committees, and the distribution of the particular expertise of each committee’s members, makes this an appropriate structure to more effectively monitor these risks.

An important feature of the Board’s risk oversight function is to receive updates from its committees and management, as appropriate. In that regard, the Board regularly receives updates from the President and Chief Executive Officer, Chief Financial Officer, Chief Compliance Officer and Chief Administrative Officer, Corporate Secretary and General Counsel, including in connection with material litigation and legal compliance matters. The Board also receives updates at quarterly in-person Board meetings on committee activities from each committee Chair. In addition, the president or other senior executive of each Company division or business unit periodically reviews and assesses the most significant risks associated with his or her division or unit. These assessments are then aggregated by our management team and presented to our Board of Directors. The Board regularly discusses with management these risk assessments and includes risk management and risk mitigation as part of its on-going strategic planning process.

Shareholder Communication with the Board of Directors

To facilitate the ability of shareholders to communicate with the Board of Directors, we have established an electronic mailing address and a physical mailing address to which communications may be sent: boardofdirectors@orthofix.com, or The Board of Directors, c/o Mr. Ronald A. Matricaria, Chairman of the Board of Directors, Orthofix International N.V., 3451 Plano Parkway, Lewisville, TX 75056.

Mr. Matricaria reviews all correspondence addressed to the Board of Directors and presents to the Board a summary of all such correspondence and forwards to the Board or individual directors, as the case may be, copies of all correspondence that, in the opinion of Mr. Matricaria, deals with the functions of the Board or committees thereof or that he otherwise determines requires their attention. Examples of communications that would be logged, but not automatically forwarded, include solicitations for products and services or items of a personal nature not relevant to us or our shareholders. Directors may at any time review the log of all correspondence received by Orthofix that is addressed to members of the Board and request copies of any such correspondence.

Nomination of Directors

As provided in its charter, the Nominating and Governance Committee identifies and recommends to the Board nominees for election or re-election to the Board and will consider nominations submitted by shareholders. The Nominating and Governance Committee Charter is available for review on our website at www.orthofix.com.

The Nominating and Governance Committee seeks to create a Board of Directors that is strong in its collective diversity of skills and experience with respect to finance, research and development, commercialization, sales, distribution, leadership, technologies and industry knowledge. The Nominating and Governance Committee reviews with the Board, on an annual basis, the current composition of the Board in light of the characteristics of independence, skills, experience and availability of service to Orthofix of its members and of anticipated needs. If necessary, we will retain a third party to assist us in identifying or evaluating any potential nominees for director. When the Nominating and Governance Committee reviews a potential new candidate, it looks specifically at the candidate’s qualifications in light of the needs of the Board at that time given the then current mix of director attributes.

As provided for in our Corporate Governance Guidelines, in nominating director candidates, the Nominating and Governance Committee strives to nominate directors that exhibit high standards of ethics, integrity, commitment and accountability. In addition, our Corporate Governance Guidelines state that all nominations should attempt to ensure that the Board shall encompass a range of talent, skills and expertise sufficient to provide sound guidance with respect to our operations and activities. Other than as set forth in the Corporate Governance Guidelines with respect to the Board’s objective in seeking directors with a range of talent, skills and expertise, the Board and the Nominating and Governance Committee do not have a formal policy with respect to the diversity of directors.

Under our Corporate Governance Guidelines, directors must inform the Chairman of the Board and the Chair of the Nominating and Governance Committee in advance of accepting an invitation to serve on another company’s board of directors. In addition, no director may sit on the board of directors of, or beneficially own a significant financial interest in, any business that is a material competitor of Orthofix. The Nominating and Governance Committee reviews any applicable facts and circumstances relating to any such potential conflict of interest and determines in its reasonable discretion whether a conflict exists.

To recommend a nominee, a shareholder shall send notice to the Board c/o Ronald Matricaria, Chair of the Nominating and Governance Committee, Orthofix International N.V., 3451 Plano Parkway, Lewisville, TX 75056. This notice should include the candidate’s brief biographical description, a statement of the qualifications of the candidate, taking into account the qualification requirements set forth above and the candidate’s signed consent to be named in the proxy statement and to serve as a director if elected. The notice must be given not later than 180 days before the first anniversary of the last Annual General Meeting of Shareholders. Once we receive the recommendation, the Nominating and Governance Committee will determine whether to contact the candidate to request that he or she provide us with additional information about the candidate’s independence, qualifications and other information that would assist the Nominating and Governance Committee in evaluating the candidate, as well as certain information that must be disclosed about the candidate in our proxy statement, if nominated. Candidates must respond to our inquiries within the time frame provided in order to be considered for nomination by the Nominating and Governance Committee.

The Nominating and Governance Committee has not received any nominations for director from shareholders for the 2015 Annual General Meeting of Shareholders.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Compensation Committee Interlocks and Insider Participation

The Compensation Committee, comprised entirely of independent, non-management directors, is responsible for establishing and administering the Company’s policies involving the compensation of its executive officers. No employee of the Company serves on the Compensation Committee. The Committee members have no interlocking relationships as defined by the SEC.

Procedures for Approval of Related Person Transactions

The Company’s policies and procedures for the review, approval or ratification of related-party transactions are set forth in our Code of Conduct and Ethics. Our policy is that the Audit and Finance Committee will review and approve all related party transactions that meet the minimum threshold for disclosure under the relevant SEC rules (generally, transactions involving amounts exceeding $120,000 in which a related person has a direct or indirect material interest). The Company did not have any related party transactions meeting this threshold during 2014.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Overview

Orthofix has experienced significant change in 2014 and is now focused on moving forward in the marketplace, building investor confidence through new leadership and a new business strategy. To this end, a majority of the top eleven senior management positions are new hires, including a new Chief Executive Officer hired in 2013 and a new Chief Financial Officer hired in 2015. In addition, the Board of Directors has been restructured to include a new Chairman, who joined the Board in early 2014 and several new Board members have been brought on in the past two years.

Throughout this strategic shift, retaining and engaging executive and Board talent remains critical. Driven by a commitment to both talent and governance excellence, the Compensation Committee of our Board of Directors (the Committee) has spent considerable time and focus on governance issues and process over the past two years.

As part of the work, the Committee has made a number of evolutionary changes to the executive compensation framework including, but not limited to:

•	Establishment of Compensation Guiding Principles

•	Introduction of performance-based long-term incentives for the executive team

•	Realignment of compensation comparator peer group

•	Implementation of share ownership guidelines

•	Implementation of a clawback policy for “Section 16” executive officers

•	Elimination of full accelerated equity vesting upon termination without cause

•	Limited use of inducement grants

•	Limited use of retention bonuses and other special, non-performance-based pay.

Compensation Guiding Principles and Philosophy

The Committee, which is comprised solely of independent directors, discharges the responsibilities of the Board relating to all compensation of the Company’s executive officers, including equity-based compensation. The Committee guides itself in large part by our executive compensation philosophy. The compensation program for executive officers reflects the Committee’s “pay-for-performance” outlook, which seeks to align compensation with the goals of growing our business and increasing shareholder value.

In addition, the Committee is further guided by a set of overall compensation guidance principles, which the Committee, working closely with its compensation consultant, Towers Watson, developed during 2014, and which were approved by our Board of Directors in December 2014. These guiding principles are as follows:

•	Compensation programs should be simple, equitable and transparent.

•	Compensation programs must be appropriately aligned with the competitive market to facilitate the attraction and retention of key talent.

•	The design and incentive measures for compensation programs must be aligned with shareholder interests.

•	The rewards philosophy for compensation should support the Orthofix business strategy and reflect the need to effectively attract and retain critical talent.

•	The compensation program framework should support and reinforce Orthofix’s “we’re in this together” philosophy.

•	Compensation programs should create a strong performance linkage to financial results while recognizing the importance of individual performance; more dollars should go to high performers.

•	The short-term incentive (STI) plan should provide a clear line-of-sight to adopted company objectives and incorporate a limited number of measurable metrics.

•

The overall incentive plan should recognize that equity is a valuable resource that will be allocated based upon contribution, performance, and potential; a portfolio approach using time and performance based restricted stock and stock options is important; the long-term incentive (LTI) program should continue to move towards more rigorous and measurable performance goals.

•	The compensation philosophy must recognize that from time-to-time there may be need to deviate from established compensation guidelines to acquire and retain key talent.

Consistent with these guiding principles, the Committee’s compensation philosophy is to fairly compensate executive officers with an emphasis on providing incentives that balance our short- and long-term objectives. As described in more detail below, achievement of short-term objectives is rewarded through base salary and cash incentive awards, while grants of stock options and restricted stock encourage executive officers to focus on our long-term goals. These core components remain the basis for our executive compensation philosophy as we seek to achieve growth.

In implementing this overall “pay-for-performance” compensation philosophy for the Company’s executive officers, the Committee places considerable emphasis on variable elements of pay within the executive compensation program. These elements consist of the Company’s annual incentive plan, which is intended to reward executive officers for achieving specific operating and financial objectives, as well as a long-term incentive plan that consists of stock options, balanced with both performance-based and time-based vesting shares of restricted stock, to the extent they are available to grant. The Committee seeks to provide rewards through the annual incentive plan by measuring performance based on key pre-established measures reflecting positive financial performance by the Company and its business units. The Committee also seeks to provide strong linkage between executives and shareholders with grants of equity, as the value of these awards appreciates in accordance with the market value of the Company’s common stock. In addition to variable compensation programs, executives also receive health and welfare benefits that are generally consistent with the level of health and welfare benefits provided to all Company employees.

As further described under “Proposal 3: Approval of an Amendment to the 2012 Long-Term Incentive Plan to, among other things, Increase the Number of Authorized Shares and Approve the Material Terms for Payment of Performance-Based Compensation,” at the Annual General Meeting, the shareholders will be asked to consider, and, if thought fit, approve an amendment to the 2012 LTIP to replenish the shares available for awards under the plan by 1,600,000 shares. We request that shareholders support this proposal given that equity is a key component of our pay-for-performance philosophy and equity grants best align and engage our leadership team with shareholder value creation.

Key Executive Compensation Policies

As described further below, executive compensation for our executive officers is reviewed and established annually by the Committee, which consists solely of independent directors. The Committee’s compensation decisions are intended to reflect its ongoing commitment to strong compensation governance, which the Committee believes is reflected in the following elements of our executive compensation:

•

50th Percentile of Peer Total Compensation Target. The Committee believes that the Company must offer competitive target total compensation to recruit and retain key executive talent. As such, our executive compensation program has been structured to provide total direct compensation opportunity (base salary plus target cash opportunities plus long-term incentive grants) at or near the 50th percentile of competitive market practices of our industry peers. This peer group is comprised of organizations within our industry and that are within range of our company size taking into consideration strong pay correlation elements such as revenues and market capitalization. These are also companies with which we may compete directly for executive talent. While the Committee may depart from the target percentiles based upon particular facts and circumstances existing at any given time, such as employment market conditions or availability of shares under our LTIP, the Committee endeavors to align each element of executive compensation with these percentile targets when practicable.

•

Pay At Risk Based on Performance. As our programs are designed using a pay for performance philosophy, actual pay realized (earned) by our executives is predominantly at risk through our performance-based annual incentive program and through our long-term incentive grants that consist of both stock options (which will only provide value to executives if our stock price appreciates) and both time-based and performance-based vesting restricted stock.

•

Stock Ownership Guidelines Align Our CEO and Outside Directors with Shareholders. The Committee believes that a significant portion of each executive’s and outside director’s compensation should be tied to the Company’s financial performance and share price. We seek to award stock options and restricted stock pursuant to our long-term incentive plan so that over a period of time, a significant portion of actual compensation is provided in the form of share-based compensation. In this regard, we have adopted stock ownership guidelines that apply to our President and Chief Executive Officer and outside directors.

•

Clawback Policy Promotes Long-Term Performance – We have proactively adopted a clawback policy that applies to each of our executive officers, and applies to both cash-based and equity-based compensation.

•

No Repricing of Stock Options. Equity awards, including stock options, are never issued with below-market exercise prices, and the repricing of stock options without shareholder approval is expressly prohibited under both the 2004 LTIP and 2012 LTIP. The Committee believes that the issuance of discount stock options and authorization of post-grant date repricings are each not performance-based pay practices, and therefore inconsistent with the Committee’s commitment to pay for performance.

Compensation Process

The Committee is responsible for establishing and evaluating compensation policies and determining, approving and evaluating employee compensation, including the total compensation packages for our executive officers and other key employees and compensation under the Company’s equity incentive plans and other Company compensation policies and programs. The Committee specifically considers and approves the compensation for the executive officers and recommends for approval of the Board the compensation for the Chief Executive Officer. (The Chief Executive Officer is prohibited from being present during Committee or Board voting or deliberations with respect to his own compensation arrangements.) The Committee also is responsible for making recommendations to the Board regarding the compensation of directors. It relies on select senior executive officers to make recommendations on certain aspects of compensation as discussed below. The Committee acts under a written charter adopted by the Board. The Committee reviews its charter annually and recommends any changes to the Board. The Committee’s charter was last amended in September 2014. The charter is available on our website at www.orthofix.com. Dr. Jordan, Mr. Scoon and Ms. Sainz currently serve as members of the Compensation Committee, with Dr. Jordan serving as Chair. (The Board will be appointing another independent member of the Board to replace Mr. Scoon on the Committee upon Mr. Scoon’s departure from the Board as of the Annual General Meeting.) During 2014, each member of the Board who served on the Committee was an independent, non-employee, non-affiliated, outside director while he or she served on the Committee. The Committee has furnished its report below.

Throughout this proxy statement, the following persons are referred to collectively as our “named executive officers”:

(i)	Bradley R. Mason, our President and Chief Executive Officer;

(ii)	Doug Rice, our Chief Financial Officer (who joined in early September 2014 as Chief Accounting Officer, became Interim Chief Financial Officer in late September 2014, and was promoted to Chief Financial Officer in April 2015);

(iii)	Jeffrey M. Schumm, our Chief Administrative Officer, General Counsel and Corporate Secretary;

(iv)	Michael M. Finegan, our Chief Strategy Officer;

(v)	Davide Bianchi, our President, Global Extremity Fixation;

(vi)	Emily Buxton, our former Chief Financial Officer during part of 2014 (who ceased employment with us in May 2014);

(vii)	David E. Ziegler, our former Interim Chief Financial Officer (from April 2014 until May 2014); and

(viii)	Mark A. Heggestad, our former Chief Financial Officer (from May 2014 until September 2014).

Role of Executive Officers and Key Employees

At the Committee’s request, from time to time certain of our senior management present compensation-related initiatives to the Committee. For instance, while the Committee approves all elements of compensation for executive officers, the Committee requests on an annual basis that senior management aid the Committee in fulfilling its duties by facilitating the gathering of information relating to potential targets and goals under our annual incentive program as well as possible stock option or restricted stock grants. This information is prepared in accordance with the market-based compensation data developed by the Committee’s independent and outside compensation consultant, Towers Watson, and approved by the Committee. The Committee then reviews this information in connection with it setting the annual incentive targets and goals. The Chief Financial Officer and the Company’s Chief People Officer generally are responsible for the employee compensation process within the Company, and provide input to the Committee in such capacity. The President and Chief Executive Officer also provides the Committee with additional input, perspective, and recommendations in connection with the Committee’s salary determinations for executive officers. The President and Chief Executive Officer, Chief Financial Officer, and Chief People Officer frequently attend meetings of the Committee in these respective capacities. These individuals are excluded from any Committee or Board deliberations or votes regarding their own compensation.

Compensation Consultant

The Committee has the authority under its charter to retain, at the Company’s expense, outside compensation consultants to assist in evaluating compensation. The Committee also has the authority to terminate those engagements. In accordance with this authority and to aid the Committee in fulfilling its duties, the Committee has engaged Towers Watson since 2004 as its outside compensation consultant.

In its role as compensation consultant, Towers Watson has worked with the Committee to develop our executive and director compensation guiding principles and philosophy, and Towers Watson periodically conducts reviews and updates of our executive officer and director compensation programs and long-term incentive practices at the request of the Committee.

At the Committee’s request, Towers Watson periodically conducts assessments of compensation levels for our top five executive positions as well as key business unit leadership positions. These assessments compare Orthofix executive pay levels versus the competitive market to determine whether they remain consistent with our compensation philosophy. In conducting these assessments, Towers Watson makes comparisons to our then current peer group and considers the compensation levels and program design for executive officers of those peer group companies based upon publicly-available disclosure regarding the compensation arrangements at those companies. The most recent assessment, which was completed in December 2014, indicated that, on average, base salary compensation for our named executive officers was positioned within range of the market median of our peer group. Total cash compensation levels (base salary plus annual incentive plan bonus), as well as total direct compensation (total cash compensation plus expected value of long-term incentive equity grants) were found at target levels to be positioned between the 50th and 75th percentiles.

Other analyses that have been conducted by Towers Watson for the Committee during the last two years include:

(i)	a 2013 review and restructuring, and further 2014 review and update, to our peer group (described below under “Benchmarking”);

(ii)	using the relevant peer group, Towers Watson conducted executive benchmarking in both 2013 and 2014 to assess compensation alignment with the organization’s compensation philosophy;

(iii)	advising the Committee on the design and share capacity of the proposed amendment to the 2012 LTIP that is further described under “Proposal 3: Approval of an Amendment to the 2012 Long-Term Incentive Plan to, among other things, Increase the Number of Authorized Shares and Approve the Material Terms for Payment of Performance-Based Compensation;”

(iv)	advising the Committee on the design of the compensation guidance principles approved by our Board of Directors in December 2014;

(v)	a 2013 “pay for performance” analysis of the Company’s historic compensation for the President and Chief Executive Officer position as compared to (i) peer companies and (ii) the Company’s total shareholder return during periods assessed;

(vi)	a 2013 review of long-term incentive trends and practices within the Company’s peer group, and share utilization and overhang analysis with respect to the Company’s long-term incentive plans; and

(vii)	other ad hoc assignments, as requested by the Committee.

In connection with their engagement, Towers Watson reported to the Committee regarding its independence based on the six factors outlined in SEC regulations issued under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. The Committee considered these factors in connection with the re-engagement of Towers Watson in 2014, and concluded that Towers Watson is independent and that its engagement by the Committee raised no conflicts of interest.

The Role of Shareholder Say-on-Pay Votes.

The Company provides its shareholders with the opportunity to cast an annual advisory vote on executive compensation (a “say-on-pay proposal”), and subsequently evaluates these results. At the Committee’s September 2014 meeting, the Committee evaluated the June 2014 annual general meeting results, at which 95% of the votes cast supported the Company’s compensation program. The 2014 voting results followed 95+% approval results at each of the meetings held in 2013, 2012 and 2011. The Committee believes these voting results affirm shareholders’ support of the Company’s approach to executive compensation, including continuing efforts by the Committee over the past several years to evolve the Company’s compensation programs towards policies viewed by institutional and other shareholders as most aligning executive compensation with the interests of shareholders and good corporate governance. In addition to listening to the input of shareholders, the Committee also has considered many other factors in evaluating the Company’s executive compensation programs, including the Committee’s assessment of the interaction of our compensation programs with our corporate business objectives, periodic evaluations of our programs by our compensation consultant, and annual review of data versus a comparator group of peer companies, each of which is evaluated in the context of the Committee’s fiduciary duty to act as the directors determine to be in shareholders’ best interests. Each of these factors bore on the Compensation Committee’s subsequent decisions regarding our named executive officers’ compensation during 2014 and 2015. The Committee will continue to consider the outcome of the Company’s say-on-pay votes when making future compensation decisions for its named executive officers.

Benchmarking

Decisions related to executive compensation program design and pay levels are informed, in part, by the practices and pay levels of comparable peer organizations. During 2014, the Committee engaged Towers Watson to conduct an executive compensation analysis that provided summarized data on market competitive levels of total compensation. In conducting the 2014 benchmarking, Towers Watson utilized a selection of 17 peer companies. This selection of peer companies, or “peer group,” reflects revisions recommended in October 2014 by Towers Watson to the Company’s 2013 peer group, which revisions were approved by the Committee in December 2014. The peer group has been designed to represent organizations of the appropriate size and complexity based upon key criteria including financial profile, business complexity, medical technology product lines and geographic penetration. This peer group consists of the following medical technology and device manufacturers and distributors, some of which we may compete against for executive talent.

Alphatec Holdings, Inc.	Natus Medical Inc.

Angiodynamics, Inc.	NuVasive, Inc.

CONMED Corporation	NxStage Medical, Inc.

Greatbatch, Inc.	Spectranetics Corporation

Haemonetics Corporation	Thoratec Corporation

ICU Medical Inc.	Tornier N.V.

Integra LifeSciences Holdings Corporation	Volcano Corporation

Masimo Corporation	Wright Medical Group Inc.

Merit Medical Systems, Inc.

Elements of Executive Compensation

Overview

Our compensation program for executive officers and other key employees consists of three primary elements:

•	annual salary;

•	performance-based incentives in the form of annual cash bonuses; and

•	long-term equity-based incentives under our long-term incentive plan.

The Committee reviews annually what portion of an executive officer’s compensation should be in the form of salary, potential annual performance-based cash bonuses and long-term equity-based incentive compensation. The Committee believes an appropriate mix of these elements, commensurate with our compensation philosophy, will assist the Committee in meeting its compensation objectives. See “– Executive Compensation Philosophy” below for more information on the Committee’s guidelines for each element of executive compensation. As part of its decision making process, the Committee reviews information setting forth all components of the compensation and benefits received by our named executive officers. This information includes a specific review of dollar amounts for salary, bonus, perquisites and long-term equity-based incentive compensation. In addition, as further described below, we sometimes grant one-time bonuses in connection with new hires and promotions, or for retention or special recognition purposes.

Annual Salary

The Committee makes annual determinations with respect to the salaries of executive officers. In making these decisions, the Committee considers each executive officer’s performance, the market compensation levels for comparable positions within and outside our peer group, performance goals and objectives and other relevant information, including recommendations of the Chief Executive Officer.

The Committee approved 2015 salary amounts for our currently employed named executive officers in December 2014. These salary amounts generally reflect increases of 2-7% from 2014 amounts. The Committee approved these increases after considering the executive officer’s performance and Towers Watson’s December 2014 peer group competitive assessment, which found that the Company’s executive officer base salaries were generally positioned within range of the 50th percentile of the peer group, but that the base salaries of some executives were below the peer group median for their office. The range of increase was determined based on the individual executive officer’s positioning within the peer group study, as the Committee sought to re-align executive officer base salaries more closely to the peer group median through these adjustments. Performance of the individual executive officer is considered critical in any adjustments to salaries. The 2015 annual base salary amounts for our currently employed named executive officers are as follows:

Name	Title	2014 Annual Base Salary	2014 Annual Base Salary v. Peer Group Median		2015 Annual Base Salary	Percentage Increase
Bradley R. Mason	President and Chief Executive Officer	$620,000	(2%)		$665,000	7.2%
Doug Rice	Chief Financial Officer	$325,000	(8%)		$325,000	—
Jeffrey M. Schumm	Chief Administrative Officer, General Counsel and Corporate Secretary	$382,000	12-30%		$393,434	3.0%
Michael M. Finegan	Chief Strategy Officer	$381,000	20%		$388,697	2.0%
Davide Bianchi(1)	President, Global Extremity Fixation	CHF 336,600	11	%(2)	CHF 346,698	3.0%

(1)	Mr. Bianchi is paid in Swiss Francs (CHF). Based on the average exchange rate to U.S. Dollars applicable during the 2014 fiscal year (1.087), the amounts shown in the table would be $365,936 and $376,914, respectively.
(2)	Compensation consultant analysis assumed Mr. Bianchi’s salary of CHF 336,600 was approximately $371,000 when converted to U.S. Dollars.

Cash Performance-Based Incentives – Annual Incentive Program

The Committee believes that a significant portion of the compensation for each executive officer should be in the form of annual performance-based cash bonuses. Short-term incentives, like our annual incentive program, tie executive compensation to our immediate financial performance. Each executive officer generally participates in our annual incentive program as it is our primary means of providing for an annual cash bonus.

The annual incentive program, which consists of cash performance-based bonus awards made pursuant to shareholder approved performance metrics, is based on goals determined by the Committee in line with annual budgets approved by the full Board. Under our program, at the outset of each year the Committee establishes target performance goals and a range of performance around the target performance goals for which a bonus would be paid as described below. We set the performance goals with the intent that it will be challenging for a participant to receive 100% of his or her incentive opportunity target award. However, an executive officer can earn up to 150% of his or her targeted bonus based upon actual performance measured against the range of established performance goals. In 2014, varying bonuses are paid for the attainment of specified goals within a range of 25% to 150%, with an attainment of zero assessed for performance less than 25% for any specified goal. For 2015, this threshold percentage has been increased to 50%, such that bonus components will only be achieved when performance is attained within the 50-150% range.

In 2014, performance goals under the plan for all participants were based on the performance of Orthofix and its subsidiaries on a consolidated basis using two metrics:

(i)	net sales; and

(ii)	adjusted operating income (which consists of GAAP-derived operating income net of credits or charges that were considered by management and the Committee at the time bonus targets were set to be outside of the normal on-going operations of the Company).

These metrics were assigned an equal weighting of 50% and 50%, respectively. The proposed goals and related matrix were reviewed and approved by the Committee in March 2014, and performance was then subsequently assessed by the Committee. Mr. Mason, Mr. Finegan, Mr. Schumm and Mr. Bianchi participated in the plan, and their bonus targets and goals were each approved by the Committee in February 2014. Each of the Committee members at the time of the applicable action participated in and approved these respective determinations.

To calculate the bonus amount payable, the achievement percentage for each component is multiplied by its component’s percentage weight. The products are added together to produce a resulting weighted percentage. For each participant, this percentage is used to determine what amount of the pre-established bonus goal amount will be paid. The weighted percentage is then multiplied by the target amount of bonus for which that participant is eligible.

The table below describes the target goals and actual achievement for the two categories described above in 2014.

Category of 2014 Goals	Percent Achievement Targets						Actual 2014 Results(1)	Actual 2014 Attainment
	25%	50%	75%	100%	125%	150%
Orthofix and its Subsidiaries on a Consolidated Basis
Net Sales	$395.1M	$403.6M	$412.0M	$420.4M	$428.8M	$437.2M	$414.6M	82.8%
Adjusted Operating Income(1)	$49.1M	$52.0M	$54.9M	$57.7M	$63.5M	$66.4M	$55.1M	77.3%
	2014 Weighted Average Aggregate Achievement							80.1%

(1)	Consists of operating income calculated in accordance with GAAP as adjusted to exclude credits or charges that were considered by management and the Committee at the time bonus targets were set to be outside of the normal on-going operations of the Company.

As illustrated above, after reviewing the results achieved in 2014 for each of the relevant components (as shown in the far right column of the table above), the Committee and the Board determined that a 80.1% weighted achievement percentage was attained. These weighted achievement percentages were then multiplied by each officer’s respective base salary and “participation percentage” to calculate the applicable bonus earned. These results are described in the table below.

	Base Salary Amount		Target Bonus Percentage of Salary	Weighted Percent Achievement	Total Annual Incentive Plan Bonus
Bradley R. Mason	$612,000	(1)	125%	80.1%	$612,186
Jeffrey M. Schumm	$382,000		60%	80.1%	$183,524
Michael Finegan	$381,000		60%	80.1%	$183,091
Davide Bianchi(2)	CHF 336,600		60%	80.1%	CHF 161,770

(1)	Amount reflects annual salary of $580,000 through mid-March 2015, at which time Mr. Mason’s annual salary was increased to $620,000.
(2)	Mr. Bianchi is paid in Swiss Francs (CHF). Based on the average exchange rate to U.S. Dollars applicable during the 2014 fiscal year (1.087), the amounts shown in the table would be $365,936 and $175,844, respectively.

Payouts to the named executive officers under the annual incentive program are reflected in column (g) of the “Summary Compensation Table.”

Other Bonus Payments

From time-to-time, the Committee uses its discretion to grant bonuses for performance or for other circumstances, such as in the cases of new hires and promotions. (See column (d) of the “Summary Compensation Table.”) For example, Mr. Rice joined the Company in early September 2014, and therefore did not participate in the annual incentive program for 2014. In lieu of such participation, for the portion of the 2014 fiscal year during which he was employed, Mr. Rice was provided with a $10,000 hiring bonus and a guaranteed bonus of $37,000 (which represents 35% of his pro-rated annual base salary during 2014). In addition, he received an additional performance-based bonus of $16,098, which represents 75% achievement of a target bonus equal to 25% of his pro-rated annual base salary during 2014 after the date of his promotion in late September 2014 to Interim Chief Financial Officer. This additional bonus was based on his achievement of individual qualitative performance objectives provided to him when he was promoted to Interim Chief Financial Officer. Beginning in 2015, Mr. Rice will fully participate in the annual incentive plan consistent with participation by other named executive officers.

During 2013 and 2014 we faced additional challenges due to the independent review of certain accounting matters by our Audit and Finance Committee, which led to the multi-year financial statement restatement we filed in March 2014, which was further restated in March 2015. During this period, the Committee remained focused on migrating towards pay practices that it believes align with market best practices, while also retaining and engaging the talent needed to navigate through these and other current business challenges. Given both the business challenge of the financial restatement and the criticality of the positions that are working to transform our business performance, we awarded special cash retention bonus awards in February 2014 to Mr. Finegan, Mr. Schumm and Ms. Buxton, in amounts equal to $225,000, $225,000 and $195,000, respectively, to recognize their direct impact on our business transformation and ensure that they remained engaged during this critical juncture for our business. Fifty percent of the bonus amounts became payable on March 31, 2014 (the date that the Company completed the filing of the 2013 Form 10-K with the SEC), and fifty percent of the bonus amount became payable on September 30, 2014 (contingent upon the applicable executive (i) remaining employed by the Company on such date, or (ii) having had his or her employment terminated by the Company without “Cause” or by the executive for “Good Reason” (in each case as defined in and pursuant to such executive’s employment agreement) prior to such payment date). Ms. Buxton voluntarily resigned as an employee as of May 14, 2014, and therefore did not receive the second bonus installment.

Long-Term Equity-Based Incentives

Long-Term Incentive Plan – 2012 LTIP

Our primary equity compensation plan is the 2012 LTIP, which our shareholders approved in June 2012. As of April 28, 2015, only 543,018 shares remained available for grant pursuant to this plan. As further described under “Proposal 3: Approval of an Amendment to the 2012 Long-Term Incentive Plan to, among other things, Increase the Number of Authorized Shares and Approve the Material Terms for Payment of Performance-Based Compensation,” at the Annual General Meeting, the shareholders will be asked to consider, and, if thought fit, approve an amendment to the 2012 LTIP to replenish the shares available for awards under the plan by 1,600,000 shares. We request that shareholders support this proposal given that equity is a key component of our pay-for-performance philosophy and equity grants best align and engage our leadership team with shareholder value creation.

Some current and former executive officers continue to hold outstanding awards under our 2004 LTIP, although we no longer grant awards under this plan. All named executive officers are also eligible, at their discretion, to acquire shares of common stock pursuant to our SPP. Each plan is described below. The Committee administers each of these plans and only the Committee makes long-term incentive plan grants to named executive officers. In addition, the Committee has authority to make inducement grants to newly hired employees, as it did in 2013 in connection with the hiring of Mr. Mason. These inducement grants are generally made on terms that are substantially the same as grants made under the 2012 LTIP, except that the inducement grant made to Mr. Mason in 2013 vests upon the satisfaction of certain performance criteria related to the trading price of the Company’s common stock.

As further described below, the Committee grants a mix of restricted stock and stock options under the 2012 LTIP. The plan contains a “fungible share pool,” under which each share of restricted stock counts as 1.84 shares for purposes of plan capacity. So, for example, a grant of 100 shares of restricted stock and a grant of 184 stock options each diminish the share capacity under the plan by 184 shares.

At the present time, the Committee grants three types of awards to employees under the plan: (i) time-based vesting stock options, (ii) time-based vesting restricted stock, and (iii) performance-based vesting restricted stock:

Time-Based Vesting Grants

Under the Company’s current form of employee restricted stock and stock option grant agreements, time-based vesting restricted stock and stock options vest and become exercisable in one-fourth increments on each of the first four anniversaries of the grant date. (In prior years, the Committee made grants that vested over a three year period; however, the Committee in 2013 determined to extend the vesting period to four years.) Generally, the unvested portion of any time-based grant is forfeited if an employee voluntarily ceases employment prior to vesting. In the event that an employee is terminated by the Company without cause, any portion of the grant that would have vested during the calendar year of termination vests, while remaining unvested portion are forfeited. In the event an employee dies, suffers a long-term disability, or retires within certain age and service tenure parameters, the full grant vests. In of the foregoing circumstances, vested stock options are subject to a limited post-employment exercise period, which ranges from 3 to 18 months depending on the circumstance. In the case of stock options held by employees who remain continuously employed, the options expire and are no longer exercisable 10 years from the grant date. In the event of a change of control (such as a sale of the Company) while a grantee remains employed, unvested portions of the grant will accelerate.

In 2014, we granted 254,750 time-based vesting stock options under the 2012 LTIP, of which 102,850 were granted to executive officers, 61,900 were granted to non-executive officer employees, and 90,000 were granted to directors. We also granted 224,850 shares of time-based vesting restricted stock, of which 76,050 were granted to executive officers, 85,550 were granted to non-executive officer employees, and 63,250 were granted to directors.

Performance-Based Vesting Grants

In recent years, the Committee has actively worked with its compensation consultant to implement performance-based vesting equity grants. The Committee first made such a grant in 2013 at the time Mr. Mason joined the Company. Rather than receiving a time-based grant, Mr. Mason agreed that his initial inducement grant of stock options would be subject to a vesting criteria based on sustained performance of the Company’s common stock. Specifically, 50% of this grant vests upon the Company’s common stock having a sustained average closing price of $45 or greater, while 50% of this grant vests upon the common stock having a sustained average closing price of $50 or greater.

During 2014, the Committee began making grants to employees under a newly approved form of performance-based vesting restricted stock agreement. Under this form of agreement, awards vest upon the

Company’s “EBITDA,” as defined in the grant agreement, shall equal or exceed $75 million in the aggregate on a trailing 12 month basis as of the end of two consecutive fiscal quarters ending on or before March 31, 2018. Generally, if an employee voluntarily ceases employment prior to satisfaction of this criterion, the aware is forfeited. If prior to achievement an employee dies, suffers a long-term disability, retires within certain age and service tenure parameters, or is terminated by the Company without cause, the employee remains eligible to vest if and when the performance criteria is satisfied. In the event a change of control occurs prior to both March 31, 2018 and the date of any employee-specific forfeiture, the grant will accelerate and become vested.

In 2014, we granted 99,600 shares of performance-based vesting restricted stock under the 2012 LTIP, of which 65,000 were granted to executive officers and 34,600 were granted to non-executive officer employees.

Approval Process

The Committee’s date of approval of a stock option or restricted stock grant is typically the second quarterly in-person Board meeting of the fiscal year. The grant date of a stock option or restricted stock is on or after the approval date. Actual grant dates are determined, among other factors, in accordance with past practice for annual grants, the Committee’s determination of an appropriate grant date, as well as our communications policy. Under this policy, employees are alerted to their option grants and grants of restricted stock. We also take into account that approvals may be required in advance of expected acquisitions, new hires or other transactions. For example, in connection with expected new hires, the grant approval may be included in an offer letter even though the actual date of grant is typically not until the employee’s first day of employment. Our policy, in accordance with the terms of the 2012 LTIP, is that the closing price of the stock on the date of grant will be used to price stock options.

Generally, the Committee’s approval of annual stock option and restricted stock grants occurs at a time when the Company’s insider trading window for executives is open. However, in the event that grants are made when such window is closed, the Committee does not seek to affect the value of grants by timing them in relation to the release or non-release of material public information.

The Company maintains a Stock Option and Restricted Stock Delegation Policy under which the Committee has delegated to the President and Chief Executive Officer for 2015 the authority to grant, subject to availability under the plan, collectively up to an aggregate of 125,000 stock options and restricted stock awards (referred to as delegated awards) during the calendar year to newly-hired employees, employees who are promoted to new positions within the Company, and employees of the Company deemed eligible due to outstanding or special performance; provided, however, that for purposes of the delegation, any stock option grant counts as one delegated award and any restricted stock award counts as four delegated awards, such that no more than 31,250 restricted stock awards may be made under the delegation in any calendar year. For example, if one employee is granted 1,000 stock options and 1,000 shares of restricted stock, that grant would count as 5,000 delegated awards. Any single employee award is limited to a maximum of 15,000 delegated awards (a maximum of 3,750 restricted stock awards). These grants of delegated awards may not be made to officers obligated to file reports under Section 16(a) of the Exchange Act.

Stock Purchase Plan

Our SPP, as amended, provides for the issuance of shares of our common stock to eligible employees and directors of the Company and its subsidiaries that elect to participate in the plan and acquire shares of our common stock through payroll deductions (including executive officers). During each purchase period, eligible individuals may designate between 1% and 25% (or any other percentage as determined by the Compensation Committee) of their cash compensation to be deducted from that compensation for the purchase of common stock under the plan. Under the plan, the purchase price for shares is equal to the lower of: (i) 85% of the fair market value per share on the first day of the plan year, and (ii) 85% of the fair market value of such shares on the last day of the plan year. The plan year begins on January 1 and ends on December 31. As amended, up to a total of 1,850,000 shares may be issued under the SPP.

Other Compensation

Deferred Compensation Plan

Between 2007 and 2010, certain of our executive officers deferred a portion of their earnings through our Deferred Compensation Plan. Since 2011, we have not permitted any further contributions to this plan; however, some of our executives continue to hold vested balances under the plan relating to prior contributions. (See “Deferred Compensation.”) The plan is intended to be an unfunded plan under the provisions of the Employee Retirement Income Security Act (“ERISA”). However, our subsidiary, Orthofix Holdings, Inc., has established a rabbi trust to provide funds for the payment of benefits under the plan, and has previously made discretionary contributions to the rabbi trust in amounts equal to the compensation previously deferred by plan participants. While the rabbi trust is an asset of Orthofix Holdings, Inc. and can be revoked by Orthofix Holdings, Inc. at any time, upon a change of control, the rabbi trust will become irrevocable and must be used to pay plan benefits. Further, if a change of control occurs, Orthofix Holdings, Inc. must make a contribution to the rabbi trust in an amount that is sufficient to pay all plan benefits and the projected fees and expenses of the trustee of the rabbi trust. It is intended that the terms of the plan will be interpreted and applied to comply with Section 409A of the Internal Revenue Code.

For record keeping purposes, accounts are maintained for each participant to reflect the amount of his or her hypothetical earnings or losses on the prior deferrals based on designations previously made by the applicable participant. These designations allocate balances among the various independently established funds and indexes chosen by the plan administrator, or measurement funds, to measure hypothetical earnings and losses on the deferred amounts. The balance credited to each participant’s account is adjusted periodically to reflect the hypothetical earnings and losses. We are not obligated to invest any amount credited to a participant’s account in such measurement funds or in any other investment funds.

A participant who previously made contributions to the plan may elect to receive an in-service distribution of the balance credited to his or her plan account in a lump sum or in a series of annual installments over a one, three, five or ten-year period. In the event a participant terminates employment with us for any reason other than retirement or death, the participant will receive a distribution of the entire amount credited to his account in a single lump sum. In the case of a termination due to retirement or in the case of a change of control, the participant can elect to receive either a single lump sum or a series of annual installments over a one, three, five or ten year period. In the case of a termination due to death or if a participant experiences a disability, the balance credited to the participant’s account will be paid out in a single lump sum, unless installment payments have already begun at the time a participant dies. In such a case, such installments shall be continued as originally elected unless the participant’s beneficiary is a trust or estate, in which case the remaining balance will be paid in a lump sum.

Temporary Living and Relocation Expenses

In connection with the opening of our new principal office in 2010, we have relocated the principal place of employment of several of our executive officers to Lewisville, Texas. In connection with these relocations, we have paid certain moving and other relocation expenses, as well as temporary living expenses, for certain executive officers. We did not make any such payments during 2014.

Perquisites and Other Personal Benefits

Our executive officers are entitled to or may otherwise be the beneficiaries of certain limited perquisites including a car allowance, reimbursement for tax preparation expenses and an annual physical exam. In addition, our executive officers and directors are entitled to reimbursement of expenses relating to their spouse’s travel in connection with no more than one Board meeting per year. We do not consider any of these significant or out of the ordinary course for similarly situated companies.

Other Plans

Executive officers participate in our 401(k) plan on the same basis as other similarly situated employees. Other than the Orthofix Deferred Compensation Plan, we do not have a long-term retirement plan or other deferred compensation plan.

Employment and Other Agreements with the Company

Each of our named executive officers work pursuant to written employment agreements with our wholly owned subsidiary, Orthofix Inc. (except for Mr. Bianchi, whose agreement is with the Company). These agreements generally include a term of employment, renewal terms, base salary and bonus provisions, eligibility for equity incentive compensation, benefits and restrictive provisions (non-competition, non-solicitation, confidentiality and invention assignment), as well as a variety of payments depending on the circumstances surrounding the executive officer’s separation from the Company.

Our employment agreements are also intended as a retention tool for senior executive officers and to remove some of the uncertainty surrounding potential change of control transactions. To that end, the agreements provide for certain payments upon termination (e.g., without cause, for good reason, etc.), which payments increase in certain instances following a change of control. For instance, following a change of control, the amount payable for termination without cause or for good reason generally increases by 50%. With respect to a change of control, most agreements provide for a “double-trigger” so that a change of control itself does not trigger any payments. However, under separate stock option and restricted stock agreements, all stock options and shares of restricted stock immediately vest upon a change of control without reliance on any other triggering event. The employment agreements, 2004 LTIP and 2012 LTIP each provide specified definitions of what constitutes a “change of control.”

All officers receiving full employment agreements and selected other executive officers or employees that are exposed to legal risk in the performance of their employment, as well as all directors, also receive indemnity agreements from the Company. See “Agreements with Named Executive Officers” for more information on the terms of particular employment agreements.

Compensation Recoupment (Clawback) Policy

In December 2012, we adopted a compensation recoupment, or “clawback” policy, which applies to all of our executive officers. Under this policy, if we are required to prepare an accounting restatement due to material noncompliance by Orthofix, as a result of misconduct, with any financial reporting requirement under the securities laws, each executive officer is required to reimburse us for (i) any bonus or other incentive-based or equity-based compensation received by such executive officer during the 12-month period following the first public issuance or filing with the Securities and Exchange Commission (whichever first occurs) of the financial document embodying such financial reporting requirement, and (ii) any profits realized from the sale of our securities of during that 12-month period.

Stock Ownership Guidelines

Upon recommendation of the Compensation Committee, the Board adopted formal stock ownership guidelines in June 2010. These guidelines were amended in December 2011. Under these guidelines, the President and Chief Executive Officer and each outside director are encouraged to have an ownership in the Company’s common stock equal to three times his annual salary or director fee amount, as applicable. These multiples should be achieved by the later of (i) 5 years from appointment or election, as applicable, or (ii) 5 years from the date of adoption of the applicable requirements. Thereafter, each participant is asked to maintain ownership levels at or above these multiples.

Compliance with Section 162(m) of the Internal Revenue Code

Section 162(m) of the Internal Revenue Code limits the deductibility of compensation payments to certain of our named executive officers in excess of $1 million per year per person, unless certain requirements are met. Although compensation paid to the named executive officers has historically not exceeded deductibility limits under Section 162(m) of the Internal Revenue Code, to the extent that it is practicable and consistent with our executive compensation philosophy, we intend to comply with Section 162(m) of the Internal Revenue Code. The annual incentive program, which consists of cash performance-based bonus awards made pursuant to our 2012 LTIP, is based on goals determined by the Committee consistent with performance measures described in the 2012 LTIP. Because the 2012 LTIP was approved by our shareholders, to the extent that the Company complies with other various requirements under Section 162(m) of the Code, the compensation paid pursuant to performance measures may be deductible by the Company even if such compensation exceeds $1 million per person for such year. If compliance with Section 162(m) of the Internal Revenue Code conflicts with our compensation philosophy or is determined not to be in the best interest of our shareholders, the Committee will abide by our compensation philosophy.

REPORT OF COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with the members of management of the Company and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s proxy statement.

The Compensation Committee

Dr. Guy J. Jordan, Committee Chair
Davey S. Scoon
Maria Sainz

SUMMARY COMPENSATION TABLE

The following table sets forth the compensation earned by or paid to our named executive officers for each of the last three fiscal years during which the officer was a named executive officer.

Name and Principal Position (a)	Year (b)	Salary ($)(1) (c)	Bonus ($)(2) (d)		Stock Awards ($)(3) (e)		Option Awards ($)(3) (f)		Non-Equity Incentive Plan Compensation ($)(4) (g)	All Other Compensation ($) (i)		Total ($) (j)
Bradley R. Mason – President and Chief Executive Officer since March 13, 2013	2014	610,769	—		1,714,625		486,332		612,186	26,097	(5)	3,450,009
	2013	452,846	—		388,200		2,150,250		—	21,900	(6)	3,013,197

Doug Rice, Chief Financial Officer	2014	91,346	47,000		265,620		99,520		16,098	5,648	(7)	525,232

Jeffrey M. Schumm – Chief Administrative Officer, General Counsel and Corporate Secretary	2014	381,787	250,000		560,063		176,379		183,524	22,541	(8)	1,574,294
	2013	354,969	100,000	(9)	408,375		152,752		—	22,269	(10)	1,038,365
	2012	322,110	75,000	(11)	553,635		683,889		25,188	36,741	(12)	1,696,563

Michael M. Finegan – Chief Strategy Officer	2014	380,911	250,000		402,375		126,720		183,091	24,167	(13)	1,367,264
	2013 2012	359,994 342,748	100,000 75,000	(14) (16)	408,375 615,150		152,752 600,116		— 26,756	22,248 19,677	(15) (17)	1,043,370 1,679,447

Davide Bianchi – President, Global Extremity Fixation since July 2013(18)	2014	365,936	189,372		402,375		126,720		175,844	74,295	(19)	1,334,542
	2013	364,158	73,029	(20)	218,240		169,384		—	67,976	(21)	892,787

Mark Heggestad, Former Chief Financial Officer	2014	169,938	—		1,477,440	(22)	454,076	(22)	—	9,628	(23)	2,111,082	(24)

David Ziegler, Former Interim Chief Financial Officer	2014	17,100	90,450	(25)	—		—		—	85,200	(26)	192,750

Emily Buxton – Former Chief Financial Officer	2014	139,594	97,500		—		—		—	13,770	(27)	250,864
	2013 2012	317,192 272,674	50,000 —	(28)	497,750 —		437,410 128,446		— 11,340	21,659 21,311	(29) (30)	1,324,011 433,772

(1)	Amounts include salary deferred and further described in “Deferred Compensation.”
(2)	2014 amounts described in “Compensation Discussion & Analysis – Elements of Executive Compensation – Other Bonus Payments.
(3)	Amounts shown do not reflect compensation actually received. Instead, the amounts shown are the aggregate grant date fair value of equity awards, as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (formerly known as Statement of Financial Accounting Standards No. 123(R)), or ASC 718.
(4)	Amounts shown reflect cash bonuses paid in 2015, 2014 and 2013 for performance in 2014, 2013 and 2012, respectively, pursuant to our annual incentive program. Our annual incentive program with respect to the 2014 fiscal year , including the Committee’s criteria for determining the amounts awarded with respect to the 2015 fiscal year, are described above under “Compensation Discussion and Analysis – Elements of Executive Compensation – Cash Performance-Based Incentives – Annual Incentive Program.”
(5)	Reflects $10,800 for car allowance, $10,400 for 401k matching and $4441 and $456 for insurance premiums paid by, or on behalf of, the Company with respect to group term and term life insurance, respectively.
(6)	Reflects $8,652 for car allowance, $10,200 for 401k matching and $2,744 and $304 for insurance premiums paid by, or on behalf of, the Company with respect to group term and term life insurance, respectively.
(7)	Reflects $3,510 for car allowance, $2,000 for 401k matching and $76 and $62 for insurance premiums paid by, or on behalf of, the Company with respect to group term and term life insurance, respectively.
(8)	Reflects $10,800 for car allowance, $10,400 for 401k matching and $913 and $428 for insurance premiums paid by, or on behalf of, the Company with respect to group term and term life insurance, respectively.
(9)	Reflects a bonus of $100,000 paid to Mr. Schumm in 2013 in recognition of his work over several years culminating in the settlement of several outstanding government investigation matters.
(10)	Reflects $10,800 for car allowance, $10,200 for 401k matching and $842 and $427 for insurance premiums paid by, or on behalf of, the Company with respect to group term and term life insurance, respectively.
(11)	Reflects the second installment of the February 2011 Retention Bonus paid to Mr. Schumm.
(12)	Reflects $10,800 for car allowance, $10,000 for 401k matching, $14,937 for relocation services, and $753 and $251 for insurance premiums paid by, or on behalf of, the Company with respect to group term and term life insurance, respectively.
(13)	Reflects $10,800 for car allowance, $10,400 for 401k matching and $911 and $392 for insurance premiums paid by, or on behalf of, the Company with respect to group term and term life insurance, respectively.
(14)	Reflects a bonus of $100,000 paid to Mr. Finegan in connection with his promotion in June 2013 to Chief Strategy Officer.
(15)	Reflects $10,800 for car allowance, $10,200 for 401k matching and $856 and $392 for insurance premiums paid by, or on behalf of, the Company with respect to group term and term life insurance, respectively.

(16)	Reflects the second installment of a special cash retention bonuses approved in February 2011 to compensate executive officers for aggregate equity-based awards in 2010 and 2011 being below our 50th percentile of peer group target due to plan availability limitations under the 2004 LTIP (the “February 2011 Retention Bonuses”).
(17)	Reflects $10,800 for car allowance, $7,940 for 401k matching and $528 and $409 for insurance premiums paid by, or on behalf of, the Company with respect to group term and term life insurance, respectively.
(18)	Mr. Bianchi is compensated in Swiss Francs. Amounts shown in table reflect compensation amounts as converted to U.S. Dollars using the average exchange rate in effect during the 2013 calendar year of 1.1035.
(19)	Reflects $26,092 for car and travel allowance and $48,203 for 401k matching.
(20)	Reflects a discretionary bonus of approximately $73,000 awarded to Mr. Bianchi, who joined the Company in July 2013. This bonus was approved in recognition of his individual performance during 2013. In approving this bonus, the Committee took note that (i) Mr. Bianchi joined the Company after the goals for the 2013 annual incentive plan were established and (ii) he was not employed by the Company during two quarterly periods that significantly affected the Company not reaching the 2013 annual incentive plan targets.
(21)	Reflects $26,484 for car and travel allowance and $41,492 for 401k matching.
(22)	Mr. Heggestad resigned his employment as of September 26, 2014, at which time the entirety of these awards were forfeited.
(23)	Reflects $4384 for car allowance, $4644 for 401k matching and $486 and $114 for insurance premiums paid by, or on behalf of, the Company with respect to group term and term life insurance, respectively.
(24)	$1,931,516 of this total amount represents Stock and Option award forfeited by Mr. Heggestad as a result of his resignation.
(25)	Represents payment for consulting services provided to the Company prior to Mr. Ziegler’s appointment as Interim Chief Financial Officer in April 2015.
(26)	Represents contingency bonus paid to Mr. Ziegler in connection with negotiation of reduction in audit fees owed to Ernst & Young.
(27)	Reflects $4,006 for car allowance, $9,484 for 401k matching and $126 and $154 for insurance premiums paid by, or on behalf of, the Company with respect to group term and term life insurance, respectively.
(28)	Reflects a bonus of $50,000 paid to Ms. Buxton in connection with her promotion in April 2013 to Chief Financial Officer.
(29)	Reflects $10,800 for car allowance, $10,200 for 401k matching and $288 and $371 for insurance premiums paid by, or on behalf of, the Company with respect to group term and term life insurance, respectively.
(30)	Reflects $10,800 for car allowance, $10,000 for 401k matching and $241 and $270 for insurance premiums paid by, or on behalf of, the Company with respect to group term and term life insurance, respectively.

GRANTS OF PLAN-BASED AWARDS

The following table provides information regarding plan-based awards that were granted to our named executive officers during the fiscal year ended December 31, 2014.

Name	Grant Date	Approval Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Equity Award(1) ($)
Bradley R. Mason	06/30/2014	06/30/2014	42,600		36.250	486,332
	06/30/2014	06/30/2014	—	15,800	—	572,750
	06/30/2014	06/30/2014	—	31,500	—	1,141,875
Total			42,600	47,300		2,200,957

Doug Rice	09/04/2014	09/04/2014	10,000	—	32.280	99,520
	09/04/2014	09/04/2014	—	2,500	—	80,700
	10/03/2014	10/03/2014	—	6,000	—	184,920
Total			10,000	8,500		365,140

Jeff Schumm	06/30/2014	06/30/2014	15,450		36.250	176,379
	06/30/2014	06/30/2014	—	5,150	—	186,687
	06/30/2014	06/30/2014	—	10,300	—	373,375
Total			15,450	15,450		736,441

Michael M. Finegan	06/30/2014	06/30/2014	11,100	—	36.250	126,720
	06/30/2014	06/30/2014	—	3,700	—	134,125
	06/30/2014	06/30/2014	—	7,400	—	268,250
Total			11,100	11,100		529,095

Davide Bianchi	06/30/2014	06/30/2014	11,100	—	36.250	126,720
	06/30/2014	06/30/2014	—	3,700	—	134,125
	06/30/2014	06/30/2014	—	7,400	—	268,250
Total			11,100	11,100		529,095

Mark Heggestad	05/05/2014	05/05/2014	32,000	—	29.940	310,231
	06/30/2014	06/30/2014	12,600	—	36.250	143,845
	05/08/2014	05/08/2014	—	33,000	—	1,020,690
	06/30/2014	06/30/2014	—	4,200	—	152,250
	06/30/2014	06/30/2014	—	8,400	—	304,500
Total			44,600	45,600		1,931,516

David Ziegler	—	—	—	—	—	—

Emily Buxton	—	—	—	—	—	—

(1)	Amounts shown reflect the grant date fair value of equity awards, as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (formerly known as Statement of Financial Accounting Standards No. 123(R)), or ASC 718.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides information about the number of outstanding equity awards held by our named executive officers at December 31, 2014.

	Option Awards					Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable(1) (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable(2) (c)		Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock that have not Vested (#) (g)		Market Value of Shares or Units of Stock that have not Vested ($) (h)
Bradley R. Mason	—	75,000	(3)	38.82	3/13/2023	—		—
	—	75,000	(5)	38.82	3/13/2023	—		—
	—	42,600	(7)	36.25	6/30/2024	—		—
	—	—		—	—	10,000	(4)	300,600
	—	—		—	—	35,000	(6)	1,052,100
	—	—		—	—	15,800	(8)	474,948
	—	—		—	—	31,500	(9)	946,890

Doug Rice	—	10,000	(10)	32.28	9/4/2024
						2,500	(11)	75,150
						6,000	(12)	180,360

Jeffrey M. Schumm	7,500	—		50.99	1/16/2017	—		—
	15,000	—		28.95	6/30/2018	—		—
	2,500	—		10.42	11/21/2018	—		—
	10,000	—		23.58	7/25/2019	—		—
	11,000	—		29.23	2/15/2021	—		—
	16,667	8,333	(13)	41.37	2/15/2022	—		—
	10,000	5,000	(14)	39.66	6/25/2022	—		—
	4,375	13,125	(16)	21.78	9/26/2023	—		—
	—	15,450	(7)	36.25	6/30/2024	—		—
	—	—		—	—	—		—
	—	—		—	—	4,500	(15)	135,270
	—	—		—	—	14,062	(17)	422,704
	—	—		—	—	5,150	(8)	154,809
	—	—		—	—	10,300	(9)	309,618

Michael M. Finegan	50,000	—		38.11	6/29/2016	—		—
	22,300	—		44.97	6/29/2017	—		—
	20,000	—		28.95	6/30/2018	—		—
	10,000	—		23.49	8/19/2018	—		—
	5,000	—		18.44	2/23/2019	—		—
	20,000	—		25.01	6/30/2019	—		—
	20,000	—		25.01	7/25/2019	—		—
	13,000	—		29.23	2/15/2021	—		—
	8,334	4,166	(13)	41.37	2/15/2022	—		—
	15,334	7,666	(14)	39.66	6/25/2022	—		—
	4,375	13,125	(16)	21.78	9/26/2023	—		—
	—	11,100	(7)	36.25	6/30/2024	—		—
	—	—		—	—	5,000	(15)	150,300
	—	—		—	—	14,062	(17)	422,704
	—	—		—	—	3,700	(8)	111,222
	—	—		—	—	7,400	(9)	222,444

	Option Awards					Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable(1) (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable(2) (c)		Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock that have not Vested (#) (g)		Market Value of Shares or Units of Stock that have not Vested ($) (h)

Davide Bianchi	2,500	7,500	(18)	28.49	7/22/2023	—		—
	1,563	4,687	(16)	21.78	9/26/2023	—		—
	—	11,100	(7)	36.25	6/30/2024	—		—
	—	—		—	—	1,875	(19)	56,363
	—	—		—	—	5,062	(17)	152,164
	—	—		—	—	3,700	(8)	111,222
	—	—		—	—	7,400	(9)	222,444

Mark Heggestad	—	—		—	—	—		—

David Ziegler	—	—		—	—	—		—

Emily Buxton	—	—		—	—	—		—

(1)	All options listed in this column were exercisable as of December 31, 2014.
(2)	All options listed in this column were not exercisable as of December 31, 2014.
(3)	These unvested options are subject to vesting the first date that the average closing price of the Common Shares on the Nasdaq Stock Market during the period of 22 trading dates ending on such date was $45 or greater.
(4)	These remaining unvested shares of restricted stock are subject to vesting on March 13, 2016.
(5)	These unvested options are subject to vesting the first date that the average closing price of the Common Shares on the Nasdaq Stock Market during the period of 22 trading dates ending on such date was $50 or greater.
(6)	One half of these remaining unvested shares of restricted stock vested on February 27, 2015, with the remaining one half subject to vesting in 12 equal monthly increments through February 27, 2016
(7)	One-fourth of these remaining unvested options are subject to vesting on each of June 30, 2015, 2016, 2017 and 2018.
(8)	One-fourth of these remaining unvested shares of restricted stock are subject to vesting on each of June 30, 2015, June 30, 2016, June 30, 2017 and June 30, 2018.
(9)	These remaining unvested shares of restricted stock are subject to vesting upon meeting certain EBITDA based performance targets.
(10)	One-fourth of these remaining options are subject to vesting on each of September 4, 2015, September 4, 2016, September 4, 2017 and September 4, 2018.
(11)	One-fourth of these remaining unvested shares of restricted stock are subject to vesting on each of September 4, 2015, September 4, 2016, September 4, 2017 and September 4, 2018.
(12)	One-fourth of these remaining unvested shares of restricted stock are subject to vesting on each of October 3, 2015, October 3, 2016, October 3, 2017 and October 3, 2018.
(13)	These remaining unvested options are subject to vesting on February 15, 2015.
(14)	These remaining unvested options are subject to vesting on June 25, 2015.
(15)	These remaining unvested shares of restricted stock are subject to vesting on July 31, 2015.
(16)	One-third of these options are subject to vesting on each of September 26, 2015, September 26, 2016, and September 26, 2017.
(17)	One-third of these remaining unvested shares of restricted stock are subject to vesting on each of September 26, 2015, September 26, 2016, and September 26, 2017.
(18)	One-third of these options are subject to vesting on each of July 22, 2015, July 22, 2016, and July 22, 2017.
(19)	One-third of these remaining unvested shares of restricted stock are subject to vesting on each of July 22, 2015, July 22, 2016, and July 22, 2017

For a summary of our standard option agreements, see “Compensation Discussion and Analysis – Elements of Executive Compensation – Long-Term Equity-Based Incentives.” See also “Agreements with Named Executive Officers.”

OPTION EXERCISES AND STOCK VESTED

The following table provides information about the number of shares issued upon option exercises, and the value realized on exercise, by our named executive officers during fiscal 2014.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($)(1) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($)(2) (e)
Bradley R. Mason	—	—	—	—
Doug Rice	—	—	—	—
Michael M. Finegan	—	—	13,021	391,921
Jeffrey M. Schumm	—	—	11,854	359,918
Davide Bianchi	—	—	2,313	73,339
Emily Buxton	11,333	364,374	2,500	62,823
Mark Heggestad	—	—	—	—
David Ziegler	—	—	—	—

(1)	Value realized on exercise calculated based on the difference between the closing price of our common stock on the date of exercise and the option exercise price, multiplied by the number of shares exercised.
(2)	Value determined by multiplying the number of vested shares by the closing price of our common stock on the vesting date.

DEFERRED COMPENSATION

The following table provides information about the amount of compensation deferred by our named executive officers at December 31, 2014. For any named executive officer not listed on the following table, no information was applicable. For more information about deferred compensation, see “Compensation Discussion and Analysis – Elements of Executive Compensation – Other Compensation – Deferred Compensation Plan.”

Name (a)	Executive Contributions in 2014 ($)(1)) (b)	Aggregate Earnings in 2014 ($) (d)	Aggregate Balance at December 31, 2014 ($)(2) (f)
Jeffrey M. Schumm	—	10,419	87,845
Michael M. Finegan	—	9,039	166,282

(1)	Represents the dollar amount of salary set forth on the Summary Compensation Table, which the executive has deferred in accordance with the Deferred Compensation Plan.
(2)	The amounts in the Aggregate Balance at December 31, 2014 column, other than earnings on deferred compensation and amounts described in footnote 1 above, have all been previously disclosed in Summary Compensation Tables in our prior proxy statements (to the extent the officer was a named executive officer in prior proxy statements).

AGREEMENTS WITH NAMED EXECUTIVE OFFICERS

Our employment agreements with our Named Executive Officers are described below.

Executive Employment Agreements with Named Executive Officers

Each of our named executive officers work pursuant to written employment agreements with our wholly owned U.S.-based subsidiary, Orthofix Inc. (except for Mr. Bianchi, whose employment is with the Company and whose agreement is governed by Swiss law). The agreements with Orthofix Inc. are each guaranteed by the Company.

Term

Each of the agreements with Orthofix Inc. provide for an initial term, with automatic one-year renewals on each anniversary thereafter unless either party notifies the other party of its intention not to renew within a specified time period prior to each renewal period. The current or renewal terms, as applicable, extend until July 1, 2016. These agreements provide that if a change of control (as that term is defined in each agreement) occurs within 2 years of the date on which the initial term expires, or during any renewal term, the agreement will automatically be extended for two years only from the change of control date (as that term is defined in each agreement).

Mr. Bianchi’s agreement provides for a term continuing until (i) either party terminates the agreement in accordance with its terms, (ii) he reaches the legal retirement age in Switzerland (currently age 65) or (iii) he retires due to disability.

Compensation

Under the agreements, each executive officer agrees to serve the Company and, if applicable, Orthofix Inc., in the capacities and for the compensation levels noted below. These dollar amounts reflect 2015 base salaries. Salary levels are reviewed annually by the Compensation Committee and may be further amended from time to time by the Committee. These salary levels may only be decreased if the decrease is the result of a general reduction affecting the base salaries of all other executive officers that does not disproportionately affect the executive officer and does not reduce the executive officer’s base salary to a rate that is less than 90% of the executive officer’s then current base salary amount.

Name	Title	Current Base Salary (annualized)
Bradley R. Mason	President and Chief Executive Officer	$ 665,000
Doug Rice	Chief Financial Officer	$ 325,000
Jeffrey M. Schumm	Chief Administrative Officer, General Counsel and Corporate Secretary	$ 393,434
Michael M. Finegan	Chief Strategy Officer	$ 388,697
Davide Bianchi	President, Global Extremity Fixation	CHF346,698	(1)

(1)	Mr. Bianchi is paid in Swiss Francs (CHF). Based on the average exchange rate to U.S. Dollars applicable during the 2014 fiscal year (1.087), the amount shown would be $376,914.

Each of our named executive officer participates in our annual incentive program. For 2015, the amount that can be earned by each such executive officer under our annual incentive program is based on the percentage of target Company-wide financial performance goals that are determined to have been met by the Compensation Committee, which can range from 50 to 150 percent. These goals are based on the Company’s achievement of net sales and adjusted operating income results for the 2015 fiscal year. The following table shows, for illustrative purposes, the bonus that each such executive officer is eligible to receive if 100% and 150%, respectively, of target performance goals are met for 2015:

Name(1)	Bonus as Percentage of Base Salary if 100% of Target Performance Goals Are Met	Bonus as Percentage of Base Salary if 150% of Target Performance Goals Are Met
Bradley R. Mason	125%	188.5%
Doug Rice	48%	72%
Jeffrey M. Schumm	48%	72%
Michael M. Finegan	48%	72%
Davide Bianchi	48%	72%

Amounts actually paid to each executive officer will depend on whether or not the various performance goals under the program are attained as determined by the Committee. For a more detailed explanation of the Company’s annual incentive program, including targets and determinations with respect to the 2014 fiscal year, see “Compensation Discussion & Analysis – Elements of Executive Compensation – Cash Performance Based Incentives – Annual Incentive Program” and “Summary Compensation Table.”

In 2015, each executive officer other than Mr. Mason also will participate in an individual incentive bonus program in which such officer will be eligible to earn a bonus targeted at 12% of his base salary based on the achievement of individually-based 2015 qualitative objectives that have been provided to such executive. Amounts earned under this individually-based program are not designed to be exempt from deduction limits under Section 162(m) of the Internal Revenue Code.

In addition, these executive officers are eligible to receive stock option and restricted stock grants under the 2012 LTIP or other stock-based compensation plans that we may establish from time to time, including participation in the SPP. Under the agreements, the executive officers and their eligible dependents will generally be entitled to participate in our employee benefit plans such as welfare benefit plans and savings and retirement plans to the same extent as other senior executive officers of the Company or by virtue of each executive officer’s position, salary, tenure and other qualifications. The agreements typically provide for a car allowance of $900 per month.

Termination

Each employment agreement may be terminated as follows:

•	By mutual written agreement of Orthofix and the executive officer;

•	Upon the executive officer’s death;

•

By Orthofix in the event the executive officer incurs a disability (as that term is defined in each agreement) for a continuous period exceeding 90 days or for a total of 180 days during any period of 12 consecutive months;

•	By the executive officer for “good reason” (as that term is defined in each agreement);

•	By Orthofix for “cause” (as that term defined in each agreement) or without cause; or

•	By the executive officer voluntarily.

For a description of potential payments upon termination or change of control, see “Potential Payments upon Termination or Change of Control – Potential Payments to Bradley R. Mason, Doug Rice, Jeffrey M. Schumm, Michael M. Finegan and Davide Bianchi.”

Section 280G

Generally, if it is determined that any amount or benefit payable to an executive officer under his agreement or otherwise in conjunction with his employment would give rise to liability of the executive officer for the excise tax imposed by Section 4999 of the Internal Revenue Code or any successor provision, then the amount of benefits payable to that executive officer shall be reduced by the Company to the extent necessary so that no portion is subject to those provisions. This reduction shall only be made if the net amount of payments, as so reduced (and after deduction of applicable federal, state, and local income and payroll taxes on the reduced payments other than the excise tax (as that term is defined in each agreement)) is greater than the excess of (1) the net amount of the payments, without reduction (but after making the above referenced deductions) over (2) the amount of excise tax to which the executive officer would be subject in respect of those payments.

Certain Other Provisions

The employment agreements contain confidentiality, non-competition and non-solicitation covenants effective so long as the executive officers are employees of Orthofix or any of its subsidiaries and for a period of one year after employment is terminated. The agreements also contain confidentiality and assignment of inventions provisions that last indefinitely. We paid all reasonable legal fees and expenses of each executive officer’s counsel in connection with the preparation and negotiation of each employment agreement, and are obligated to pay each executive’s reasonable attorneys’ and related fees, costs and expenses in certain circumstances in the event of a dispute.

Orthofix’s obligation to pay or provide any severance benefits under each agreement (other than any benefits as a result of death) is conditioned upon the executive officer signing a release of claims in favor of the Company and its affiliates by a specified date following separation from employment.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

Potential Payments to Bradley R. Mason, Doug Rice, Jeffrey M. Schumm, Michael M. Finegan and Davide Bianchi

Termination

Under their employment agreements, each of Mr. Mason, Mr. Rice, Mr. Schumm, Mr. Finegan and Mr. Bianchi is generally entitled to receive the following in the event of termination as a result of death, disability, for good reason or without cause:

•	Any amounts actually earned or owing through the date of termination (such as base salary, incentive compensation or accrued vacation) payable within 30 days after the date of termination.

•

The pro-rata amount of any bonus plan incentive compensation for the fiscal year of the executive’s termination of employment (based on the number of business days he or she was actually employed by the Company during the fiscal year in which the termination of employment occurs) that he or she would have received had his or her employment not been terminated during such year. This pro-rata amount is payable at the time such incentive compensation is paid to other senior executives of the Company (generally, before March 15 of the next year).

•

An amount equivalent to 100% of the executive officer’s Base Amount (150% of such amount if following a change of control) payable within 30 days after the date of termination calculated as set forth in the employment agreement. The timing of such payment may be modified in accordance with Section 409A of the Internal Revenue Code. This multiple increases as described below for payments triggered following a change of control. “Base Amount” means an amount equal to the sum of:

(1)	the executive officer’s annual base salary at the highest annual rate in effect at any time during the term of employment; and

(2)	the greater or lesser, depending on the executive officer, of (a) the executive officer’s target bonus in effect during the fiscal year in which termination of employment occurs, or (b) the greater of (i) the average of his annual bonuses actually earned for the two years ending immediately prior to the year in which termination of employment occurs or (ii) the average of his annual bonuses actually earned for the two years ending immediately prior to the change of control or potential change of control (as those terms are defined in the employment agreement), in each case with adjustments made for eligibility and any partial years.

•

Continuation of certain basic employee group welfare benefits (but not pension, retirement, profit-sharing, severance or similar compensatory benefits) for the executive and his or her dependents substantially similar to those being received immediately prior to termination for a limited amount of time.

•	A range of $12,500 to $25,000, depending on the executive, for outplacement fees incurred following the date of termination.

See “Executive Compensation – Compensation Discussion and Analysis – Elements of Executive Compensation – Other Compensation – Deferred Compensation Plan” for a discussion of payments pursuant to the Deferred Compensation Plan upon termination of employment.

Change of Control

Our employment agreements provide for a “double-trigger” so that a change of control (as that term is defined in the agreement) alone does not grant the executive officer any specific right to terminate his employment agreement or receive severance benefits, but as noted above, it can result in increased payments in the event of termination for good reason or without cause during the change of control period (as that term is defined in the employment agreement). The agreements do not alter any rights the executive officers may have under separate stock-based compensation plans or agreements with the Company, and which generally provide that all stock options immediately vest upon a change of control (as that term is defined under the 2004 LTIP and 2012 LTIP) without reliance on any other triggering event.

See “Compensation Discussion and Analysis – Elements of Executive Compensation – Other Compensation – Deferred Compensation Plan” for a discussion of payments pursuant to the Deferred Compensation Plan upon a change of control.

Estimated Payments

The following table reflects the estimated payments and benefits that would be provided to each of Mr. Mason, Mr. Rice, Mr. Schumm, Mr. Finegan and Mr. Bianchi upon his termination or upon a change of control pursuant to the terms of his respective employment agreements and related stock option agreements. For purposes of this table, we assume that the triggering event took place on April 28, 2015, and the price per share of our common stock was $36.24, the closing market price as of that date. For any triggering event that presupposes a change of control, we assume a change of control has so occurred.

Name	Triggering Event	Lump Sum Severance Payment ($)	Value of Stock- Based Rights ($)	Value of Welfare Benefits ($)	Fees and Expenses of Out-placement Firm ($)	Total ($)
Bradley R. Mason	Termination for death, disability, good reason or without cause	971,093	—	14,220	12,500	997,813
	Termination for cause or voluntary termination	—	—	—	—	—
	Change of control	—	2,605,076	—	—	2,605,076
	Termination for good reason or without cause within a change of control period	1,456,640	—	21,330	12,500	1,490,470

Doug Rice	Termination for death, disability, good reason or without cause	499,688	—	10,982	12,500	523,170
	Termination for cause or voluntary termination	—	—	—	—	—
	Change of control	—	700,980	—	—	700,980
	Termination for good reason or without cause within a change of control period	749,532	—	16,473	12,500	778,505

Jeffrey M. Schumm	Termination for death, disability, good reason or without cause	535,196	—	12,422	12,500	560,118
	Termination for cause or voluntary termination	—	—	—	—	—
	Change of control	—	1,422,382	—	—	1,422,382
	Termination for good reason or without cause within a change of control period	802,794	—	18,633	12,500	833,927

Name	Triggering Event	Lump Sum Severance Payment ($)		Value of Stock- Based Rights ($)		Value of Welfare Benefits ($)	Fees and Expenses of Out-placement Firm ($)		Total ($)
Michael M. Finegan	Termination for death, disability, good reason or without cause	621,915		—		17,465	25,000		664,380
	Termination for cause or voluntary termination	—		—		—	—		—
	Change of control	—		1,282,858		—	—		1,282,858
	Termination for good reason or without cause within a change of control period	932,873		—		26,198	25,000		984,071

Davide Bianchi	Termination for death, disability, good reason or without cause	464,783	*	—		—	12,500	*	477,283	*
	Termination for cause or voluntary termination	—		—		—	—		—
	Change of control	—		863,383	*	—	—		863,383	*
	Termination for good reason or without cause within a change of control period	697,174	*	—		—	12,500	*	709,674	*

*	Assumes Swiss Francs are converted to U.S. Dollars using the average exchange rate in effect during the 2014 calendar year of 1.087.

DIRECTOR COMPENSATION

Directors are elected each year at the Annual General Meeting of Shareholders, which is usually held in June. Other director appointments occur from time to time as determined by the Board, for instance, in the event of vacancies on the Board resulting from a director’s death, resignation or retirement.

Employee directors, such as Mr. Mason, are not provided any additional compensation for their service as a director. Non-employee directors (other than the Chairman) are paid an aggregate annual cash fee of $60,000 for service as a director and member of any committees of the Board on which such director sits. In addition, such directors receive an additional annual cash fee of $5,000 to $15,000 if he or she also serves as the Chair of a Board committee. The Chairman is paid an annual fee of $150,000 for service in this role (and does not receive any additional cash compensation for committee service, including his service as Chair of the Nominating and Governance Committee).

Non-employee directors also receive annual grants under our 2012 LTIP. Under our current practice, which began in 2014, we provide each director (other than the Chairman) a grant of 30,000 four-year vesting stock options at the time such director joins the Board, and an annual grant of shares of restricted stock. For 2014, the annual grant consisted of 6,500 shares of one-year vesting restricted stock, which amount was approved after consultation with our compensation consultant. The number of shares of restricted stock we grant may change year-to-year, in part, based on consultation with our compensation consultant. The Chairman, who joined the Board in 2014, received a grant of 30,000 three-year vesting stock options and 8,000 shares of one-year vesting restricted stock at the time he joined the Board in March 2014, and also received an annual grant of 8,000 shares of one-year vesting restricted stock.

We do not normally pay meeting fees; however, as a result of the heavy workload undertaken over the last two years, in particular by our Audit and Finance Committee members, we adopted a policy beginning in 2014 to pay fees of $1,500 per meeting for each Board or committee meeting that exceeds the applicable annual average number of meetings for the Board or such committee, as applicable, during the preceding three years. As a result, cash fees to Audit and Finance Committee members for 2014 (during which year there were 25 meetings of such committee) included an additional payment of up to $22,500. Similarly, certain members of the Board received up to $3,000 of additional cash fees under this criterion.

In addition, to reflect the heavy workload of the Audit and Finance Committee members in 2013 (during which year there were 33 meetings for which we provided no additional meeting fees or other additional cash compensation), in February 2014 we made additional grants of restricted stock to Audit and Finance Committee members who served during this period. These grants consisted of 2,500, 1,900, 1,900 and 950 shares of one-year vesting restricted stock to Mr. Scoon, Ms. Sainz, Mr. Weisshaar and Ms. Regan, respectively.

The Board has adopted a director compensation philosophy providing for a 50th percentile goal for total director compensation, with such compensation being based on a mix of cash and equity. This philosophy is consistent with the total compensation philosophy applied to the compensation levels of the executive officers. Current Board compensation levels were determined by the Board based upon consideration of a compensation analysis performed by Towers Watson in August 2012, which included a competitive market analysis to determine competitive compensation levels for our directors. Towers Watson’s analysis concluded that the Board’s cash fees were in line with its philosophy, but that our equity-based compensation for directors at that time (when equity grants were lower than those described above) was below our peer group as compared to our preferred percentile goals. As a result of Towers Watson’s analysis, the Compensation Committee recommended to the Board, and the Board approved, an increase in director equity compensation to the levels described above during 2014 with the intent of bringing overall non-employee director compensation in line with our 50th percentile goal for total director compensation.

Each director may elect at the time of election to the Board or at a subsequent increase in fees to have their director fee paid either in U.S. Dollars or in the director’s local currency. If a director does not elect to have his or her director fee paid in his local currency, the Company will pay the director fee in U.S. Dollars. Directors are eligible to participate in our health and welfare programs on substantially the same terms as our other employees. In addition, directors are each offered the opportunity to enter into a director indemnification agreement.

The following table provides information regarding compensation to non-employee directors who served during the fiscal year ended December 31, 2014.

Name(1) (a)	Fees Earned or Paid in Cash ($) (b)		Restricted Stock Awards (Number of Shares Granted)(1)		Grant Date Fair Value of Restricted Stock Awards ($)(2) (c)		Option Awards(1) (d)		Grant Date Fair Value of Option Awards ($)		All Other Compensation ($) (g)	Total ($) (h)
Ronald Matricaria	117,432		16,000	(3)	490,400	(3)	30,000	(4)	232,256	(4)	—	840,088
Luke Faulstick	17,143		—		—		30,000	(5)	297,021	(5)	—	314,164
James Hinrichs	48,544		6,500	(6)	235,625	(6)	30,000	(7)	313,112	(7)	—	597,282
Dr. Guy J. Jordan	70,000		6,500	(6)	235,625	(6)	—		—		—	305,625
Anthony Martin	61,500		6,500	(6)	235,625	(6)	—		—		—	297,125
Kathleen T. Regan	140,671	(8)	8,450	(9)	293,165	(9)	—		—		—	433,836
Maria Sainz	83,500		8,400	(9)	278,204	(10)	—		—		—	361,704
Davey S. Scoon	100,500		9,000	(10)	291,650	(11)	—		—		—	392,150
Dr. Walter P. von Wartburg	27,781		—		—		—		—		—	27,781
Kenneth R. Weisshaar	32,281		1,900	(12)	42,579	(12)	—		—		—	74,860

(1)	The following table shows the number of shares subject to outstanding and unexercised option awards and the number of shares subject to outstanding shares of restricted stock held by each of the non-employee directors serving during 2014 as of December 31, 2014.

Director	Number of Shares Subject to Outstanding Stock Options as of 12/31/14	Number of Shares Subject to Outstanding Restricted Stock Awards as of 12/31/14
Ronald Matricaria	30,000	16,000
Luke Faulstick	30,000	—
James Hinrichs	30,000	6,500
Dr. Guy J. Jordan	—	10,291
Anthony Martin	22,500	6,500
Kathleen T. Regan	22,500	8,450
Maria Sainz	—	12,191
Davey S. Scoon	12,000	12,791
Dr. Walter P. von Wartburg	—	2,625
Kenneth R. Weisshaar	—	—

(2)	Amounts shown reflect the grant date fair value of equity awards, as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (formerly known as Statement of Financial Accounting Standards No. 123(R)), or ASC 718.
(3)	Represents grants of 8,000 shares of one-year vesting restricted stock on each of March 20, 2014 and June 30, 2014. The grand date fair market value of such awards was $200,400 and $290,000, respectively.
(4)	Represents a grant of 30,000 stock options upon appointment to the Board on March 20, 2014 with three year vesting.
(5)	Represents a grant of 30,000 stock options upon appointment to the Board on September 17, 2014 with four year vesting.
(6)	Represents annual grant of 6,500 shares of one-year vesting restricted stock on June 30, 2014.
(7)	Represents a grant of 30,000 stock options upon appointment to the Board on April 24, 2014 with four year vesting.

(8)	Includes additional cash compensation received for service as Interim Chair of the Board from January 2015 until March 2015.
(9)	Represents grants of 950 and 7,500 shares of one-year vesting restricted stock on February 27, 2014 and June 30, 2014, respectively. The grand date fair market value of such awards was $21,290 and $271,875, respectively. The grant of 7,500 shares includes 1,000 shares related to Ms. Regan’s service as Interim Chair of the Board from January 2014 until March 2014.
(10)	Represents grants of 1,900 and 6,500 shares of one-year vesting restricted stock on February 27, 2014 and June 30, 2014, respectively. The grand date fair market value of such awards was $42,579 and $235,625, respectively.
(11)	Represents grants of 2,500 and 6,500 shares of one-year vesting restricted stock on February 27, 2014 and June 30, 2014, respectively. The grand date fair market value of such awards was $56,025 and $235,625, respectively.
(12)	Represents grant of 1,900 of one-year vesting restricted stock on February 27, 2014.

EQUITY COMPENSATION PLAN INFORMATION

Our primary equity compensation plan in recent years had been the 2004 LTIP. In 2012, our shareholders approved the 2012 LTIP, which is now our primary equity compensation plan. Some current and former executive officers continue to hold outstanding awards under our previous Staff Share Option Plan, although we no longer grant awards under this plan. All named executive officers are also eligible at their discretion to acquire shares of common stock pursuant to our SPP. Each of these has been approved by our shareholders. We have also made inducement grants of stock options to new employees in reliance on the NASDAQ exception to shareholder approval for such grants. At the Annual General Meeting, the shareholders will be asked to consider, and, if thought fit, approve an amendment to the 2012 LTIP to replenish the shares available for awards under the plan by 1,600,000 shares. (See “Proposal 3: Approval of an Amendment to the 2012 Long-Term Incentive Plan to, among other things, Increase the Number of Authorized Shares and Approve the Material Terms for Payment of Performance-Based Compensation.”) For more information on our equity compensation plans, see “Executive Compensation – Compensation Discussion and Analysis – Elements of Executive Compensation – Long-Term Equity-Based Incentives.”

The following table provides aggregate information regarding the shares of our common stock that may be issued upon the exercise of options and rights under all of our equity compensation plans as of December 31, 2014.

Plan Category	Number of Securities to Be Issued upon Exercise of Outstanding Options and Rights (#) (a)(1)		Weighted-Average Exercise Price of Outstanding Options and Rights ($) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (#) (c)
Equity Compensation Plans Approved by Security Holders	1,377,836	(2)	34.48	1,255,039	(3)
Equity Compensation Plans Not Approved by Security Holders	150,000	(4)	38.82	—
Total	1,527,836		34.91	1,255,039

(1)	This column includes stock options and restricted stock. The weighted-average exercise price in column (b) only relates to the exercise price of stock options because the restricted stock has no exercise price.
(2)	Options were granted pursuant to the following plans: the 2004 LTIP and the 2012 LTIP. There are currently no more shares available for issuance under the 2004 LTIP.
(3)	Included are 881,308 registered shares available for issuance pursuant to the SPP and 373,731 shares remaining available for grant under the 2012 LTIP, in each case as of December 31, 2014. Of the 881,308 shares that were available for issuance pursuant to the SPP as of such date, 100,514 of these shares were issued in January 2015 pursuant to plan contributions made during the 2014 fiscal year.
(4)	Reflects inducement grant stock options granted in reliance on the NASDAQ exception to shareholder approval for equity grants to new hires.

PROPOSAL 1: ELECTION OF DIRECTORS

Effective as of the Annual General Meeting, the Board will consist of seven seats, each of which is up for election at the Annual General Meeting. We have nominated Mr. Faulstick, Mr. Hinrichs, Dr. Jordan, Dr. Martin, Mr. Mason, Mr. Matricaria and Ms. Sainz to stand for election at the Annual General Meeting for these seven seats. Each seat will be elected for a one year term expiring at the 2016 annual general meeting of shareholders and/or until their successors have been elected. During the year, we may expand the size of the Board and appoint one or more additional independent directors (in which case, any new appointees will be subject to election by shareholders at the 2016 annual general meeting of shareholders together with each of our other directors).

We know of no reason why any nominee may be unable to serve as a director. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the Board, or the Board may reduce the number of directors to be elected. If any director resigns, dies or is otherwise unable to serve out his term, the Board may fill the vacancy until the next Annual General Meeting.

Directors Standing for Election

Luke Faulstick	Mr. Faulstick, 51, joined the Board in September 2014. He has over 25 years of experience as a manufacturing executive and is a recognized expert on Lean Manufacturing and work culture. Mr. Faulstick is co-owner, President and Chief Executive Officer of Power Partners Inc. and formerly the Executive Vice President and Chief Operating Officer of DJO Global. He previously held senior operating management roles at Tyco Healthcare, Graphic Controls, Mitsubishi Consumer Electronics and Eastman Kodak. Under his leadership, DJO Global’s operations teams and manufacturing plants won numerous awards including the Shingo Prize for Operational Excellence, Industry Week’s Best Plants, and the Association of Manufacturing Excellence Operational Excellence Award. Mr. Faulstick received a Bachelor of Science Degree in Engineering from Michigan State University and a Master of Science Degree in Engineering from Rochester Institute of Technology. He previously served on the boards of Alphatec Spine and Microdental, as well as Chairman of the Board of the Association of Manufacturing Excellence. Currently he is a member of the Rady Children’s Hospital Foundation Board of Trustees and a Certified Board of Director through the UCLA Anderson School of Business.

The Board believes that Mr. Faulstick’s extensive experience as a manufacturing executive, operational knowledge and industry expertise as well as his previous and current board memberships, brings unique and valuable insight to the Board.

James F. Hinrichs	Director

Mr. Hinrichs, 47, was appointed to the Board in April 2014. Since April 2015, he has served as Executive Vice President and Chief Financial Officer of Alere Inc, a publicly traded diagnostic company. From December 2010 through March 2015, he served as Chief Financial Officer of CareFusion Corporation, a publicly traded medical technology company, prior to its sale to Becton Dickinson. He previously served as CareFusion’s Senior Vice President, Global Customer Support, from January 2010 to December 2010, and as its Senior Vice President, Controller, from January 2009 to January 2010. Prior to joining CareFusion when it was spun off from Cardinal Health, Inc., he worked since 2004 at Cardinal Health in various positions including Executive Vice President and Corporate Controller of Cardinal Health, and as Executive Vice President and Chief Financial Officer of its Healthcare Supply Chain Services segment. He joined Cardinal Health following over a decade of finance and marketing roles at Merck & Co. He holds undergraduate and graduate degrees in business from Carnegie Mellon University.

The Board believes that Mr. Hinrich’s financial and accounting experience gained through the foregoing roles, including in particular his experience as a public company chief financial officer, provide important expertise to the Board and will, in particular, enable him to provide service and leadership as the Chair of the Company’s Audit and Finance Committee effective as of the Annual General Meeting.

Dr. Guy J. Jordan, Ph.D.	Director

Dr. Jordan, 66, became a director of Orthofix in 2004. Most recently, from 1996 to 2002, Dr. Jordan served as a Group President at CR Bard, Inc., a medical device company, where he had strategic and operating responsibilities for Bard’s global oncology business and functional responsibility for all of Bard’s research and development. Dr. Jordan earned a Ph.D. in organic chemistry from Georgetown University as well as an MBA from Fairleigh Dickinson University. He also currently serves on the board of Tangent Medical, Inc. a private health care company.

The Board believes that Dr. Jordan’s current and past experience as an executive and board member of several medical device companies, as well as his accomplished academic background, brings valuable insight to the Board. In addition, he provides relevant knowledge and understanding of public company governance and compensation issues.

Anthony F. Martin, PhD	Director

Dr. Martin, 60, was appointed to the Board in December 2013. Dr. Martin has more than 25 years of international experience in managing life science businesses in both executive and non-executive roles. Since 2006, he has been the Managing Partner at TMA Consultants, an entity that he founded and that specializes in providing interim management and directorships to biopharmaceutical, life sciences research, medical device and diagnostic companies. He is currently the Non-Executive Chairman of Sphere Medical Holding plc, and Phico Therapeutics Ltd, and a Non-Executive Director of Abcam plc. He gained a doctorate in Immunology from the University of Manchester Medical School and a first class honors degree in Applied Chemistry from Huddersfield University. Dr. Martin has previously served as chief executive officer at a number of international life sciences and diagnostic businesses including British Bio-Technology Products ltd, Celsis International plc, AZUR Environmental, the molecular biology division of Invitrogen Corporation, and Molecular Probes Inc. He has also previously served as the Chairman of Immunodiagnostic Systems Holdings plc, NeuTec Pharma plc and Molecular Insight Pharmaceuticals Inc. and as a board member of Prelude Trust plc and Invitrogen Corporation. In addition, he previously served on the scientific advisory Board of Agilent Technologies.

The Orthofix board believes that Dr. Martin’s extensive experience as an international operational CEO, combined with his deep knowledge of the UK institutional shareholder base for medical companies and UK financing matters, adds significant value to the board as the Company seeks to grow its UK and European operations and market presence. The board also believes that his experience serving with both UK and US public companies brings added depth and a cross-border perspective with board governance matters.

Bradley R. Mason	Director (and President and Chief Executive Officer)

Mr. Mason, 61, has served as a director since the 2013 Annual General Meeting. Mr. Mason rejoined Orthofix in March 2013 as our President and Chief Executive Officer after previously serving as Group President, North America from June 2008 through October 2009, and as a Strategic Advisor from November 2009 through October 2010. Prior to being appointed as Group President, North America, he had served as a Vice President of the Company since December 2003, when the Company acquired Breg, Inc. Prior to its acquisition by Orthofix, Mr. Mason had served as President and Chairman of Breg, a company he principally founded in 1989 with five other shareholders. Mr. Mason has over 25 years of experience in the medical device industry, some of which were spent with dj Orthopedics (formally DonJoy) where he was a founder and held the position of Executive Vice President. Since his retirement from Orthofix in 2010, he has served in a variety of part-time consulting and advisory roles, including as a consultant to Orthofix since October 2012 (which consulting relationship has been terminated as of March 13, 2013). Mr. Mason is the named inventor on 38 issued patents in the orthopedic product arena. He graduated Summa Cum Laude with an Associate of Arts and Associate of Science degree from MiraCosta College.

The Board believes that Mr. Mason’s leadership skills, operational knowledge and industry expertise, and his perspective as the Company’s President and Chief Executive Officer, brings unique and valuable insight to the Board.

Ronald Matricaria	Chairman of the Board

Mr. Matricaria, 72, was appointed to the Board in March 2014. He has more than 35 years of medical device and pharmaceutical experience at St. Jude Medical, Inc. and Eli Lilly and Company, Inc. From April 1993 to May 1999, he served as President and Chief Executive Officer of St. Jude Medical, Inc. and served as Chairman of the Board of Directors from January 1995 to December 2002. Prior to joining St. Jude Medical, Mr. Matricaria spent 23 years with Eli Lilly and Company, Inc., where his last position was Executive Vice President of the Pharmaceutical Division of Eli Lilly and Company and President of its North American operations. He also served as President of Eli Lilly International Corporation, as well as President of its Medical Device Division. He currently serves as a director of Kinaxis Inc. a cloud-based software company traded on the Toronto Stock Exchange. Until recently, he served as Chairman of the Board at Volcano Corporation and as a member of the Board at each of Phoenix Children’s Hospital Life Technologies Corporation. Additionally, Mr. Matricaria previously has served on the board of a number of other public and private companies including Home Depot Inc., Diametric Medical Inc., Ceridian Inc., Centocor Inc., Haemonetics Inc., Kinetic Concepts, Inc., Hospira Inc., Cyberonics Inc., Vistacare Inc.,

Advanced Medical Technology Association (AdvaMed), the Pharmaceutical Manufacturers Association International Section, the American Diabetes Association, the American Foundation for Pharmaceutical Education, the National Foundation for Infectious Diseases, the National Retiree Volunteer Center and the Indiana Repertory Theatre as well as a trustee on the board of the Massachusetts College of Pharmacy and Allied Health Science. He also chaired the BioMedical Engineering Institute campaign, which raised an operating endowment for the Institute at the University of Minnesota. He remains a Trustee emeritus of the University of Minnesota Foundation. Mr. Matricaria holds a bachelor’s degree in pharmacy from the Massachusetts College of Pharmacy and was awarded an honorary Doctor of Science degree in pharmacy, as well as an honorary PharmD degree, in recognition of his contributions to the practice of pharmacy.

The Board believes that Mr. Matricaria’s wealth of experience as both an executive and director in the medical device industry brings invaluable experience and leadership qualities to the Board.

Maria Sainz	Director

Ms. Sainz, 49, became a director of Orthofix in November 2012, after previously having served on our Board from June 2008 to September 2011. In April 2012, she became the President and Chief Executive Officer, and a director, of CardioKinetix Inc., a heart failure related medical device company. From April 2008 to October 2011, she was President and Chief Executive Officer of Concentric Medical, Inc., a company developing and commercializing devices to perform mechanical clot removal post-stroke, which was sold to Stryker Corporate in October 2011. Upon this acquisition, she served as General Manager of the Stryker Neurovascular business unit until April 2012. From 2003 to 2006, she was the President of the Cardiac Surgery division of Guidant Corporation. After Boston Scientific acquired Guidant, Ms. Sainz led the integration process for both the Cardiac Surgery and European Cardiac Rhythm Management business of Guidant into Boston Scientific. Between 2001 and 2003, Ms. Sainz was the Vice President of Global Marketing – Vascular Intervention of Guidant. Ms. Sainz earned a Bachelor and Masters of Arts from the Universidad Complutense de Madrid and a Master’s Degree in International Management from American Graduate School of International Management. Ms. Sainz has served as a director of publicly-traded medical device companies The Spectranetics Corporation and MRI Interventions, Inc. since November 2010 and January 2014, respectively. Ms. Sainz has also been serving on the Board of Directors of Halyard Health, Inc. since February 2015.

Ms. Sainz provides the Board with significant experience in the medical device industry, as well as insight into international markets. The Board also values the perspective she brings from her current position as a chief executive officer.

The Board of Directors unanimously recommends that you vote “FOR”

the election of the foregoing nominees for director.

PROPOSAL 2: APPROVAL OF FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2014

Shareholders will be asked to consider, and, if thought fit, approve the consolidated balance sheet and consolidated statement of operations at and for the fiscal year ended December 31, 2014.

Pursuant to Article 116 of Book 2 Civil Code of Curaçao, the Board is required to draw up the Company’s consolidated balance sheet and consolidated statement of operations within eight months after the end of the fiscal year and to submit the same to the Annual General Meeting of Shareholders for approval.

A copy of the Company’s consolidated balance sheet and consolidated statement of operations at and for the fiscal year ended December 31, 2014 is included in the 2014 Form 10-K, a copy of which accompanies this proxy statement.

Note that the financial statements included in the 2014 Form 10-K include our recently filed restatement of financial statements for the fiscal year ended December 31, 2013 and certain other prior fiscal years.

The Board of Directors unanimously recommends that you vote “FOR” the proposal to approve the consolidated balance sheet and consolidated statement of operations at and for the fiscal year ended December 31, 2014.

PROPOSAL 3: APPROVAL OF AN AMENDMENT TO THE 2012 LONG-TERM INCENTIVE PLAN TO, AMONG OTHER THINGS, INCREASE THE NUMBER OF AUTHORIZED SHARES AND APPROVE THE MATERIAL TERMS FOR PAYMENT OF PERFORMANCE-BASED COMPENSATION

Overview

The Company’s 2012 Long-Term Incentive Plan (the “2012 LTIP” or “Plan”) was approved by our shareholders at the Company’s 2012 Annual General Meeting of Shareholders. At the time of approval, the 2012 LTIP authorized the issuance thereunder of the sum of (i) 1,600,000 shares of the Company’s common stock (“Common Stock”) plus (ii) 176,400 shares of Common Stock that were either then available for issuance or which thereafter became available following expirations, forfeitures and cancellations. As of April 28, 2015, only 543,018 of the original 1,776,400 shares of Common Stock authorized by the Plan remained available for grant.

On April 27, 2015, the Board adopted, subject to shareholder approval, Amendment No. 1 to the 2012 LTIP (the “Amendment”). If approved by shareholders, the Amendment will increase the number of shares of Common Stock authorized by the Plan by an additional 1,600,000 shares. In addition, the Amendment makes certain other technical changes to the Plan, which changes are described below. We request that shareholders support this proposal given that equity is a key component of our pay-for-performance philosophy and equity grants best align and engage our leadership team with shareholder value creation.

As of April 28, 2015, the Company had a total of 1,337,454 unexercised stock options (vested and unvested) outstanding, of which 1,187,454 were granted under the Plan, and 150,000 of which were granted under a non-Plan inducement grant to Mr. Mason made in accordance with Nasdaq requirements. Of this aggregate amount, the weighted average exercise price as of such date was $34.25 per share, and the weighted average remaining term was 5.18 years. In addition, 410,263 shares of unvested restricted stock (which is the only form of “full value” award that has been granted to date under the Plan) were outstanding as of such date. We have not made any grants of restricted stock (or other “full value” awards) outside of the Plan, and no shares are currently reserved for issuance under any awards made outside of the Plan.

Changes to the Plan Pursuant to the Proposed Amendment

In addition to increasing the number of shares of Common Stock authorized by the Plan by an additional 1,600,000, the Amendment would make the following additional changes to the Plan:

1. Minimum One-Year Vesting Schedule.

As further described on page 19 under “– Long-Term Incentive Plan – 2012 LTIP,” currently the Compensation Committee grants both time-based and performance-based awards to employees under the Plan. At present, time-based equity awards to employees are subject to a 4-year vesting schedule, with vesting occurring in equal installments on each of the first, second, third and fourth anniversary of grant. In addition, the Committee has granted performance-based equity-based awards under the Plan that, to date, have been based on performance criteria requiring the satisfaction of certain financial performance metrics on a trailing twelve-month basis. The Committee also grants awards to non-employee directors, which awards have always been subject to a vesting schedule of one or more years.

To memorialize the Compensation Committee’s current and past practices, which it intends to continue prospectively, the Amendment would add a new Section 6.4, titled “Minimum Vesting Period,” which would apply with respect to all equity-based awards granted after the effectiveness of the Amendment. This provision would provide that all equity-based awards with time-based vesting under the Plan must be subject to a time-based vesting schedule providing for at least one year between the date of grant and the first scheduled vesting date. In addition, it would provide that vesting of such an award based on the achievement of Performance

Measures may not occur on the basis of the achievement of performance metrics less than one year from the grant date of the award. (These provisions would not prohibit accelerated vesting, such as in the event of death or disability, or a change of control, to the extent provided for in the applicable grant agreement.)

2. Clarification of Prohibition on Repricing of Plan Awards.

The Plan currently provides that except in connection with certain corporate transactions (such as a stock split, stock dividend, recapitalization or similar event), the Company may not, without obtaining shareholder approval: (a) amend the terms of outstanding stock options or stock appreciation rights to reduce the exercise price of such outstanding stock options or stock appreciation rights; (b) cancel or surrender outstanding stock options or stock appreciation rights in exchange for or substitution of stock options or stock appreciation rights with an exercise price that is less than the exercise price of the original stock options or stock appreciation rights; or (c) cancel or surrender outstanding stock options or stock appreciation rights with an exercise price above the current stock price in exchange for or substitution of cash or other securities.

To clarify that clause (c) is intended to broadly prohibit an exchange for cash, securities or any other Awards under the Plan, the Amendment would replace the phrase “substitution of cash or other securities” in clause (c) with the phrase “substitution of cash or other securities or Awards”. (The term “Awards” is defined under the Plan to mean a grant under the Plan of a stock option, a stock appreciation right, restricted stock, a stock unit, unrestricted stock, a dividend equivalent right, a performance share or other performance-based award, and other equity-based award, or cash.) While this change to the Plan is not intended to have substantive effect, the Committee believes it appropriately removes any ambiguity with respect to the scope of the prohibition on repricing of Awards under the Plan.

3. Further Limitation on Share Recycling.

The Plan currently prohibits recycling of shares used to satisfy tax withholding requirements in connection with the exercise of an option or stock appreciation right (SAR) or shares used to pay the exercise price of options or SARs. The Amendment would further limit share recycling by removing language in Section 4.3(c) that had previously permitted shares of stock tendered or withheld to satisfy tax withholding obligations of “full value” awards (i.e., awards under the Plan other than stock options and SARs) to become available again for issuance under the Plan.

4. Reauthorization of 162(m) Performance Criteria.

Section 162(m) of the Internal Revenue Code limits publicly-held companies to an annual deduction for U.S. federal income tax purposes of $1 million for compensation paid to each of their chief executive officer and their three highest compensated executive officers (other than the chief financial officer) determined at the end of each year, referred to as covered employees. However, performance-based compensation is excluded from this limitation. The 2012 LTIP is designed to permit our Compensation Committee to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), but it is not required under the 2012 LTIP that awards qualify for this exception.

To qualify as performance-based:

(i)	the compensation must be paid solely on account of the attainment of one or more pre-established, objective performance goals;

(ii)	the performance goal under which compensation is paid must be established by a compensation committee comprised solely of two or more directors who qualify as outside directors for purposes of the exception;

(iii)	the material terms under which the compensation is to be paid must be disclosed to and subsequently approved by shareholders before payment is made in a separate vote; and

(iv)	the compensation committee must certify in writing before payment of the compensation that the performance goals and any other material terms were in fact satisfied.

The 2012 specifies business criteria that will be used in establishing performance goal. Shareholder approval of this proposal will constitute re-approval by our shareholders of the performance goals for purposes of satisfying Section 162(m). This list of business criteria, which consists of items that may be measured on a consolidated basis and/or with respect to specific subsidiaries or business units (except with respect to total shareholder return and earnings per share criteria), is as follows:

(i)	net earnings or net income;

(ii)	operating earnings;

(iii)	pretax earnings;

(iv)	earnings per share;

(v)	share price, including growth measures and total shareholder return;

(vi)	earnings before interest and taxes;

(vii)	earnings before interest, taxes, depreciation and/or amortization;

(viii)	earnings before interest, taxes, depreciation and/or amortization as adjusted to exclude any one or more of the following:

•	stock-based compensation expense;

•	income from discontinued operations;

•	gain on cancellation of debt;

•	debt extinguishment and related costs;

•	restructuring, separation and/or integration charges and costs;

•	reorganization and/or recapitalization charges and costs;

•	impairment charges;

•	gain or loss related to investments;

•	sales and use tax settlement; and

•	gain on non-monetary transaction.

(ix)	sales or revenue growth, whether in general, by type of product or service, or by type of customer;

(x)	gross or operating margins;

(xi)	return measures, including return on assets, capital, investment, equity, sales or revenue;

(xii)	cash flow, including:

•	operating cash flow;

•

free cash flow, defined as earnings before interest, taxes, depreciation and/or amortization (as adjusted to exclude any one or more of the items that may be excluded pursuant to the performance measure specified in clause (viii) above) less capital expenditures;

•	levered free cash flow, defined as free cash flow less interest expense;

•	cash flow return on equity; and

•	cash flow return on investment;

(xiii)	productivity ratios;

(xiv)	expense targets;

(xv)	market share;

(xvi)	financial ratios as provided in credit agreements of the Company and its subsidiaries;

(xvii)	working capital targets;

(xviii)	completion of acquisitions of businesses or companies;

(xix)	completion of divestitures and asset sales; or

(xx)	any combination of the foregoing business criteria.

In addition, the Committee may provide in any performance-based award that any evaluation of performance may include or exclude any of the following events that occur during a performance period: (a) asset write-downs; (b) litigation or claims, judgments or settlements; (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (d) any reorganization or restructuring events or programs; (e) extraordinary, non-core, non-operating or non-recurring items; (f) acquisitions or divestitures; and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect awards to covered employees that are intended to qualify as performance-based compensation, such inclusions or exclusions shall be prescribed in a form that meets the requirements of Section 162(m) for deductibility.

The maximum number of shares of common stock subject to stock options or stock appreciation rights that may be issued under the Plan to any person is 400,000 shares in any single calendar year. The maximum number of shares that may be issued under the Plan to any person other than pursuant to stock options and stock appreciation rights is 200,000 shares in any single calendar year. The maximum cash award under the Plan that may be earned by any person (i) in any single calendar year is $3 million and (ii) in respect of a performance period of longer than one year is $6 million.

Description of the 2012 LTIP

The following is a brief summary of the material features of the Plan and its operation other than those provisions described above that we propose to amend. A copy of the Plan, together with the amendment described above, is attached as Appendix A to this proxy statement. The description below is qualified in its entirety by the text of the Plan.

Purposes and Eligibility

The purposes of the 2012 LTIP are to provide our employees, officers, directors, consultants and advisers with an incentive to contribute to our success and to provide a means of rewarding and retaining key personnel. The 2012 LTIP will provide for the grant of options to purchase shares of our common stock, stock awards (including restricted stock, unrestricted stock, and stock units), stock appreciation rights, performance-based awards and other equity-based awards.

All of our employees and the employees of our subsidiaries and affiliates are eligible to receive awards under the 2012 LTIP. In addition, our non-employee directors and consultants and advisors who perform services for us and our subsidiaries and affiliates may receive awards under the 2012 LTIP. Incentive share options, however, are only available to our employees.

Key Features of the Plan

In addition to the provisions of the Plan that we proposed to amend, other key features of the Plan include the following:

•	No discount Stock Options. Except in the case of “substitution awards,” the grant price of any Award will be equal to at least 100% of the fair market value of a share on the date of grant.

•

No repricing. As described above, the Plan will continue to prohibit, except in connection with certain corporate transactions, any amendment or modification to an outstanding stock option or stock appreciation right, including by replacement with or substitution of another award type, that would reduce the exercise price of the stock option or stock appreciation right or would replace any stock option or stock appreciation right with an exercise price above the current market price with cash or another security or Award, in each case without the approval of our shareholders.

•

No “evergreen” provision. A limited number of shares are available under the 2012 LTIP, and the Plan does not contain an “evergreen” provision to automatically increase the number of shares available for future issuance.

•	No reload Stock Options. The Plan does not contemplate the automatic granting of replacement Stock Options upon the exercise of an outstanding grant.

•	Change of Control Expressly Defined. The Plan contains an expressly stated change of control definition. This definition provides that a change of control occurs if:

•	a person, entity or affiliated group (with certain exceptions) acquires, in a transaction or series of transactions, 50% or more of the total combined voting power of our outstanding securities;

•

individuals who constitute the Board cease for any reason to constitute a majority of the Board, treating any individual whose election or nomination was approved by a majority of the incumbent directors as an incumbent director for this purpose;

•

our company consolidates or merges with or into any other entity, or any other entity consolidates or merges with us, other than any such transaction in which the 100% of the total combined voting power of our outstanding securities remains with the holders of securities who held such voting power immediately prior to such transaction;

•	we sell or dispose of all or substantially all of our assets; or

•	the shareholders approve a plan or proposal for our liquidation, winding up or dissolution.

•

Potential “Double-Trigger” Change of Control if Awards Assumed. As further described below, the Plan provides the Compensation Committee with flexibility to determine the most appropriate way to treat unvested Awards in the event of a Change of Control. Unless otherwise provided in an award agreement, the Plan provides for accelerated vesting of assumed Awards upon a subsequent “double trigger” event occurring within 12 months of the change of control. The current forms of stock option and restricted stock award agreements provide for a “single trigger” change of control automatic accelerated vesting, however, under the Plan, the Compensation Committee has flexibility to change its current practice of providing for single trigger accelerated vesting. In the event Awards are not assumed, the Plan provides for automatic accelerated vesting.

Administration of the 2012 LTIP

The 2012 LTIP is administered by our Compensation Committee, and our Compensation Committee will continue to determine all terms of awards under the 2012 LTIP. Each member of our Compensation Committee that administers the 2012 LTIP is both a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act, and an “outside director” within the meaning of Section 162(m). Our Compensation Committee will continue to determine who will receive awards under the 2012 LTIP, the type of award and its terms and conditions and the number of shares of common stock subject to the award, if the award is equity-based. Our Compensation Committee will also continue to interpret the provisions of the 2012 LTIP. During any period of time in which we do not have a Compensation Committee, our equity incentive plan will be administered by the Board of Directors or another committee appointed by the Board of Directors. References below to our Compensation Committee include a reference to the Board of Directors or another committee appointed by the Board of Directors for those periods in which the Board of Directors or such other committee appointed by the Board of Directors is acting.

Share Usage

Shares of common stock subject to an award (i) other than stock options or stock appreciation rights shall be counted against the share issuance limit as 1.84 shares for every 1 share of common stock subject to such award, and (ii) of stock options or stock appreciation rights shall be counted against the share issuance limit as 1 share for every 1 share of common stock subject to such award. The number of shares of stock subject to any stock appreciation rights awarded under the 2012 LTIP will be counted against the aggregate number of shares of stock available for issuance under the 2012 LTIP regardless of the number of shares of stock actually issued to settle the stock appreciation right upon exercise.

Stock Options

The 2012 LTIP authorizes our Compensation Committee to grant incentive stock options (under Section 422 of the Internal Revenue Code) and options that do not qualify as incentive stock options. The exercise price of each option will be determined by our Compensation Committee, provided that the price cannot be less than 100% of the fair market value of a share of common stock on the date on which the option is granted. If we were to grant incentive stock options to any shareholder owning more than 10% of our common stock (a “10% shareholder”), the exercise price may not be less than 110% of the fair market value of a share of our common stock on the date of grant.

The term of an option cannot exceed 10 years from the date of grant. If we were to grant incentive stock options to any 10% shareholder, the term cannot exceed five years from the date of grant. Our Compensation Committee determines at what time or times each option may be exercised and the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options may be made exercisable in installments. The exercisability of options may be accelerated by our Compensation Committee.

The exercise price for any option or the purchase price for shares of restricted stock is generally payable (1) in cash or cash equivalents, (2) to the extent the award agreement provides, by the surrender of shares of common stock (or attestation of ownership of such shares) with an aggregate fair market value on the date on which the option is exercised or the date shares are tendered to satisfy the purchase price, of the exercise or purchase price, (3) with respect to an option only, to the extent the award agreement provides, by payment through a broker in accordance with procedures established by us or (4), to the extent the award agreement provides and/or unless otherwise specified in an award agreement, any other form permissible by applicable laws, including net exercise and service to us.

Stock Awards

The 2012 LTIP also provides for the grant of stock awards (which includes restricted stock, unrestricted stock, and stock units). An award of shares of common stock may be subject to restrictions on transferability and other restrictions as our Compensation Committee determines in its sole discretion on the date of grant. The restrictions, if any, may lapse over a specified period of time or through the satisfaction of conditions, in installments or otherwise, as our Compensation Committee may determine. A participant who receives restricted stock will have all of the rights of a shareholder as to those shares, including, without limitation, the right to vote and the right to receive dividends or distributions on the shares of stock, except that the Board of Directors may require any dividends to be reinvested in shares of stock. A participant who receives stock units will have no such rights. During the period, if any, when stock awards are non-transferable or forfeitable, a participant is prohibited from selling, transferring, assigning, pledging, exchanging, hypothecating or otherwise encumbering or disposing of his or her shares of award stock.

Stock Appreciation Rights

The 2012 LTIP authorizes our Compensation Committee to grant stock appreciation rights that provide the recipient with the right to receive, upon exercise of the stock appreciation right, cash, shares of common stock or a combination of the two. The amount that the recipient will receive upon exercise of the stock appreciation right generally will equal the excess of the fair market value of shares of our common stock on the date of exercise over the fair market value of shares of our common stock on the date of grant. Stock appreciation rights will become exercisable in accordance with terms determined by our Compensation Committee. Stock appreciation rights may be granted in tandem with an option grant or independently from an option grant. The term of a stock appreciation right cannot exceed 10 years from the date of grant.

Performance Based-Awards

The 2012 LTIP also authorizes our Compensation Committee to grant performance-based awards. Performance-based awards are awards of options, stock appreciation rights, restricted stock, stock units, other equity-based awards or cash that are made subject to the achievement of performance goals over a performance period specified by our Compensation Committee. Our Compensation Committee will determine the applicable performance period, the performance goals and such other conditions that apply to the performance-based award. Performance goals may relate to our financial performance, the participant’s performance or such other criteria as determined by our Compensation Committee.

Dividend Equivalents

Our Compensation Committee may grant dividend equivalents in connection with the grant of any equity-based award other than an option or stock appreciation right. Dividend equivalents may be paid currently or accrued as contingent cash obligations and may be payable in cash, shares of common stock or a combination of the two. Our Compensation Committee will determine the terms of any dividend equivalents.

Other Equity-Based Awards

Our Compensation Committee may grant other types of stock-based awards under the 2012 LTIP. Other equity-based awards are payable in cash, shares of common stock or other equity, or a combination thereof, and may be restricted or unrestricted, as determined by our Compensation Committee. The terms and conditions that apply to other equity-based awards are determined by our Compensation Committee.

Recoupment

The Plan provides for mandatory repayment by the recipient to us to the extent the recipient is, or in the future becomes, subject to (a) any Company “clawback” or recoupment policy that is adopted to comply with the requirements of any Applicable Law, rule or regulation, or otherwise, or (b) any law, rule or regulation which imposes mandatory recoupment, under circumstances set forth in such law, rule or regulation.

Adjustments for Stock Dividends and Similar Events

The Compensation Committee will make appropriate adjustments in outstanding awards and the number of shares of common stock available for issuance under the 2012 LTIP, including the individual limitations on awards, to reflect stock splits and other similar events.

Federal Income Tax Consequences

Incentive Stock Options. The grant of an option will not be a taxable event for the grantee or for the Company. A grantee will not recognize taxable income upon exercise of an incentive stock option (except that the alternative minimum tax may apply), and any gain realized upon a disposition of our common stock received pursuant to the exercise of an incentive stock option will be taxed as long-term capital gain if the grantee holds the shares of common stock for at least two years after the date of grant and for one year after the date of exercise (the “holding period requirement”). We will not be entitled to any business expense deduction with respect to the exercise of an incentive stock option, except as discussed below.

For the exercise of an option to qualify for the foregoing tax treatment, the grantee generally must be our employee or an employee of our subsidiary from the date the option is granted through a date within three months before the date of exercise of the option.

If all of the foregoing requirements are met except the holding period requirement mentioned above, the grantee will recognize ordinary income upon the disposition of the common stock in an amount generally equal to the excess of the fair market value of the common stock at the time the option was exercised over the option exercise price (but not in excess of the gain realized on the sale). The balance of the realized gain, if any, will be capital gain. We will be allowed a business expense deduction to the extent the grantee recognizes ordinary income.

Non-Qualified Stock Options. The grant of an option will not be a taxable event for the grantee or the Company. Upon exercising a non-qualified option, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a non-qualified option, the grantee will have taxable capital gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares of common stock (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised).

We will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Restricted Stock. A grantee who is awarded restricted stock will not recognize any taxable income for federal income tax purposes in the year of the award, provided that the shares of common stock are subject to restrictions (that is, the restricted stock is nontransferable and subject to a substantial risk of forfeiture). The fair market value of the common stock on the date the restrictions lapse (less the purchase price, if any) will be treated as compensation income to the grantee and will be taxable in the year the restrictions lapse and dividends paid while the common stock is subject to restrictions will be subject to withholding taxes. We will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Stock Units. There are no immediate tax consequences of receiving an award of stock units under the 2012 LTIP. A grantee who is awarded stock units will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such grantee at the end of the restriction period or, if later, the payment date. We will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Dividend Equivalent Rights. Participants who receive dividend equivalent rights will be required to recognize ordinary income in an amount distributed to the grantee pursuant to the award. We will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Stock Appreciation Rights. There are no immediate tax consequences of receiving an award of stock appreciation rights under the 2012 LTIP. Upon exercising a stock appreciation right, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise. We will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Amendment or Termination

The Board of Directors may amend, suspend or terminate the 2012 LTIP at any time; provided that no amendment, suspension or termination may adversely impair the benefits of participants with outstanding awards without the participants’ consent or violate our plan’s prohibition on repricing. Our shareholders must approve any amendment if such approval is required under applicable law or stock exchange requirements. Our shareholders also must approve any amendment that changes the no-repricing provisions of the 2012 LTIP. The 2012 LTIP has a term that expires on April 13, 2022, but it may be earlier terminated by the Board of Directors at any time.

The Board of Directors unanimously recommends that you vote “FOR” the proposal to amend the 2012 LTIP to, among other things, increase the number of authorized shares.

PROPOSAL 4: ADVISORY AND NON-BINDING VOTE ON EXECUTIVE COMPENSATION

As required by section 14A of the Securities Exchange Act of 1934, as amended, we are providing our shareholders an opportunity to indicate whether they support our named executive officer compensation as described in this proxy statement. This advisory and non-binding vote, commonly referred to as “say on pay,” is not intended to address any specific item of compensation, but instead relates to the Compensation Discussion and Analysis, the tabular disclosures regarding named executive officer compensation, and the narrative disclosure accompanying the tabular presentation. These disclosures allow you to view the trends in our executive compensation program and the application of our compensation philosophies for the years presented. At the Company’s Annual General Meeting of Shareholders held in August 2011, we also asked our shareholders to indicate if we should hold an advisory vote on the compensation of our named executive officers every one, two or three years, with our Board recommending an annual advisory vote. Because our Board views the advisory vote as a good corporate governance practice, and because at our 2011 annual meeting of shareholders more than 86% of the total votes cast were in favor of an annual advisory vote, we are asking our shareholders to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement for the 2014 Annual General Meeting.

We actively monitor our executive compensation practices in light of the industry in which we operate and the marketplace for talent in which we compete. We are focused on compensating our executive officers fairly and in a manner that incentivizes high levels of performance while providing the Company tools to attract and retain the best talent.

At the Company’s Annual General Meeting of Shareholders held in June 2014, approximately 95% of the votes cast on the say-on-pay proposal at that meeting were voted in favor of the proposal. This followed 95+% votes in favor at each of the meetings held in 2013, 2012 and 2011. The Committee believes these votes affirm shareholders’ support of the Company’s approach to executive compensation. The Committee evaluated the results of the 2014 say-on-pay proposal at its September 2014 meeting. The Committee also considered many other factors in evaluating the Company’s executive compensation programs as discussed in this Compensation Discussion and Analysis, including the Committee’s assessment of the interaction of our compensation programs with our corporate business objectives, evaluations of our programs by our compensation consultant, and review of data of a comparator group of peer companies, each of which is evaluated in the context of the Committee’s fiduciary duty to act as the directors determine to be in shareholders’ best interests. While each of these factors bore on the Compensation Committee’s subsequent decisions regarding our named executive officers’ compensation during 2014 and 2015, the Committee did not make any changes to our executive compensation program and policies as a result of the 2014 say-on-pay proposal voting results. The Committee will continue to consider the outcome of the Company’s say-on-pay votes when making future compensation decisions for its named executive officers.

As discussed in the Compensation Discussion and Analysis section of this proxy statement, we believe that our executive compensation program properly links executive compensation to Company performance and aligns the interests of our executive officers with those of our shareholders.

Accordingly, the Board unanimously recommends that shareholders vote in favor of the following resolution:

“RESOLVED, that the shareholders approve the compensation of the Company’s named executive officers as disclosed in this proxy statement pursuant to the rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the related footnotes and narrative disclosures.”

Although this vote is advisory and is not binding on the Company, the Compensation Committee of the Board will take into account the outcome of the vote when considering future executive compensation decisions.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” THIS PROPOSAL.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young LLP has served as the independent registered public accounting firm of Orthofix since 2002. They have unrestricted access to the Audit and Finance Committee to discuss audit findings and other financial matters.

As of the date of this proxy statement, the Audit and Finance Committee has not selected an independent registered public accounting firm for the fiscal year ending December 31, 2015. As a result, the Company is not proposing that any independent registered public accounting firm be ratified by shareholders at this year’s Annual General Meeting. The Audit and Finance Committee is currently reviewing the Company’s options regarding independent registered public accounting firms and whether it is in the Company’s best interests to retain its current independent registered public accounting firm, Ernst & Young LLP, as independent registered public accounting firm for the fiscal year ending December 31, 2015. The Audit and Finance Committee is conducting this evaluation for corporate governance reasons and not as a result of a disagreement with Ernst & Young LLP on any matter related to their audit of the Company. Ernst & Young LLP will continue as the Company’s independent registered public accounting firm at least until this evaluation is completed. The Audit Committee intends to propose in future years the ratification of its independent registered public accounting firm (whether such firm is Ernst & Young LLP or otherwise) in the Company’s proxy statements for future annual general meetings of shareholders.

We do not anticipate that representatives of Ernst & Young LLP will be at the Annual General Meeting. The work performed by Ernst & Young LLP during 2014 and 2013 and the related fees are set forth below.

Principal Accountant Fees and Services

The following table sets forth by category of service the total fees for services performed by Ernst & Young LLP with respect to the fiscal years ended December 31, 2014 and December 31, 2013:

	2014	2013
Audit Fees	$8,477,000	$9,076,000
Audit-Related Fees	$21,000	$—
Tax Fees	$1,074,000	$1,189,000
All Other Fees	$2,000	$2,000
Total	$9,574,000	$10,267,000

Audit Fees

Audit fees in 2014 and 2013 consisted of the aggregate fees, including expenses, billed in connection with the audits of our annual financial statements and internal controls, as well as quarterly reviews of the financial information included in our quarterly reports on Form 10-Q, statutory audits of our subsidiaries and services that are normally provided by the independent registered public accounting firm. Included in the 2014 and 2013 amounts, respectively, are approximately $5,139,000and $4,962,000 of fees related to the financial statement restatement and related review of accounting matters by the Audit and Finance Committee.

Audit-Related Fees

Audit-related fees in 2014 and 2013 consisted of the aggregate fees, including expenses, billed for assurance and related services and are not reported under “Audit Fees.” The 2014 amounts reflect fees incurred for consulting services provided in connection with mergers and acquisitions due diligence.

Tax Fees

Tax fees in 2014 and 2013 consisted of the aggregate fees, including expenses, billed for professional services rendered for income tax compliance, tax advice and tax planning. These fees included fees billed for federal and state income tax review services, assistance with tax audits and other tax consulting services.

All Other Fees

All Other Fees consisted of aggregate fees billed for products and services other than the services reported above. For fiscal years 2014 and 2013, this category included fees related to professional reference materials and publications.

Pre-Approval Policies and Procedures

The Audit and Finance Committee approves all audits, audit-related services, tax services and other services provided by Ernst & Young LLP. Any services provided by Ernst & Young LLP that are not specifically included within the scope of the audit must be either (i) pre-approved by the entire Audit and Finance Committee in advance of any engagement, or (ii) pre-approved by the Chair of the Audit and Finance Committee pursuant to authority delegated to him by the other independent members of the Audit and Finance Committee, in which case the Audit and Finance Committee is then informed of his decision. Under the Sarbanes-Oxley Act of 2002, these pre-approval requirements are waived for non-audit services where (i) the aggregate of all such services is no more than 5% of the total amount paid to the external auditors during the fiscal year in which such services were provided, (ii) such services were not recognized at the time of the engagement to be non-audit services, and (iii) such services are approved by the Audit and Finance Committee prior to the completion of the audit engagement. In 2014 and 2013, all fees paid to Ernst & Young LLP for non-audit services were pre-approved.

REPORT OF THE AUDIT COMMITTEE

The Audit and Finance Committee oversees the Company’s financial reporting process on behalf of the Board. The committee is responsible for the selection, compensation, and oversight of the Company’s independent registered public accounting firm. The committee reviews matters relating to the Company’s internal controls, as well as other matters warranting committee attention. In addition, the Committee assists the Board in overseeing the Company’s Corporate Compliance and Ethics Program. The committee operates under a written charter adopted by the Board of Directors, a copy of which is available for review on our website at www.orthofix.com.

Management is responsible for Orthofix’s internal controls and financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of Orthofix’s consolidated financial statements in accordance with auditing standards of the Public Company Accounting Oversight Board and to issue a report thereon. Additionally, the independent registered public accounting firm is also responsible for auditing the effectiveness of Orthofix’s internal control over financial reporting. The Audit and Finance Committee’s responsibility is to monitor and oversee these processes. The Committee relies without independent verification on the information provided to it and on the representations made by management and the independent registered public accounting firm.

The Audit and Finance Committee held 25 meetings during the 2014 fiscal year, many of which related to the Company’s recently filed financial statement restatement for certain prior fiscal years, and related remediation related to material weaknesses in the Company’s internal control over financial reporting. In addition to these meetings, we also held other meetings that were designed, among other things, to facilitate and encourage communication among the Committee, management and Orthofix’s independent registered public accounting firm, Ernst & Young LLP. The Committee reviewed management’s assessment of the effectiveness of the design and operation of Orthofix’s disclosure controls over financial reporting. We discussed with Ernst & Young LLP the overall scope and plans for their audit. We met with Ernst & Young LLP, with and without management present, to discuss the results of their examinations and their evaluations of Orthofix’s internal controls.

The Audit and Finance Committee has reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2014 with management and Ernst & Young LLP. We also discussed with management and Ernst & Young LLP management’s report and the independent registered public accounting firm’s report and attestation on Orthofix’s internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. We also discussed with Ernst & Young LLP the matters required by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit and Finance Committee has received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit and Finance Committee concerning independence, and has discussed with the independent accountant their independence from Orthofix. When considering Ernst & Young LLP’s independence, we considered whether their provision of services to Orthofix beyond those rendered in connection with their audit of Orthofix’s consolidated financial statements was compatible with maintaining their independence. We also reviewed, among other things, the audit and non-audit services performed by, and the amount of fees paid for such services to, Ernst & Young LLP. The Committee has determined that Ernst & Young LLP is independent of Orthofix and its management.

Based upon the review and discussions referred to above, we recommended to the Board of Directors, and the Board of Directors has approved, that Orthofix’s audited consolidated financial statements be included in Orthofix’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

The Audit and Finance Committee

James Hinrichs, Committee Chair

Luke Faulstick

Davey Scoon

INFORMATION ABOUT SHAREHOLDER PROPOSALS

If you wish to submit a proposal to be included in our 2016 proxy statement pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, we must receive your written proposal on or before December 30, 2015. Please address your proposals to: Chairman of the Board, Orthofix International N.V., 7 Abraham de Veerstraat, Curaçao.

Pursuant to Rule 14a-4(c)(1) under the Securities Exchange Act of 1934, as amended, our proxy holders may use discretionary authority to vote with respect to shareholder proposals presented in person at the 2016 Annual General Meeting of Shareholders if the shareholder making the proposal has not notified Orthofix by March 24, 2016 of its intent to present a proposal at the 2016 Annual General Meeting of Shareholders.

APPENDIX A

(The following is the text of the proposed amendment to the 2012 LTIP. This is text is followed by the current text of the 2012 LTIP (without giving effect to these proposed amendments).}

AMENDMENT NO. 1 TO

ORTHOFIX INTERNATIONAL N.V.

2012 LONG-TERM INCENTIVE PLAN

WHEREAS, Orthofix International N.V. (the “Company”) has established and maintains the 2012 Long-Term Incentive Plan (the “Plan”); and

WHEREAS, the Company’s Board of Directors desires to amend the Plan, subject to the approval of the Company’s shareholders, to, among other things, increase the number of shares of common stock of the Company reserved and available for issuance pursuant to the Plan by 1,600,000 shares.

NOW, THEREFORE, BE IT RESOLVED, that by virtue and in exercise of the power reserved to the Company’s Board of Directors by Section 5.3 of the Plan, the Plan be and hereby is amended, subject to approval by the Company’s shareholders (this “Amendment”), in the following particulars, to be effective as of the date the Company’s shareholders approve this Amendment:

1.	By substituting the phrase “three million two hundred thousand (3,200,000) shares” for the phrase “one million six hundred thousand (1,600,000) shares” in the first sentence of Section 4.1 of the Plan.

2.	By adding the following new Section 6.4 of the Plan, which shall read as follows:

“6.4	Minimum One-Year Vesting Schedule.

With respect to all equity-based Awards with time-based vesting schedules, such Awards shall be subject to a time-based vesting schedule providing for at least one year between the date of grant and the first scheduled vesting date. With respect to all equity-based Awards with vesting schedules based on the achievement of Performance Measures, vesting of any such Award based on the achievement of Performance Measures may not occur on the basis of the achievement of performance metrics less than one year from the date of grant.”

3.	By substituting the phrase “substitution of cash or other securities or Awards” for the phrase “substitution of cash or other securities” in clause (c) of Section 3.4 of the Plan.

4.	By deleting in its entirety the second sentence of clause (c) of Section 4.3 of the Plan (which previously stated: “Shares of Stock tendered or withheld or subject to an Award other than an Option or SAR surrendered in connection with the purchase of shares of Stock or deducted or delivered from payment of an Award other than Option or SAR in connection with the Company’s tax withholding obligations as provided in Section 18.3 shall be available again for issuance under the Plan in the same amount as such shares were counted against the limit set forth in Section 4.1, provided that any shares covered by an award granted under a Prior Plan will again be available for making Awards under the Plan in the same ratio as Awards under Section 4.1.”)

RESOLVED FURTHER, that approval of this amendment by the Company’s shareholders will constitute re-approval by the Company’s shareholders of the performance goals (and related list of includable or excludable items) set forth in Section 14 of the Plan for purposes of satisfying Section 162(m).

*  *  *  *  *

ORTHOFIX INTERNATIONAL N.V.

2012 LONG-TERM INCENTIVE PLAN

(without giving effect to the proposed amendments)

Orthofix International N.V. (the “Company”) sets forth herein the terms of its 2012 Long-Term Incentive Plan (the “Plan”), as follows:

1. PURPOSE

The Plan is intended to (a) provide eligible persons with an incentive to contribute to the success of the Company and to operate and manage the Company’s business in a manner that will provide for the Company’s long-term growth and profitability to benefit its shareholders and other important stakeholders, including its employees and customers, and (b) provide a means of obtaining, rewarding and retaining key personnel. To this end, the Plan provides for the grant of awards of stock options, stock appreciation rights, restricted stock, stock units, unrestricted stock, dividend equivalent rights, performance shares and other performance-based awards, other equity-based awards, and cash bonus awards. Any of these awards may, but need not, be made as performance incentives to reward the holders of such awards for the achievement of performance goals in accordance with the terms of the Plan. Stock options granted under the Plan may be non-qualified stock options or incentive stock options, as provided herein.

2. DEFINITIONS

For purposes of interpreting the Plan documents (including the Plan and Award Agreements), the following definitions shall apply:

2.1 “Affiliate” means any company or other entity that controls, is controlled by or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including any Subsidiary. For purposes of grants of Options or Stock Appreciation Rights, an entity may not be considered an Affiliate unless the Company holds a “controlling interest” in such entity within the meaning of Treasury Regulation Section 1.414(c)-2(b)(2)(i), provided that (a) except as specified in clause (b) below, an interest of “at least 50 percent” shall be used instead of an interest of “at least 80 percent” in each case where “at least 80 percent” appears in Treasury Regulation Section 1.414(c)-2(b)(2)(i) and (b) where the grant of Options or Stock Appreciation Rights is based upon a legitimate business criterion, an interest of “at least 20 percent” shall be used instead of an interest of “at least 80 percent” in each case where “at least 80 percent” appears in Treasury Regulation Section 1.414(c)-2(b)(2)(i).

2.2 “Applicable Laws” means the legal requirements relating to the Plan and the Awards under (a) applicable provisions of the corporate, securities, tax and other laws, rules, regulations and government orders of any jurisdiction applicable to Awards granted to residents therein and (b) the rules of any Stock Exchange on which the Stock is listed.

2.3 “Award” means a grant under the Plan of an Option, a Stock Appreciation Right, Restricted Stock, a Stock Unit, Unrestricted Stock, a Dividend Equivalent Right, a Performance Share or other Performance-Based Award, an Other Equity-Based Award, or cash.

2.4 “Award Agreement” means the agreement between the Company and a Grantee that evidences and sets out the terms and conditions of an Award.

2.5 “Award Stock” shall have the meaning set forth in Section 17.3(a)(ii)

2.6 “Benefit Arrangement” shall have the meaning set forth in Section 15.

2.7 “Board” means the Board of Directors of the Company.

2.8 “Cause” means, with respect to any Grantee, as determined by the Committee and unless otherwise provided in an applicable agreement between such Grantee and the Company or an Affiliate, (a) gross negligence or willful misconduct in connection with the performance of duties; (b) conviction of a criminal offense (other than minor traffic offenses); or (c) material breach of any term of any employment, consulting or other services, confidentiality, intellectual property or non-competition agreements, if any, between such Grantee and the Company or an Affiliate. Any determination by the Committee whether an event constituting Cause shall have occurred shall be final, binding and conclusive.

2.9 “Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether outstanding on the Effective Date or issued thereafter, including, without limitation, all common stock, par value $0.10 per share, of the Company.

2.10 “Change in Control” means the occurrence of any of the following:

(a) a “Person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of more than fifty percent (50%) of the total voting power of the Voting Stock of the Company, on a Fully Diluted Basis;

(b) individuals who on the Effective Date constitute the Board (together with any new Directors whose election by such Board or whose nomination by such Board for election by the shareholders of the Company was approved by a vote of at least a majority of the members of such Board then in office who either were members of such Board on the Effective Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of such Board then in office;

(c) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, other than any such transaction in which the holders of securities that represented one hundred percent (100%) of the Voting Stock of the Company immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction immediately after such transaction;

(d) there is consummated any direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one transaction or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any “Person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act); or

(e) the shareholders of the Company adopt a plan or proposal for the liquidation, winding up or dissolution of the Company.

2.11 “Code” means the Internal Revenue Code of 1986, as amended, as now in effect or as hereafter amended, and any successor thereto. References in the Plan to any Code Section shall be deemed to include, as applicable, regulations promulgated under such Code Section.

2.12 “Committee” means a committee of, and designated from time to time by resolution of, the Board, which shall be constituted as provided in Section 3.1.2 and Section 3.1.3 (or, if no Committee has been so designated, the Board).

2.13 “Company” means Orthofix International N.V.

2.14 “Covered Employee” means a Grantee who is a “covered employee” within the meaning of Code Section 162(m)(3).

2.15 “Disability” means the inability of a Grantee to perform each of the essential duties of such Grantee’s position by reason of a medically determinable physical or mental impairment which is potentially permanent in character or which can be expected to last for a continuous period of not less than 12 months; provided that, with respect to rules regarding expiration of an Incentive Stock Option following termination of a Grantee’s Service, Disability shall mean the inability of such Grantee to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

2.16 “Dividend Equivalent Right” means a right, granted to a Grantee pursuant to Section 13, to receive cash, Stock, other Awards or other property equal in value to dividends or other periodic payments paid or made with respect to a specified number of shares of Stock.

2.17 “Effective Date” means April 13, 2012, the date on which the Plan was approved by the Board of Directors.

2.18 “Employee” means, as of any date of determination, an employee (including an officer) of the Company or an Affiliate.

2.19 “Exchange Act” means the Securities Exchange Act of 1934, as amended, as now in effect or as hereafter amended.

2.20 “Fair Market Value” means the fair market value of a share of Stock for purposes of the Plan, which shall be determined as of any Grant Date as follows:

(a) If on such Grant Date the shares of Stock are listed on a Stock Exchange, or are publicly traded on another established securities market (a “Securities Market”), the Fair Market Value of a share of Stock shall be the closing price of the Stock as reported on such Stock Exchange or such Securities Market (provided that, if there is more than one such Stock Exchange or Securities Market, the Committee shall designate the appropriate Stock Exchange or Securities Market for purposes of the Fair Market Value determination). If there is no such reported closing price on such Grant Date, the Fair Market Value of a share of Stock shall be the closing price of the Stock on the next preceding day on which any sale of Stock shall have been reported on such Stock Exchange or such Securities Market.

(b) If on such Grant Date the shares of Stock are not listed on a Stock Exchange or publicly traded on a Securities Market, the Fair Market Value of a share of Stock shall be the value of the Stock as determined by the Committee by the reasonable application of a reasonable valuation method, in a manner consistent with Code Section 409A.

Notwithstanding this Section 2.20 or Section 18.3, for purposes of determining taxable income and the amount of the related tax withholding obligation pursuant to Section 18.3, the Fair Market Value will be determined by the Company using any reasonable method; provided, further, that for any shares of Stock subject to an Award that are sold by or on behalf of a Grantee on the same date on which such shares may first be sold pursuant to the terms of the related Award Agreement, the Fair Market Value of such shares shall be the sale price of such shares on such date (or if sales of such shares are effectuated at more than one sale price, the weighted average sale price of such shares on such date).

2.21 “Family Member” means, with respect to any Grantee as of any date of determination, (a) a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of such Grantee, (b) any person sharing such Grantee’s household (other than a tenant or employee), (c) a trust in which any one or more of the persons specified in clauses (a) and (b) above (and such Grantee) own more than fifty percent (50%) of the beneficial interest, (d) a foundation in which any one or more of the persons specified in clauses (a) and (b) above (and such Grantee) control the management of assets, and (e) any other entity in which one or more of the persons specified in clauses (a) and (b) above (and such Grantee) own more than fifty percent (50%) of the voting interests.

2.22 “Fully Diluted Basis” means, as of any date of determination, the sum of (x) the number of shares of Voting Stock outstanding as of such date of determination plus (y) the number of shares of Voting Stock issuable upon the exercise, conversion or exchange of all then-outstanding warrants, options, convertible Capital Stock or indebtedness, exchangeable Capital Stock or indebtedness, or other rights exercisable for or convertible or exchangeable into, directly or indirectly, shares of Voting Stock, whether at the time of issue or upon the passage of time or upon the occurrence of some future event, and whether or not in the money as of such date of determination

2.23 “Grant Date” means, as determined by the Committee, the latest to occur of (a) the date as of which the Committee approves the Award, (b) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 6 hereof (e.g., in the case of a new hire, the first date on which such new hire performs any Service), or (c) such subsequent date specified by the Committee in the corporate action approving the Award.

2.24 “Grantee” means a person who receives or holds an Award under the Plan.

2.25 “Incentive Stock Option” means an “incentive stock option” within the meaning of Code Section 422, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.

2.26 “Non-qualified Stock Option” means an Option that is not an Incentive Stock Option.

2.27 “Option” means an option to purchase one or more shares of Stock pursuant to the Plan.

2.28 “Option Price” means the exercise price for each share of Stock subject to an Option.

2.29 “Other Agreement” shall have the meaning set forth in Section 15.

2.30 “Other Equity-Based Award” means an Award representing a right or other interest that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, other than an Option, a Stock Appreciation Right, Restricted Stock, a Stock Unit, Unrestricted Stock, a Dividend Equivalent Right or a Performance Share.

2.31 “Outside Director” means a member of the Board who is not an Employee.

2.32 “Parachute Payment” shall have the meaning set forth in Section 15(a).

2.33 “Performance-Based Award” means an Award of Options, Stock Appreciation Rights, Restricted Stock, Stock Units, Performance Shares, Other Equity-Based Awards or cash made subject to the achievement of performance goals (as provided in Section 14) over a Performance Period specified by the Committee.

2.34 “Performance-Based Compensation” means compensation under an Award that is intended to satisfy the requirements of Code Section 162(m) for “qualified performance-based compensation” paid to Covered Employees. Notwithstanding the foregoing, nothing in the Plan shall be construed to mean that an Award which does not satisfy the requirements for “qualified performance-based compensation” within the meaning of and pursuant to Code Section 162(m) does not constitute performance-based compensation for other purposes, including the purposes of Code Section 409A.

2.35 “Performance Measures” means measures as specified in Section 14.6.4 on which the performance goals under Performance-Based Awards are based and which are approved by the Company’s shareholders pursuant to, and to the extent required by, the Plan in order to qualify such Performance-Based Awards as Performance-Based Compensation.

2.36 “Performance Period” means the period of time during which the performance goals under Performance-Based Awards must be met in order to determine the degree of payout and/or vesting with respect to any such Performance-Based Awards.

2.37 “Performance Shares” means a Performance-Based Award representing a right or other interest that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, made subject to the achievement of performance goals (as provided in Section 14) over a Performance Period of up to ten (10) years.

2.38 “Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

2.39 “Plan” means this the Company 2012 Long-Term Incentive Plan, as amended from time to time.

2.40 “Prior Plan” means the Orthofix International N.V. Amended and Restated 2004 Long-Term Incentive Plan.

2.41 “Reporting Person” means a person who is required to file reports under Section 16(a) of the Exchange Act, or any successor provision.

2.42 “Restricted Period” shall have the meaning set forth in Section 10.2.

2.43 “Restricted Stock” means shares of Stock awarded to a Grantee pursuant to Section 10.

2.44 “SAR Price” shall have the meaning set forth in Section 9.1.

2.45 “Securities Act” means the Securities Act of 1933, as amended, as now in effect or as hereafter amended.

2.46 “Service” means service qualifying a Grantee as a Service Provider to the Company or an Affiliate. Unless otherwise provided in the applicable Award Agreement, a Grantee’s change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to be a Service Provider to the Company or an Affiliate. Subject to the preceding sentence, any determination by the Committee whether a termination of Service shall have occurred for purposes of the Plan shall be final, binding and conclusive. If a Service Provider’s employment or other service relationship is with an Affiliate and the applicable entity ceases to be an Affiliate, a termination of Service shall be deemed to have occurred when such entity ceases to be an Affiliate unless the Service Provider transfers his or her employment or other service relationship to the Company or any other Affiliate.

2.47 “Service Provider” means an Employee, officer, or director of the Company or an Affiliate, or a consultant or adviser (who is a natural person) to the Company or an Affiliate currently providing services to the Company or an Affiliate.

2.48 “Stock” means the common stock, par value $0.10 per share, of the Company, or any security which shares of Stock may be changed into or for which shares of Stock may be exchanged as provided in Section 17.1.

2.49 “Stock Appreciation Right” or “SAR” means a right granted to a Grantee pursuant to Section 9.

2.50 “Stock Exchange” means The NASDAQ Stock Exchange LLC or another established national or regional stock exchange.

2.51 “Stock Unit” means a bookkeeping entry representing the equivalent of one (1) share of Stock awarded to a Grantee pursuant to Section 10 that (a) is not subject to vesting or (b) is subject to time-based vesting, but not to performance-based vesting. A Stock Unit may also be referred to as a restricted stock unit.

2.52 “Subsidiary” means any corporation (other than the Company) or non-corporate entity with respect to which the Company owns, directly or indirectly, fifty percent (50%) or more of the total combined voting power of all classes of stock, membership interests or other ownership interests of any class or kind ordinarily having the power to vote for the directors, managers or other voting members of the governing body of such corporation or non-corporate entity. In addition, any other entity may be designated by the Committee as a Subsidiary, provided that (a) such entity could be considered as a subsidiary according to generally accepted accounting principles in the United States of America, and (b) in the case of an Award of Options or Stock Appreciation Rights, such Award would be considered to be granted in respect of “service recipient stock” under Code Section 409A.

2.53 “Substitute Award” means an Award granted upon assumption of, or in substitution for, outstanding awards previously granted under a compensatory plan by a business entity acquired or to be acquired by the Company or an Affiliate or with which the Company or an Affiliate has combined or will combine.

2.54 “Ten Percent Shareholder” means a natural person who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding voting securities of the Company, the Company’s parent (if any) or any of the Company’s Subsidiaries. In determining stock ownership, the attribution rules of Code Section 424(d) shall be applied.

2.55 “Unrestricted Stock” shall have the meaning set forth in Section 11.

2.56 “Voting Stock” means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

3. ADMINISTRATION OF THE PLAN

3.1 Committee.

3.1.1 Powers and Authorities.

The Committee shall administer the Plan and shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s articles of association and Applicable Laws. Without limiting the generality of the foregoing, the Committee shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan which the Committee deems to be necessary or appropriate to the administration of the Plan, any Award or any Award Agreement. All such actions and determinations shall be made by (a) the affirmative vote of a majority of the members of the Committee present at a meeting at which a quorum is present, or (b) the unanimous consent of the members of the Committee executed in writing in accordance with the Company’s articles of association and bylaws and Applicable Laws. Unless otherwise expressly determined by the Board, the Committee shall have the authority to interpret and construe all provisions of the Plan, any Award and any Award Agreement, and any such interpretation or construction, and any other determination contemplated to be made under the Plan or any Award Agreement, by the Committee shall be final, binding and conclusive whether or not expressly provided for in any provision of the Plan, such Award or such Award Agreement.

In the event that the Plan, any Award or any Award Agreement provides for any action to be taken by the Board or any determination to be made by the Board, such action may be taken or such determination may be made by the Committee constituted in accordance with this Section 3.1 if the Board has delegated the power and authority to do so to such Committee.

3.1.2 Composition of Committee.

The Committee shall be a committee composed of not fewer than two directors of the Company designated by the Board to administer the Plan. Each member of the Committee shall be a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act, an “outside director” within the meaning of Code Section 162(m)(4)(C)(i) and, for so long as the Stock is listed on The NASDAQ Stock Exchange LLC, an “independent director” within the meaning of NASDAQ Listing Rule 5605(a)(2) (or, in each case, any successor term or provision); provided that any action taken by the Committee shall be valid and effective whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 3.1.2 or otherwise provided in any charter of the Committee. Without limiting the generality of the foregoing, the Committee may be the Compensation Committee of the Board or a subcommittee thereof if the Compensation Committee of the Board or such subcommittee satisfies the foregoing requirements.

3.1.3 Other Committees.

The Board also may appoint one or more committees of the Board, each composed of one or more directors of the Company who need not be Outside Directors, which may administer the Plan with respect to Grantees who are not “officers” as defined in Rule 16a-1(f) under the Exchange Act or directors of the Company, may grant Awards under the Plan to such Grantees, and may determine all terms of such Awards, subject to the requirements of Rule 16b-3 under the Exchange Act, Code Section 162(m) and, for so long as the Stock is listed on The NASDAQ Stock Exchange LLC, the rules of such Stock Exchange.

3.1.4 Delegation by Committee.

To the extent permitted by Applicable Laws, the Committee may by resolution delegate some or all of its authority with respect to the Plan and Awards to the President and Chief Executive Officer of the Company and/or any other officer of the Company designated by the Committee, provided that the Committee may not delegate its authority hereunder (a) to make Awards to directors of the Company, (b) to make Awards to Employees who are (i) “officers” as defined in Rule 16a-1(f) under the Exchange Act, (ii) Covered Employees or (iii) officers of the Company who are delegated authority by the Committee pursuant to this Section 3.1.4, or (c) to interpret the Plan or any Award. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation or thereafter. Nothing in the Plan shall be construed as obligating the Committee to delegate authority to any officer of the Company, and the Committee may at any time rescind the authority delegated to an officer of the Company appointed hereunder and delegate authority to one or more other officers of the Company. At all times, an officer of the Company delegated authority pursuant to this Section 3.1.4 shall serve in such capacity at the pleasure of the Committee. Any action undertaken by any such officer of the Company in accordance with the Committee’s delegation of authority shall have the same force and effect as if undertaken directly by the Committee, and any reference in the Plan to the “Committee” shall, to the extent consistent with the terms and limitations of such delegation, be deemed to include a reference to each such officer.

3.2 Board.

The Board from time to time may exercise any or all of the powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 and other applicable provisions of the Plan, as the Board shall determine, consistent with the Company’s articles of association and Applicable Laws.

3.3 Terms of Awards.

3.3.1 Committee Authority.

Subject to the other terms and conditions of the Plan, the Committee shall have full and final authority to:

(a) designate Grantees;

(b) determine the type or types of Awards to be made to a Grantee;

(c) determine the number of shares of Stock to be subject to an Award;

(d) establish the terms and conditions of each Award (including the Option Price of any Option or the purchase price for Restricted Stock), the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the shares of Stock subject thereto, the treatment of an Award in the event of a Change in Control (subject to applicable agreements), and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options;

(e) prescribe the form of each Award Agreement evidencing an Award; and

(f) subject to the limitation on repricing in Section 3.4, amend, modify or supplement the terms of any outstanding Award, which authority shall include the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to make Awards or to modify outstanding Awards made to eligible natural persons who are foreign nationals or are natural persons who are employed outside the United States to reflect differences in local law, tax policy, or custom, provided that, notwithstanding the foregoing, no amendment, modification or supplement of the terms of any outstanding Award shall, without the consent of the Grantee thereof, impair such Grantee’s rights under such Award.

The Committee shall have the right, in its discretion, to make Awards in substitution or exchange for any award granted under another compensatory plan of the Company, an Affiliate, or any business entity acquired or to be acquired by the Company or an Affiliate or with which the Company or an Affiliate has combined or will combine.

3.3.2 Forfeiture; Recoupment.

The Committee may reserve the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee with respect to an Award thereunder on account of actions taken by, or failed to be taken by, such Grantee in violation or breach of or in conflict with any (a) employment agreement, (b) non-competition agreement, (c) agreement prohibiting solicitation of Employees or clients of the Company or an Affiliate, (d) confidentiality obligation with respect to the Company or an Affiliate, (e) Company policy or procedure, (f) other agreement, or (g) any other obligation of such Grantee to the Company or an Affiliate, as and to the extent specified in such Award Agreement. The Committee may annul an outstanding Award if the Grantee thereof is an Employee of the Company or an Affiliate and is terminated for Cause as defined in the Plan or the applicable Award Agreement or for “cause” as defined in any other agreement between the Company or such Affiliate and such Grantee, as applicable.

Any Award granted pursuant to the Plan shall be subject to mandatory repayment by the Grantee to the Company to the extent the Grantee is, or in the future becomes, subject to (a) any Company “clawback” or recoupment policy that is adopted to comply with the requirements of any Applicable Law, rule or regulation, or otherwise, or (b) any law, rule or regulation which imposes mandatory recoupment, under circumstances set forth in such law, rule or regulation.

3.4 No Repricing.

Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, distribution (whether in the form of cash, shares of Stock, other securities or other property), stock split, extraordinary cash dividend, recapitalization, change in control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares of Stock or other securities or similar transaction), the Company may not, without obtaining shareholder approval: (a) amend the terms of outstanding Options or SARs to reduce the exercise price of such outstanding Options or SARs; (b) cancel or surrender outstanding Options or SARs in exchange for or substitution of Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs; or (c) cancel or surrender outstanding Options or SARs with an exercise price above the current stock price in exchange for or substitution of cash or other securities.

3.5 Deferral Arrangement.

The Committee may permit or require the deferral of any payment pursuant to any Award into a deferred compensation arrangement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or Dividend Equivalent Rights and, in connection therewith, provisions for converting such credits into Stock Units and for restricting deferrals to comply with hardship distribution rules affecting tax-qualified retirement plans subject to Code Section 401(k)(2)(B)(IV), provided that no Dividend Equivalent Rights may be granted in connection with, or related to, an Award of Options or SARs. Any such deferrals shall be made in a manner that complies with Code Section 409A, including, if applicable, with respect to when a Separation from Service occurs as defined under Section 409A.

3.6 No Liability.

No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award or Award Agreement.

3.7 Registration; Share Certificates.

Notwithstanding any provision of the Plan to the contrary, the ownership of the shares of Stock issued under the Plan may be evidenced in such a manner as the Committee, in its sole discretion, deems appropriate, including by book-entry or direct registration (including transaction advices) or the issuance of one or more share certificates.

4. STOCK SUBJECT TO THE PLAN

4.1 Number of Shares of Stock Available for Awards.

Subject to such additional shares of Stock as shall be available for issuance under the Plan pursuant to Section 4.2, and subject to adjustment pursuant to Section 16, the maximum number of shares of Stock available for issuance under the Plan shall be equal to the sum of (x) one million six hundred thousand (1,600,000) shares of Stock plus (y) the number of shares of Stock available for future awards under the Prior Plan as of the date of shareholder approval of the Plan plus (z) the number of shares of Stock related to awards outstanding under the Prior Plan as of the date of shareholder approval of the Plan which thereafter terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares. Such shares of Stock may be authorized and unissued shares of Stock or treasury shares of Stock or any combination of the foregoing, as may be determined from time to time by the Board or by the Committee. Any of the shares of Stock available for issuance under the Plan may be used for any type of Award under the Plan, and any or all of the shares of Stock available for issuance under the Plan shall be available for issuance pursuant to Incentive Stock Options.

4.2 Adjustments in Authorized Shares of Stock.

In connection with mergers, reorganizations, separations, or other transactions to which Code Section 424(a) applies, the Committee shall have the right to cause the Company to assume awards previously granted under a compensatory plan by another business entity that is a party to such transaction and to substitute Awards under the Plan for such awards. The number of shares of Stock available for issuance under the Plan pursuant to Section 4.1 shall be increased by the number of shares of Stock subject to any such assumed awards and substitute Awards. Shares available for issuance under a shareholder-approved plan of a business entity that is a party to such transaction (as appropriately adjusted, if necessary, to reflect such transaction) may be used for Awards under the Plan and shall not reduce the number of shares of Stock otherwise available for issuance under the Plan, subject to applicable rules of any Stock Exchange on which the Stock is listed.

4.3 Share Usage.

(a) Shares of Stock subject to an Award shall be counted as used as of the Grant Date.

(b) Any shares of Stock, including shares of Stock acquired through dividend reinvestment pursuant to Section 10.4, that are subject to an Award other than an Award of Options or SARs shall be counted against the share issuance limit set forth in Section 4.1 as one and 84/100 (1.84) shares for every one (1) share of Stock subject to such Award. Any shares of Stock that are subject to an Award of Options shall be counted against the share issuance limit set forth in Section 4.1 as one (1) share of Stock for every one (1) share of Stock subject to such Award. The number of shares of Stock subject to an Award of SARs shall be counted against the share issuance limit set forth in Section 4.1 as one (1) share of Stock for every one (1) share of Stock subject to such Award regardless of the number of shares of Stock actually issued to settle such SARs upon the exercise thereof. The target number of shares issuable under a Performance Share grant shall be counted against the share issuance limit set forth in Section 4.1 as of the Grant Date, but such number shall be adjusted to equal the actual number of shares issued upon settlement of the Performance Shares to the extent different from such target number of shares.

(c) Notwithstanding anything to the contrary in Section 4.1, any shares of Stock related to Awards under the Plan or the Prior Plan which thereafter terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares shall be available again for issuance under the Plan in the same amount as such shares were counted against the limit set forth in Section 4.1, provided that any shares covered by an award granted under a Prior Plan will again be available for making Awards under the Plan in the same ratio as Awards under Section 4.1. Shares of Stock tendered or withheld or subject to an Award other than an Option or SAR surrendered in connection with the purchase of shares of Stock or deducted or delivered from payment of an Award other than Option or SAR in connection with the Company’s tax withholding obligations as provided in Section 18.3 shall be available again for issuance under the Plan in the same amount as such shares were counted against the limit set forth in Section 4.1, provided that any shares covered by an award granted under a Prior Plan will again be available for making Awards under the Plan in the same ratio as Awards under Section 4.1

(d) The number of shares of Stock available for issuance under the Plan shall not be increased by the number of shares of Stock (i) tendered or withheld or subject to an Award surrendered in connection with the purchase of shares of Stock upon exercise of an Option as provided in Section 12.2, (ii) deducted or delivered from payment of an Award in connection with the Company’s tax withholding obligations as provided in Section 18.3 or (iii) purchased by the Company with proceeds from Option exercises.

5. EFFECTIVE DATE; TERM; AMENDMENT AND TERMINATION

5.1 Effective Date.

The Plan shall be effective as of the Effective Date, subject to approval of the Plan by the Company’s shareholders within one year of the Effective Date. Upon approval of the Plan by the shareholders of the Company as set forth above, all Awards made under the Plan on or after the Effective Date shall be fully effective as if the shareholders of the Company had approved the Plan on the Effective Date. If the shareholders fail to approve the Plan within one year of the Effective Date, any Awards made hereunder shall be null and void and of no effect. Following shareholder approval of the Plan, no awards shall be made under the Prior Plan. Notwithstanding the foregoing, shares of Stock reserved under the Prior Plan to settle awards, including performance-based awards, which are made under the Prior Plan prior to the Effective Date may be issued and delivered following the Effective Date to settle such awards.

5.2 Term.

The Plan shall terminate automatically ten (10) years after the Effective Date and may be terminated on any earlier date as provided in Section 5.3.

5.3 Amendment and Termination.

The Board may, at any time and from time to time, amend, suspend or terminate the Plan as to any shares of Stock as to which Awards have not been made. The effectiveness of any amendment to the Plan shall be contingent on approval of such amendment by the Company’s shareholders to the extent provided by the Board or required by Applicable Laws (including the rules of any Stock Exchange on which the Stock is then listed), provided that no amendment shall be made to the no-repricing provisions of Section 3.4 or the Option pricing provisions of Section 8.1 without the approval of the Company’s shareholders. No amendment, suspension or termination of the Plan shall impair rights or obligations under any Award theretofore made under the Plan without the consent of the Grantee thereof.

6. AWARD ELIGIBILITY AND LIMITATIONS

6.1 Eligible Grantees.

Subject to this Section 6, Awards may be made under the Plan to (i) any Service Provider, as the Committee shall determine and designate from time to time and (ii) any other individual whose participation in the Plan is determined to be in the best interests of the Company by the Committee.

6.2 Limitation on Shares of Stock Subject to Awards and Cash Awards.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act:

(a) the maximum number of shares of Stock subject to Options or SARs that may be granted under the Plan in a calendar year to any person eligible for an Award under Section 6 is four hundred thousand (400,000) shares;

(b) the maximum number of shares of Stock that may be granted under the Plan, other than pursuant to Options or SARs, in a calendar year to any person eligible for an Award under Section 6 is two hundred thousand (200,000) shares; and

(c) the maximum amount that may be paid as a cash-settled Performance-Based Award for a Performance Period of twelve (12) months or less to any person eligible for an Award shall be three million dollars ($3,000,000) and the maximum amount that may be paid as a cash-settled Performance-Based Award for a Performance Period of greater than twelve (12) months to any person eligible for an Award shall be six million dollars ($6,000,000).

The preceding limitations in this Section 6.2 are subject to adjustment as provided in Section 17.

6.3 Stand-Alone, Additional, Tandem and Substitute Awards.

Subject to Section 3.4, Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, (a) any other Award, (b) any award granted under another plan of the Company, an Affiliate, or any business entity that has been a party to a transaction with the Company or an Affiliate, or (c) any other right of a Grantee to receive payment from the Company or an Affiliate. Such additional, tandem and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award, or for an award granted under another plan of the Company, an Affiliate, or any business entity that has been a party to a transaction with the Company or an Affiliate, the Committee shall require the surrender of such other Award or award under such other plan in consideration for the grant of such substitute or exchange Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash payments under other plans of the Company or an Affiliate. Notwithstanding Section 8.1 and Section 9.1, but subject to Section 3.4, the Option Price of an Option or the SAR Price of a SAR that is a Substitute Award may be less than one hundred percent (100%) of the Fair Market Value of a share of Stock on the original Grant Date; provided that such Option Price or SAR Price is determined in accordance with the principles of Code Section 424 for any Incentive Stock Option and consistent with Code Section 409A for any other Option or SAR.

7. AWARD AGREEMENT

Each Award granted pursuant to the Plan shall be evidenced by an Award Agreement, which shall be in such form or forms as the Committee shall from time to time determine. Award Agreements employed under the Plan from time to time or at the same time need not contain similar provisions, but shall be consistent with the terms of the Plan. Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Non-qualified Stock Options or Incentive Stock Options, and, in the absence of such specification, such Options shall be deemed to constitute Non-qualified Stock Options.

8. TERMS AND CONDITIONS OF OPTIONS

8.1 Option Price.

The Option Price of each Option shall be fixed by the Committee and stated in the Award Agreement evidencing such Option. Except in the case of Substitute Awards, the Option Price of each Option shall be at least the Fair Market Value of one (1) share of Stock on the Grant Date; provided that in the event that a Grantee is a Ten Percent Shareholder, the Option Price of an Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than one hundred ten percent (110%) of the Fair Market Value of one (1) share of Stock on the Grant Date. In no case shall the Option Price of any Option be less than the par value of a share of Stock.

8.2 Vesting.

Subject to Sections 8.3 and 17.3, each Option granted under the Plan shall become exercisable at such times and under such conditions as shall be determined by the Committee and stated in the Award Agreement, in another agreement with the Grantee or otherwise in writing, provided that no Option shall be granted to persons who are entitled to overtime under applicable state or federal laws, that will vest or be exercisable within a six-month period starting on the Grant Date.

8.3 Term.

Each Option granted under the Plan shall terminate, and all rights to purchase shares of Stock thereunder shall cease, upon the expiration of ten (10) years from the Grant Date of such Option, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and stated in the Award Agreement relating to such Option; provided that in the event that the Grantee is a Ten Percent Shareholder, an Option granted to such Grantee that is intended to be an Incentive Stock Option shall not be exercisable after the expiration of five (5) years from its Grant Date; and provided, further, that, to the extent deemed necessary or appropriate by the Committee to reflect differences in local law, tax policy, or custom with respect to any Option granted to a Grantee who is a foreign national or is a natural person who is employed outside the United States, such Option may terminate, and all rights to purchase shares of Stock thereunder may cease, upon the expiration of such period longer than ten (10) years from the Grant Date of such Option as the Committee shall determine.

8.4 Termination of Service.

Each Award Agreement with respect to the grant of an Option shall set forth the extent to which the Grantee thereof, if at all, shall have the right to exercise such Option following termination of such Grantee’s Service.

Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

8.5 Limitations on Exercise of Option.

Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, prior to the date the Plan is approved by the shareholders of the Company as provided herein or after the occurrence of an event referred to in Section 17 which results in the termination of such Option.

8.6 Method of Exercise.

Subject to the terms of Section 12 and Section 18.3, an Option that is exercisable may be exercised by the Grantee’s delivery to the Company or its designee or agent of notice of exercise on any business day, at the Company’s principal office or the office of such designee or agent, on the form specified by the Company and in accordance with any additional procedures specified by the Committee. Such notice shall specify the number of shares of Stock with respect to which such Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares of Stock for which such Option is being exercised plus the amount (if any) of federal and/or other taxes which the Company may, in its judgment, be required to withhold with respect to the exercise of such Option.

8.7 Rights of Holders of Options.

Unless otherwise stated in the applicable Award Agreement, a Grantee or other person holding or exercising an Option shall have none of the rights of a shareholder of the Company (for example, the right to receive cash or dividend payments or distributions attributable to the shares of Stock subject to such Option, to direct the voting of the shares of Stock subject to such Option, or to receive notice of any meeting of the Company’s shareholders) until the shares of Stock subject thereto are fully paid and issued to such Grantee or other person. Except as provided in Section 17, no adjustment shall be made for dividends, distributions or other rights with respect to any shares of Stock subject to an Option for which the record date is prior to the date of issuance of such shares of Stock.

8.8 Delivery of Stock.

Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price with respect thereto, such Grantee shall be entitled to receive such evidence of such Grantee’s ownership of the shares of Stock subject to such Option as shall be consistent with Section 3.7.

8.9 Transferability of Options.

Except as provided in Section 8.10, during the lifetime of a Grantee of an Option, only such Grantee (or, in the event of such Grantee’s legal incapacity or incompetency, such Grantee’s guardian or legal representative) may exercise such Option. Except as provided in Section 8.10, no Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

8.10 Family Transfers.

If authorized in the applicable Award Agreement and by the Committee, in its sole discretion, a Grantee may transfer, not for value, all or part of an Option which is not an Incentive Stock Option to any Family Member. For the purpose of this Section 8.10, a transfer “not for value” is a transfer which is (a) a gift, (b) a transfer under a domestic relations order in settlement of marital property rights or (c) unless Applicable Laws do not permit such transfer, a transfer to an entity in which more than fifty percent (50%) of the voting interests are owned by Family Members (and/or the Grantee) in exchange for an interest in such entity. Following a transfer under this Section 8.10, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to such transfer, and the shares of Stock acquired pursuant to such Option shall be subject to the same restrictions with respect to transfers of such shares of Stock as would have applied to the Grantee thereof. Subsequent transfers of transferred Options shall be prohibited except to Family Members of the original Grantee in accordance with this Section 8.10 or by will or the laws of descent and distribution. The provisions of Section 8.4 relating to termination of Service shall continue to be applied with respect to the original Grantee of the Option, following which such Option shall be exercisable by the transferee only to the extent, and for the periods specified, in Section 8.4.

8.11 Limitations on Incentive Stock Options.

An Option shall constitute an Incentive Stock Option only (a) if the Grantee of such Option is an Employee of the Company or any corporate Subsidiary, (b) to the extent specifically provided in the related Award Agreement and (c) to the extent that the aggregate Fair Market Value (determined at the time such Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Company and its Affiliates) does not exceed one hundred thousand dollars ($100,000). Except to the extent provided in the regulations under Code Section 422, this limitation shall be applied by taking Options into account in the order in which they were granted.

8.12 Notice of Disqualifying Disposition.

If any Grantee shall make any disposition of shares of Stock issued pursuant to the exercise of an Incentive Stock Option under the circumstances provided in Code Section 421(b) (relating to certain disqualifying dispositions), such Grantee shall notify the Company of such disposition within ten (10) days thereof.

9. TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

9.1 Right to Payment and Grant Price.

A SAR shall confer on the Grantee to whom it is granted a right to receive, upon exercise thereof, the excess of (x) the Fair Market Value of one (1) share of Stock on the date of exercise over (y) the per share exercise price of such SAR (the “SAR Price”) as determined by the Committee. The Award Agreement for a SAR shall specify the SAR Price, which shall be no less than the Fair Market Value of one (1) share of Stock on the Grant Date of such SAR. SARs may be granted in tandem with all or part of an Option granted under the Plan or at any subsequent time during the term of such Option, in combination with all or any part of any other Award or without regard to any Option or other Award; provided that a SAR that is granted subsequent to the Grant Date of a related Option must have a SAR Price that is no less than the Fair Market Value of one (1) share of Stock on the Grant Date of such SAR.

9.2 Other Terms.

The Committee shall determine, on the Grant Date or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future Service requirements), the time or times at which SARs shall cease to be or become exercisable following termination of Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which shares of Stock shall be delivered or deemed to be delivered to Grantees, whether or not a SAR shall be granted in tandem or in combination with any other Award, and any and all other terms and conditions of any SAR.

9.3 Term.

Each SAR granted under the Plan shall terminate, and all rights thereunder shall cease, upon the expiration of ten (10) years from the Grant Date of such SAR or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and stated in the Award Agreement relating to such SAR.

9.4 Transferability of SARS.

Except as provided in Section 9.5, during the lifetime of a Grantee of a SAR, only the Grantee (or, in the event of such Grantee’s legal incapacity or incompetency, such Grantee’s guardian or legal representative) may exercise such SAR. Except as provided in Section 9.5, no SAR shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

9.5 Family Transfers.

If authorized in the applicable Award Agreement and by the Committee, in its sole discretion, a Grantee may transfer, not for value, all or part of a SAR to any Family Member. For the purpose of this Section 9.5, a transfer “not for value” is a transfer which is (a) a gift, (b) a transfer under a domestic relations order in settlement of marital property rights or (c) unless Applicable Laws do not permit such transfer, a transfer to an entity in which more than fifty percent (50%) of the voting interests are owned by Family Members (and/or the Grantee) in exchange for an interest in such entity. Following a transfer under this Section 9.5, any such SAR shall continue to be subject to the same terms and conditions as were in effect immediately prior to such transfer, and shares of Stock acquired pursuant to a SAR shall be subject to the same restrictions on transfers of such shares of Stock as would have applied to the Grantee or such SAR. Subsequent transfers of transferred SARs shall be prohibited except to Family Members of the original Grantee in accordance with this Section 9.5 or by will or the laws of descent and distribution.

10. TERMS AND CONDITIONS OF RESTRICTED STOCK AND STOCK UNITS

10.1 Grant of Restricted Stock or Stock Units.

Awards of Restricted Stock and Stock Units may be made for consideration or for no consideration, other than the par value of the shares of Stock, which shall be deemed paid by past Service or, if so provided in the related Award Agreement or a separate agreement, the promise by the Grantee to perform future Service to the Company or an Affiliate.

10.2 Restrictions.

At the time a grant of Restricted Stock or Stock Units is made, the Committee may, in its sole discretion, (a) establish a period of time (a “Restricted Period”) applicable to such Restricted Stock or Stock Units and (b) prescribe restrictions in addition to or other than the expiration of the Restricted Period, including the achievement of corporate or individual performance goals, which may be applicable to all or any portion of such Restricted Stock or Stock Units as provided in Section 14. Awards of Restricted Stock and Stock Units may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the Restricted Period or prior to the satisfaction of any other restrictions prescribed by the Committee with respect to such Awards.

10.3 Registration; Restricted Share Certificates.

Pursuant to Section 3.7, to the extent that ownership of Restricted Stock is evidenced by a book-entry registration or direct registration (including transaction advices), such registration shall be notated to evidence the restrictions imposed on such Award of Restricted Stock under the Plan and the applicable Award Agreement. Subject to Section 3.7 and the immediately following sentence, the Company may issue, in the name of each Grantee to whom Restricted Stock has been granted, share certificates representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date of such Restricted Stock. The Committee may provide in an Award Agreement with respect to an Award of Restricted Stock that either (a) the Secretary of the Company shall hold such share certificates for such Grantee’s benefit until such time as such shares of Restricted Stock are forfeited to the Company or the restrictions applicable thereto lapse and such Grantee shall deliver a stock power to the Company with respect to each share certificate, or (b) such share certificates shall be delivered to such Grantee, provided that such share certificates shall bear legends that comply with applicable securities laws and regulations and make appropriate reference to the restrictions imposed on such Award of Restricted Stock under the Plan and such Award Agreement.

10.4 Rights of Holders of Restricted Stock.

Unless the Committee otherwise provides in an Award Agreement, holders of Restricted Stock shall have the right to vote such shares of Restricted Stock and the right to receive any dividends declared or paid with respect to such shares of Restricted Stock. The Committee may provide that any dividends paid on Restricted Stock must be reinvested in shares of Stock, which may or may not be subject to the same vesting conditions and restrictions as the vesting conditions and restrictions applicable to such Restricted Stock. Dividends paid on Restricted Stock which vests or is earned based upon the achievement of performance goals shall not vest unless such performance goals for such Restricted Stock are achieved, and if such performance goals are not achieved, the Grantee of such Restricted Stock shall promptly forfeit and repay to the Company such dividend payments. All stock distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of stock, or other similar transaction shall be subject to the vesting conditions and restrictions applicable to such Restricted Stock.

10.5 Rights of Holders of Stock Units.

10.5.1 Voting and Dividend Rights.

Holders of Stock Units shall have no rights as shareholders of the Company (for example, the right to receive cash or dividend payments or distributions attributable to the shares of Stock subject to such Stock Units, to direct the voting of the shares of Stock subject to such Stock Units, or to receive notice of any meeting of the Company’s shareholders). The Committee may provide in an Award Agreement evidencing a grant of Stock Units that the holder of such Stock Units shall be entitled to receive, upon the Company’s payment of a cash dividend on its outstanding shares of Stock, a cash payment for each such Stock Unit which is equal to the per-share dividend paid on such shares of Stock. Dividends paid on Stock Units which vests or is earned based upon the achievement of performance goals shall not vest unless such performance goals for such Stock Units are achieved, and if such performance goals are not achieved, the Grantee of such Stock Units shall promptly forfeit and repay to the Company such dividend payments. Such Award Agreement also may provide that such cash payment shall be deemed reinvested in additional Stock Units at a price per unit equal to the Fair Market Value of a share of Stock on the date on which such cash dividend is paid. Such cash payments paid in connection with Stock Units which vest or are earned based upon the achievement of performance goals shall not vest unless such performance goals for such Stock Units are achieved, and if such performance goals are not achieved, the Grantee of such Stock Units shall promptly forfeit and repay to the Company such cash payments.

10.5.2 Creditor’s Rights.

A holder of Stock Units shall have no rights other than those of a general unsecured creditor of the Company. Stock Units represent unfunded and unsecured obligations of the Company, subject to the terms and conditions of the applicable Award Agreement.

10.6 Termination of Service.

Unless the Committee otherwise provides in an Award Agreement, in another agreement with the Grantee or otherwise in writing after such Award Agreement is entered into, but prior to termination of Grantee’s Service, upon the termination of such Grantee’s Service, any Restricted Stock or Stock Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of such Restricted Stock or Stock Units, the Grantee thereof shall have no further rights with respect thereto, including any right to vote such Restricted Stock or any right to receive dividends with respect to such Restricted Stock or Stock Units.

10.7 Purchase of Restricted Stock and Shares of Stock Subject to Stock Units.

The Grantee of an Award of Restricted Stock or vested Stock Units shall be required, to the extent required by Applicable Laws, to purchase such Restricted Stock or the shares of Stock subject to such vested Stock Units from the Company at a purchase price equal to the greater of (x) the aggregate par value of the shares of Stock represented by such Restricted Stock or such vested Stock Units or (y) the purchase price, if any, specified in the Award Agreement relating to such Restricted Stock or such vested Stock Units. Such purchase price shall be payable in a form provided in Section 12 or, in the sole discretion of the Committee, in consideration for Service rendered or to be rendered to the Company or an Affiliate.

10.8 Delivery of Shares of Stock.

Upon the expiration or termination of any Restricted Period and the satisfaction of any other conditions prescribed by the Committee, including but not limited to any delayed delivery period, the restrictions applicable to Restricted Stock or Stock Units settled in shares of Stock shall lapse, and, unless otherwise provided in the applicable Award Agreement, a book-entry or direct registration (including transaction advices) or a share certificate evidencing ownership of such shares of Stock shall, consistent with Section 3.7, be issued, free of all such restrictions, to the Grantee thereof or such Grantee’s beneficiary or estate, as the case may be. Neither the Grantee, nor the Grantee’s beneficiary or estate, shall have any further rights with regard to a Stock Unit once the shares of Stock represented by such Stock Unit have been delivered in accordance with this Section 10.8.

11. TERMS AND CONDITIONS OF UNRESTRICTED STOCK AWARDS AND OTHER EQUITY-BASED AWARDS

11.1 Unrestricted Stock Awards.

The Committee may, in its sole discretion, grant (or sell at the par value of a share of Stock or at such other higher purchase price as shall be determined by the Committee) an Award to any Grantee pursuant to which such Grantee may receive shares of Stock free of any restrictions (“Unrestricted Stock”) under the Plan. Unrestricted Stock Awards may be granted or sold to any Grantee as provided in the immediately preceding sentence in respect of past Service or, if so provided in the related Award Agreement or a separate agreement, the promise by the Grantee to perform future Service, to the Company or an Affiliate or other valid consideration, or in lieu of, or in addition to, any cash compensation due to such Grantee.

11.2 Other Equity-Based Awards.

The Committee may, in its sole discretion, grant Awards in the form of Other Equity-Based Awards, as deemed by the Committee to be consistent with the purposes of the Plan. Awards granted pursuant to this Section 11.2 may be granted with vesting, value and/or payment contingent upon the achievement of one or more performance goals. The Committee shall determine the terms and conditions of Other Equity-Based Awards at the Grant Date or thereafter. Unless the Committee otherwise provides in an Award Agreement, in another agreement with the Grantee, or otherwise in writing after such Award Agreement is issued, upon the termination of a Grantee’s Service, any Other Equity-Based Awards held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of any Other Equity-Based Award, the Grantee thereof shall have no further rights with respect to such Other Equity-Based Award.

12. FORM OF PAYMENT FOR OPTIONS AND RESTRICTED STOCK

12.1 General Rule.

Payment of the Option Price for the shares of Stock purchased pursuant to the exercise of an Option or the purchase price, if any, for Restricted Stock shall be made in cash or in cash equivalents acceptable to the Company.

12.2 Surrender of Shares of Stock.

To the extent that the applicable Award Agreement so provides, payment of the Option Price for shares of Stock purchased pursuant to the exercise of an Option or the purchase price, if any, for Restricted Stock may be made all or in part through the tender or attestation to the Company of shares of Stock, which shall be valued, for purposes of determining the extent to which such Option Price or purchase price has been paid thereby, at their Fair Market Value on the date of such tender or attestation.

12.3 Cashless Exercise.

To the extent permitted by Applicable Laws and to the extent the Award Agreement so provides, payment of the Option Price for shares of Stock purchased pursuant to the exercise of an Option may be made all or in part by delivery (on a form acceptable to the Committee) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the proceeds of such sale to the Company in payment of such Option Price and any withholding taxes described in Section 18.3, or, with the consent of the Company, by issuing the number of shares of Stock equal in value to the difference between such Option Price and the Fair Market Value of the shares of Stock subject to the portion of such Option being exercised.

12.4 Other Forms of Payment.

To the extent the Award Agreement so provides and/or unless otherwise specified in an Award Agreement, payment of the Option Price for shares of Stock purchased pursuant to exercise of an Option or the purchase price, if any, for Restricted Stock may be made in any other form that is consistent with Applicable Laws, including (a) Service by the Grantee thereof to the Company or an Affiliate and (b) by withholding shares of Stock that would otherwise vest or be issuable in an amount equal to the Option Price or purchase price and the required tax withholding amount.

13. TERMS AND CONDITIONS OF DIVIDEND EQUIVALENT RIGHTS

13.1 Dividend Equivalent Rights.

A Dividend Equivalent Right is an Award entitling the recipient thereof to receive credits based on cash distributions that would have been paid on the shares of Stock specified in such Dividend Equivalent Right (or other Award to which such Dividend Equivalent Right relates) if such shares of Stock had been issued to and held by the recipient of such Dividend Equivalent Right as of the record date. A Dividend Equivalent Right may be granted hereunder to any Grantee, provided that no Dividend Equivalent Rights may be granted in connection with, or related to, an Award of Options or SARs. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Agreement therefor. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently (with or without being subject to forfeiture or a repayment obligation) or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional Dividend Equivalent Rights (with or without being subject to forfeiture or a repayment obligation). Any such reinvestment shall be at the Fair Market Value thereof on the date of such reinvestment. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or in multiple installments, all as determined in the sole discretion of the Committee. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award. A Dividend Equivalent Right granted as a component of another Award also may contain terms and conditions which are different from the terms and conditions of such other Award, provided that Dividend Equivalent Rights credited pursuant to a Dividend Equivalent Right granted as a component of another Award which vests or is earned based upon the achievement of performance goals shall not vest unless such performance goals for such underlying Award are achieved, and if such performance goals are not achieved, the Grantee of such Dividend Equivalent Rights shall promptly forfeit and repay to the Company payments made in connection with such Dividend Equivalent Rights.

13.2 Termination of Service.

Unless the Committee otherwise provides in an Award Agreement, in another agreement with the Grantee, or otherwise in writing after such Award Agreement is issued, a Grantee’s rights in all Dividend Equivalent Rights shall automatically terminate upon such Grantee’s termination of Service for any reason.

14. TERMS AND CONDITIONS OF PERFORMANCE-BASED AWARDS

14.1 Grant of Performance-Based Awards.

Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Performance-Based Awards to a Plan participant in such amounts and upon such terms as the Committee shall determine.

14.2 Value of Performance-Based Awards.

Each grant of a Performance-Based Award shall have an actual or target number of shares of Stock or initial value that is established by the Committee at the time of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are achieved, shall determine the value and/or number of shares of Stock subject to a Performance-Based Award that will be paid out to the Grantee thereof.

14.3 Earning of Performance-Based Awards.

Subject to the terms of the Plan, in particular Section 14.6.3, after the applicable Performance Period has ended, the Grantee of Performance-Based Awards shall be entitled to receive a payout on the number of the Performance-Based Awards or value earned by such Grantee over such Performance Period.

14.4 Form and Timing of Payment of Performance-Based Awards.

Payment of earned Performance-Based Awards shall be made in the manner described in the applicable Award Agreement as determined by the Committee. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Performance-Based Awards in the form of cash or shares of Stock (or a combination thereof) equal to the value of such earned Performance-Based Awards and shall pay the Awards that have been earned at the close of the applicable Performance Period, or as soon as reasonably practicable after the Committee has determined that the performance goal or goals relating thereto have been achieved; provided that, unless specifically provided in the Award Agreement for such Awards, such payment shall occur no later than the 15th day of the third month following the end of the calendar year in which such Performance Period ends. Any shares of Stock paid out under such Performance-Based Awards may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Performance-Based Awards shall be set forth in the Award Agreement therefor.

14.5 Performance Conditions.

The right of a Grantee to exercise or receive a grant or settlement of any Performance-Based Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions. If and to the extent required under Code Section 162(m), any power or authority relating to an Award intended to qualify under Code Section 162(m) shall be exercised by the Committee and not by the Board.

14.6 Performance-Based Awards Granted to Designated Covered Employees.

If and to the extent that the Committee determines that a Performance-Based Award to be granted to a Grantee should constitute “qualified performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 14.6.

14.6.1 Performance Goals Generally.

The performance goals for Performance-Based Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 14.6. Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Awards shall be granted, exercised and/or settled upon achievement of any single performance goal or of two (2) or more performance goals. Performance goals may differ for Awards granted to any one Grantee or to different Grantees.

14.6.2 Timing For Establishing Performance Goals.

Performance goals for any Performance-Based Award shall be established not later than the earlier of (a) 90 days after the beginning of any Performance Period applicable to such Award, and (b) the date on which twenty-five percent (25%) of any Performance Period applicable to such Award has expired, or at such other date as may be required or permitted for compensation payable to a Covered Employee to constitute Performance-Based Compensation.

14.6.3 Payment of Awards; Other Terms.

Payment of Performance-Based Awards shall be in cash, shares of Stock, or other Awards, including an Award that is subject to additional Service-based vesting, as determined in the sole discretion of the Committee. The Committee may, in its sole discretion, reduce the amount of a payment otherwise to be made in connection with such Awards. The Committee shall specify the circumstances in which such Performance-Based Awards shall be paid or forfeited in the event of termination of Service by the Grantee prior to the end of a Performance Period or settlement of such Awards. In the event payment of the Performance-Based Award is made in the form of another Award subject to Service-based vesting, the Committee shall specify the circumstances in which the payment Award will be paid or forfeited in the event of a termination of Service.

14.6.4 Performance Measures.

The performance goals upon which the payment or vesting of a Performance-Based Award to a Covered Employee that is intended to qualify as Performance-Based Compensation may be conditioned shall be limited to the following Performance Measures, with or without adjustment:

(a) net earnings or net income;

(b) operating earnings;

(c) pretax earnings;

(d) earnings per share;

(e) share price, including growth measures and total shareholder return;

(f) earnings before interest and taxes;

(g) earnings before interest, taxes, depreciation and/or amortization;

(h) earnings before interest, taxes, depreciation and/or amortization as adjusted to exclude any one or more of the following:

•	stock-based compensation expense;

•	income from discontinued operations;

•	gain on cancellation of debt;

•	debt extinguishment and related costs;

•	restructuring, separation and/or integration charges and costs;

•	reorganization and/or recapitalization charges and costs;

•	impairment charges;

•	gain or loss related to investments;

•	sales and use tax settlement; and

•	gain on non-monetary transaction.

(i) sales or revenue growth, whether in general, by type of product or service, or by type of customer;

(j) gross or operating margins;

(k) return measures, including return on assets, capital, investment, equity, sales or revenue;

(l) cash flow, including:

•	operating cash flow;

•

free cash flow, defined as earnings before interest, taxes, depreciation and/or amortization (as adjusted to exclude any one or more of the items that may be excluded pursuant to the Performance Measure specified in clause (h) above) less capital expenditures;

•	levered free cash flow, defined as free cash flow less interest expense;

•	cash flow return on equity; and

•	cash flow return on investment;

(m) productivity ratios;

(n) expense targets;

(o) market share;

(p) financial ratios as provided in credit agreements of the Company and its Subsidiaries;

(q) working capital targets;

(r) completion of acquisitions of businesses or companies;

(s) completion of divestitures and asset sales; or

(t) any combination of the foregoing business criteria.

Performance under any of the foregoing Performance Measures (a) may be used to measure the performance of (i) the Company and its Subsidiaries and other Affiliates as a whole, (ii) the Company, any Subsidiary, and/or any other Affiliate or any combination thereof, or (iii) any one or more business units of the Company, any Subsidiary, and/or any other Affiliate, as the Committee, in its sole discretion, deems appropriate and (b) may be compared to the performance of one or more other companies or one or more published or special indices designated or approved by the Committee for such comparison, as the Committee, in its sole discretion, deems appropriate. In addition, the Committee, in its sole discretion, may select performance under the Performance Measure specified in clause (e) above for comparison to performance under one or more stock market indices designated or approved by the Committee. The Committee also shall have the authority to provide for accelerated vesting of any Performance-Based Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Section 14.

14.6.5 Evaluation of Performance.

The Committee may provide in any Performance-Based Award that any evaluation of performance may include or exclude any of the following events that occur during a Performance Period: (a) asset write-downs; (b) litigation or claims, judgments or settlements; (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (d) any reorganization or restructuring events or programs; (e) extraordinary, non-core, non-operating or non-recurring items; (f) acquisitions or divestitures; and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees that are intended to qualify as Performance-Based Compensation, such inclusions or exclusions shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

14.6.6 Adjustment of Performance-Based Compensation.

The Committee shall have the sole discretion to adjust Awards that are intended to qualify as Performance-Based Compensation, either on a formula or discretionary basis, or on any combination thereof, as the Committee determines consistent with the requirements of Code Section 162(m) for deductibility.

14.6.7 Committee Discretion.

In the event that Applicable Laws change to permit Committee discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval, provided that the exercise of such discretion shall not be inconsistent with the requirements of Code Section 162(m). In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on Performance Measures other than those set forth in Section 14.6.4.

14.7 Status of Awards Under Code Section 162(m).

It is the intent of the Company that Performance-Based Awards under Section 14.6 granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Code Section 162(m) and the regulations promulgated thereunder shall, if so designated by the Committee, constitute “qualified performance-based compensation” within the meaning of Code Section 162(m). Accordingly, the terms of Section 14.6, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m). If any provision of the Plan or any agreement relating to any such Performance-Based Award does not comply or is inconsistent with the requirements of Code Section 162(m), such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

15. PARACHUTE LIMITATIONS

If any Grantee is a “disqualified individual,” as defined in Code Section 280G(c), then, notwithstanding any other provision of the Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by such Grantee with the Company or an Affiliate, except an agreement, contract, or understanding that expressly addresses Code Section 280G or Code Section 4999 (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Grantee (including groups or classes of Grantees or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee (a “Benefit Arrangement”), any right of the Grantee to any exercise, vesting, payment, or benefit under the Plan shall be reduced or eliminated:

(a) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under the Plan, all Other Agreements, and all Benefit Arrangements, would cause any exercise, vesting, payment, or benefit to the Grantee under the Plan to be considered a “parachute payment” within the meaning of Code Section 280G(b)(2) as then in effect (a “Parachute Payment”); and

(b) if, as a result of receiving such Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Company under the Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Grantee without causing any such payment or benefit to be considered a Parachute Payment.

The Company shall accomplish such reduction by first reducing or eliminating any cash payments (with the payments to be made furthest in the future being reduced first), then by reducing or eliminating any accelerated vesting of Performance-Based Awards, then by reducing or eliminating any accelerated vesting of Options or SARs, then by reducing or eliminating any accelerated vesting of Restricted Stock or Stock Units, then by reducing or eliminating any other remaining Parachute Payments.

16. REQUIREMENTS OF LAW

16.1 General.

The Company shall not be required to offer, sell or issue any shares of Stock under any Award, whether pursuant to the exercise of an Option or SAR or otherwise, if the offer, sale or issuance of such shares of Stock would constitute a violation by the Grantee, the Company or an Affiliate, or any other person, of any provision of Applicable Laws, including any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares of Stock subject to an Award on any Stock Exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the offering, issuance, sale or purchase of shares of Stock in connection with any Award, no shares of Stock may be offered, issued or sold to the Grantee or any other person under such Award, whether pursuant to the exercise of an Option or SAR or otherwise, unless such listing, registration or qualification shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of such Award. Without limiting the generality of the foregoing, upon the exercise of any Option or any SAR that may be settled in shares of Stock or the delivery of any shares of Stock underlying an Award, unless a registration statement under the Securities Act is in effect with respect to the shares of Stock subject to such Award, the Company shall not be required to offer, sell or issue such shares of Stock unless the Committee shall have received evidence satisfactory to it that the Grantee or any other person exercising such Option or SAR or accepting delivery of such shares may acquire such shares of Stock pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Committee shall be final, binding, and conclusive. The Company may register, but shall in no event be obligated to register, any shares of Stock or other securities issuable pursuant to the Plan pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or a SAR or the issuance of shares of Stock or other securities issuable pursuant to the Plan or any Award to comply with any Applicable Laws. As to any jurisdiction that expressly imposes the requirement that an Option or SAR that may be settled in shares of Stock shall not be exercisable until the shares of Stock subject to such Option or SAR are registered under the securities laws thereof or are exempt from such registration, the exercise of such Option or SAR under circumstances in which the laws of such jurisdiction apply shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

16.2 Rule 16b-3.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intention of the Company that Awards pursuant to the Plan and the exercise of Options and SARs granted hereunder that would otherwise be subject to Section 16(b) of the Exchange Act shall qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Committee does not comply with the requirements of such Rule 16b-3, such provision or action shall be deemed inoperative with respect to such Awards to the extent permitted by Applicable Laws and deemed advisable by the Committee, and shall not affect the validity of the Plan. In the event that such Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify the Plan in any respect necessary or advisable in its judgment to satisfy the requirements of, or to permit the Company to avail itself of the benefits of, the revised exemption or its replacement.

17. EFFECT OF CHANGES IN CAPITALIZATION

17.1 Changes in Stock.

If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number of shares or kind of capital stock or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse stock split, spin-off, combination of stock, exchange of stock, stock dividend or other distribution payable in capital stock, or other increase or decrease in shares of Stock effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares of stock for which grants of Options and other Awards may be made under the Plan, including the share limits set forth in Section 6.2, shall be adjusted proportionately and accordingly by the Committee. In addition, the number and kind of shares of stock for which Awards are outstanding shall be adjusted proportionately and accordingly by the Committee so that the proportionate interest of the Grantee therein immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options or SARs shall not change the aggregate Option Price or SAR Price payable with respect to shares that are subject to the unexercised portion of such outstanding Options or SARs, as applicable, but shall include a corresponding proportionate adjustment in the per share Option Price or SAR Price, as the case may be. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration. Notwithstanding the foregoing, in the event of any distribution to the Company’s shareholders of securities of any other entity or other assets (including an extraordinary dividend, but excluding a non-extraordinary dividend, declared and paid by the Company) without receipt of consideration by the Company, the Board or the Committee constituted pursuant to Section 3.1.2 shall, in such manner as the Board or the Committee deems appropriate, adjust (a) the number and kind of shares of stock subject to outstanding Awards and/or (b) the aggregate and per share Option Price of outstanding Options and the aggregate and per share SAR Price of outstanding SARs as required to reflect such distribution.

17.2 Reorganization in Which the Company Is the Surviving Entity Which Does not Constitute a Change in Control.

Subject to Section 17.3, if the Company shall be the surviving entity in any reorganization, merger or consolidation of the Company with one or more other entities which does not constitute a Change in Control, any Option or SAR theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Option or SAR would have been entitled immediately following such reorganization, merger or consolidation, with a corresponding proportionate adjustment of the per share Option Price or SAR Price so that the aggregate Option Price or SAR Price thereafter shall be the same as the aggregate Option Price or SAR Price of the shares of Stock remaining subject to the Option or SAR as in effect immediately prior to such reorganization, merger, or consolidation. Subject to any contrary language in an Award Agreement or in another agreement with the Grantee, or otherwise set forth in writing, any restrictions applicable to such Award shall apply as well to any replacement shares received by the Grantee as a result of such reorganization, merger or consolidation. In the event of any reorganization, merger or consolidation of the Company referred to in this Section 17.2, Performance-Based Awards shall be adjusted (including any adjustment to the Performance Measures applicable to such Awards deemed appropriate by the Committee) so as to apply to the securities that a holder of the number of shares of Stock subject to the Performance-Based Awards would have been entitled to receive immediately following such reorganization, merger or consolidation.

17.3 Change in Control in which Awards are not Assumed.

Except as otherwise provided in the applicable Award Agreement or in another agreement with the Grantee, or as otherwise set forth in writing, upon the occurrence of a Change in Control in which outstanding Options, SARs, Restricted Stock, Stock Units, Dividend Equivalent Rights or Other Equity-Based Awards are not being assumed or continued, the following provisions shall apply to such Award, to the extent not assumed or continued:

(a) in each case with the exception of Performance-Based Awards, all outstanding Restricted Stock shall be deemed to have vested, all Stock Units shall be deemed to have vested and the shares of Stock subject thereto shall be delivered, and all Dividend Equivalent Rights shall be deemed to have vested and the shares of Stock subject thereto shall be delivered, immediately prior to the occurrence of such Change in Control, and either of the following two actions shall be taken:

(i) fifteen (15) days prior to the scheduled consummation of such Change in Control, all Options and SARs outstanding hereunder shall become immediately exercisable and shall remain exercisable for a period of fifteen (15) days, which exercise shall be effective upon such consummation; or

(ii) the Committee may elect, in its sole discretion, to cancel any outstanding Awards of Options, SARs, Restricted Stock, Stock Units and/or Dividend Equivalent Rights and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Committee acting in good faith), in the case of Restricted Stock or Stock Units and Dividend Equivalent Rights (for shares of Stock subject thereto), equal to the formula or fixed price per share paid to holders of shares of Stock pursuant to such Change in Control and, in the case of Options or SARs, equal to the product of the number of shares of Stock subject to such Options or SARs (the “Award Stock”) multiplied by the amount, if any, by which (x) the formula or fixed price per share paid to holders of shares of Stock pursuant to such transaction exceeds (y) the Option Price or SAR Price applicable to such Award Stock.

(b) For Performance-Based Awards denominated in Stock, if less than half of the Performance Period has lapsed, such Awards shall be treated as though target performance has been achieved. If at least half the Performance Period has lapsed, actual performance to date shall be determined as of a date reasonably proximal to the date of consummation of the Change in Control as determined by the Committee in its sole discretion, and that level of performance thus determined shall be treated as achieved immediately prior to occurrence of the Change in Control. For purposes of the preceding sentence, if, based on the discretion of the Committee, actual performance is not determinable, the Awards shall be treated as though target performance has been achieved. After application of this Section 17.3(b), if any Awards arise from application of this Section 17, such Awards shall be settled under the applicable provision of Section 17.3(a).

(c) Other Equity-Based Awards shall be governed by the terms of the applicable Award Agreement.

With respect to the Company’s establishment of an exercise window, (A) any exercise of an Option or SAR during the fifteen (15)-day period referred to above shall be conditioned upon the consummation of the applicable Change in Control and shall be effective only immediately before the consummation thereof, and

(B) upon consummation of any Change in Control, the Plan and all outstanding but unexercised Options and SARs shall terminate. The Committee shall send notice of an event that shall result in such a termination to all natural persons and entities who hold Options and SARs not later than the time at which the Company gives notice thereof to its shareholders.

17.4 Change in Control in which Awards are Assumed.

Except as otherwise provided in the applicable Award Agreement or in another agreement with the Grantee, or as otherwise set forth in writing, upon the occurrence of a Change in Control in which outstanding Options, SARs, Restricted Stock, Stock Units, Dividend Equivalent Rights or Other Equity-Based Awards are being assumed or continued, the following provisions shall apply to such Award, to the extent assumed or continued:

The Plan and the Options, SARs, Restricted Stock, Stock Units, Dividend Equivalent Rights and Other Equity-Based Awards granted under the Plan shall continue in the manner and under the terms so provided in the event of any Change in Control to the extent that provision is made in writing in connection with such Change in Control for the assumption or continuation of such Options, SARs, Restricted Stock, Stock Units, Dividend Equivalent Rights and Other Equity-Based Awards, or for the substitution for such Options, SARs, Restricted Stock, Stock Units, Dividend Equivalent Rights and Other Equity-Based Awards of new common stock options, stock appreciation rights, restricted stock, common stock units, dividend equivalent rights and other equity-based awards relating to the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares (disregarding any consideration that is not common stock) and option and stock appreciation rights exercise prices. In the event an Award is assumed, continued or substituted upon the consummation of any Change in Control and the employment of such Grantee with the Company or an Affiliate is terminated without Cause within one year following the consummation of such Change in Control, such Award shall be fully vested and may be exercised in full, to the extent applicable, beginning on the date of such termination and for the one-year period immediately following such termination or for such longer period as the Committee shall determine.

17.5 Adjustments

Adjustments under this Section 17 related to shares of Stock or other securities of the Company shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share. The Committee may provide in the applicable Award Agreement at the time of grant, in another agreement with the Grantee, or otherwise in writing at any time thereafter with the consent of the Grantee, for different provisions to apply to an Award in place of those provided in Sections 17.1, 17.2, 17.3 and 17.4. This Section 17 shall not limit the Committee’s ability to provide for alternative treatment of Awards outstanding under the Plan in the event of a change in control event involving the Company that is not a Change in Control.

17.6 No Limitations on Company.

The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets (including all or any part of the business or assets of any Subsidiary or other Affiliate) or engage in any other transaction or activity.

18. GENERAL PROVISIONS

18.1 Disclaimer of Rights.

No provision in the Plan or in any Award or Award Agreement shall be construed to confer upon any individual the right to remain in the employ or Service of the Company or an Affiliate, or to interfere in any way with any contractual or other right or authority of the Company or an Affiliate either to increase or decrease the compensation or other payments to any natural person or entity at any time, or to terminate any employment or other relationship between any natural person or entity and the Company or an Affiliate. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, in another agreement with the Grantee, or otherwise in writing, no Award granted under the Plan shall be affected by any change of duties or position of the Grantee thereof, so long as such Grantee continues to provide Service. The obligation of the Company to pay any benefits pursuant to the Plan shall be interpreted as a contractual obligation to pay only those amounts provided herein, in the manner and under the conditions prescribed herein. The Plan and Awards shall in no way be interpreted to require the Company to transfer any amounts to a third-party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.

18.2 Nonexclusivity of the Plan.

Neither the adoption of the Plan nor the submission of the Plan to the shareholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board in its discretion determines desirable.

18.3 Withholding Taxes.

The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state, or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to an Award or upon the issuance of any shares of Stock upon the exercise of an Option or pursuant to any other Award. At the time of such vesting, lapse, or exercise, the Grantee shall pay in cash to the Company or an Affiliate, as the case may be, any amount that the Company or such Affiliate may reasonably determine to be necessary to satisfy such withholding obligation; provided that if there is a same-day sale of shares of Stock subject to an Award, the Grantee shall pay such withholding obligation on the day on which such same-day sale is completed. Subject to the prior approval of the Company or an Affiliate, which may be withheld by the Company or such Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such withholding obligation, in whole or in part, (a) by causing the Company or such Affiliate to withhold shares of Stock otherwise issuable to the Grantee or (b) by delivering to the Company or such Affiliate shares of Stock already owned by the Grantee. The shares of Stock so withheld or delivered shall have an aggregate Fair Market Value equal to such withholding obligation. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or such Affiliate as of the date on which the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 18.3 may satisfy such Grantee’s withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements. The maximum number of shares of Stock that may be withheld from any Award to satisfy any federal, state or local tax withholding requirements upon the exercise, vesting, or lapse of restrictions applicable to any Award or payment of shares of Stock pursuant to such Award, as applicable, may not exceed such number of shares of Stock having a Fair Market Value equal to the minimum statutory amount required by the Company or the applicable Affiliate to be withheld and paid to any such federal, state or local taxing authority with respect to such exercise, vesting, lapse of restrictions, or payment of shares of Stock. Notwithstanding Section 2.20 or this Section 18.3, for purposes of determining taxable income and the amount of the related tax withholding obligation pursuant to this Section 18.3, for any shares of Stock subject to an Award that are sold by or on behalf of a Grantee on the same date on which such shares may first be sold pursuant to the terms of the related Award

Agreement, the Fair Market Value of such shares shall be the sale price of such shares on such date (or if sales of such shares are effectuated at more than one sale price, the weighted average sale price of such shares on such date), so long as such Grantee has provided the Company, or its designee or agent, with advance written notice of such sale. In such case, the percentage of shares of Stock withheld shall equal the applicable minimum withholding rate.

18.4 Captions.

The use of captions in the Plan or any Award Agreement is for convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

18.5 Construction.

Unless the context otherwise requires, all references in the Plan to “including” shall mean “including without limitation.”

18.6 Other Provisions.

Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Committee, in its sole discretion.

18.7 Number and Gender.

With respect to words used in the Plan, the singular form shall include the plural form and the masculine gender shall include the feminine gender, as the context requires.

18.8 Severability.

If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

18.9 Governing Law.

The validity and construction of the Plan and the instruments evidencing the Awards hereunder shall be governed by, and construed and interpreted in accordance with, the laws of the State of Texas, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.

18.10 Section 409A of the Code.

The Company intends to comply with Code Section 409A, or an exemption to Code Section 409A, with regard to Awards hereunder that constitute nonqualified deferred compensation within the meaning of Code Section 409A. To the extent that the Company determines that a Grantee would be subject to the additional twenty percent (20%) tax imposed on certain nonqualified deferred compensation plans pursuant to Code Section 409A as a result of any provision of any Award granted under the Plan, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax. The nature of any such amendment shall be determined by the Committee.

Orthofix International N.V. C123456789IMPORTANT ANNUAL MEETING INFORMATION 000004 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE______________ SACKPACK_____________ 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Using a black ink pen, mark your votes with an X as shown in X this example. Please do not write outside the designated areas. Annual Meeting Proxy Card PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 – 4.1. Election of Directors: 01 - Luke Faulstick 02 - James F. Hinrichs 03 - Guy J. Jordan 04 - Anthony F. Martin 05 - Bradley R. Mason 06 - Ronald A. Matricaria + 07 - Maria Sainz Mark here to vote Mark here to WITHHOLD For All EXCEPT - To withhold authority to vote for any FOR all nominees vote from all nominees nominee(s), write the name(s) of such nominee(s) below. For Against Abstain For Against Abstain 2. Approval of the consolidated balance sheet and 3. Approval of amendment to 2012 Long-Term Incentive consolidated statement of operations at and for the fiscal Plan to, among other things, increase the number of year ended December 31, 2014. authorized shares. 4. Approval of an advisory and non-binding resolution on executive compensation. Non-Voting Items Change of Address — Please print your new address below. Comments — Please print your comments below. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 1UPX 2 3 8 8 4 3 1 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 023BAA

Important notice regarding the internet availability of proxy materials for the Annual General Meeting of Shareholders: the 2015 Proxy Statement and the 2014 Annual Report to Shareholders are available at: http://ir.orthofix.com/financials.cfm PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy — Orthofix International N.V. ANNUAL GENERAL MEETING OF SHAREHOLDERS - JUNE 18, 2015 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY The undersigned hereby appoints J. Brent Alldredge, Doug Rice, Jeffrey M. Schumm, Lon Snook and Mark Quick, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of common stock of Orthofix International N.V. (the “Company”) which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual General Meeting of Shareholders of the Company to be held at 11:00 a.m., local time, on June 18, 2015 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Annual General Meeting. (Continued and to be marked, dated and signed, on the other side)